As filed with the Securities and Exchange Commission on July 31, 2026.

Registration No. 333-295784

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUCHNESS TECH LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	6719	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suchness Tech Limited

60 Kaki Bukit Place

Eunos Techpark, #05-01

Singapore 415979

Tel: +65 67413298

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 31, 2026

Class A Ordinary Shares

SUCHNESS TECH LIMITED

This is an initial public offering of 5,000,000 class A ordinary shares of par value of US$0.0001 each (“Class A Ordinary Shares”) of SUCHNESS TECH LIMITED. Prior to this offering, there has been no public market for our Class A Ordinary Shares. We expect the initial public offering price to be in the range of US$5.00 to US$7.00 per Class A Ordinary Share, and the number of our Class A Ordinary Shares offered hereby is based upon an assumed offering price of $6.00 per share, the midpoint of such estimated price range.

We have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market (“Nasdaq”) and have reserved the symbol “SUCH” for purposes of listing our Class A Ordinary Shares on Nasdaq. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

We have implemented a dual class voting structure consisting of Class A Ordinary Shares and class B ordinary shares of par value of US$0.0001 each (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) before the effectiveness of the registration statement of which this prospectus is a part. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company. Due to the disparate voting power associated with our dual-class voting structure, after the completion of this offering, Poh Hin Tan, our Chief Executive Officer, will beneficially own 29.7% of the issued and outstanding Class A Ordinary Shares and 100% of the issued and outstanding Class B Ordinary Shares, representing 75.8% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is not exercised by the underwriter, and 74.9% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is fully exercised by the underwriter. As a result, we will be a “controlled company” as defined under the Nasdaq listing rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors —We are a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We conduct a substantial majority of our operations through our subsidiaries in Singapore. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company and not shares of the subsidiaries. Holders of our Class A Ordinary Shares will not directly own any equity interests in the subsidiaries.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under the federal securities laws and, accordingly, we will be subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Foreign Private Issuer”.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Assumed initial public offering price (1)	$6.00	$30,000,000.00
Underwriting discounts and commissions (2)	$0.42	$2,100,000.00
Proceeds, to us, before expenses (3)	$5.58	$27,900,000.00

(1)	Based on an assumed initial public offering price of $6.00 per Class A Ordinary Share, the mid-point of the estimated range of the initial public offering price set forth on the cover page of this prospectus.

(2)	Represents underwriting discounts and commission equal to 7% of the gross proceeds of the offering. We have also agreed to reimburse the underwriters for certain expenses. Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to the representative of the underwriters at the closing of the offering, or the reimbursement of certain expenses of the underwriters. See “Underwriting”.

(3)	The proceeds to us presented in this table do not give effect to the exercise of the option we have granted to the underwriters as described below.

We have granted the underwriters an option, exercisable for a period of forty-five (45) days from the date of this prospectus to purchase from us, severally and not jointly, up to an additional 750,000 Class A Ordinary Shares at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments, if any.

The underwriters expect to deliver the Class A Ordinary Shares to investors on or about [●].

Sole Bookrunning Manager

Joseph Stone Capital, LLC

The date of this prospectus is [●], 2026

i

ABOUT THIS PROSPECTUS

Neither we, nor the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that you may receive from other parties. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

When we refer to “U.S. dollars”, “US$” and “$” in this prospectus, we are referring to United States dollars, the legal currency of the United States of America. When we refer to “S$,” we are referring to Singapore dollars, the legal currency of Singapore.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

In anticipation of undertaking a public offering of its Class A Ordinary Shares, the Company has undertaken the following:

(i)	SUCHNESS TECH LIMITED (“Suchness”) was incorporated on August 4, 2025. Subsequently, on September 17, 2025, Suchness entered into a restructuring agreement by which AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. became the wholly owned subsidiaries of Suchness.

(ii)	on August 28, 2025, all of the 50,000 authorised and issued ordinary shares of a nominal or par value of $1.00 each in the capital of Suchness were sub-divided into 500,000,000 ordinary shares of a nominal or par value of $0.0001 each, and the authorised share capital of Suchness was changed from $50,000 divided into 50,000 ordinary shares of a nominal or par value of $1.00 each to $50,000 divided into 500,000,000 ordinary shares of a nominal or par value of $0.0001 each.

The economic rights of our Ordinary Shares held by each shareholder prior to and after the subdivision of share capital shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, and conversion rights.

Financial Information in U.S. Dollars

The reporting currency of the Company is the U.S. dollar (“$”). The functional currency of the Company is the Singapore Dollar (“SGD”). The Company’s results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars were made at the following exchange rates, using the exchange rate as certified by the Monetary Authority of Singapore.

	December 31, 2025	December 31, 2024
Period-end SGD: US$ exchange rate	1.2841	1.3603
Period average SGD: US$ exchange rate	1.2900	1.3260

	June 30, 2025	June 30, 2024
Year-end SGD: US$ exchange rate	1.2759	1.3561
Annual average SGD: US$ exchange rate	1.3254	1.3484

We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate, or at all.

MARKET, INDUSTRY, AND CERTAIN STATISTICAL DATA

Certain statistical data, market and industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may, from time to time, make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the United States Securities and Exchange Commission (the “SEC”), other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, regional, national, international, or global political, economic, business, competitive, market and regulatory conditions, the risk factors set forth in “Risk Factors” including but not limited to the following:

●	our business strategies, operating plans, and business prospects;

●	our capital commitment plans and funding requirements and the availability of financing and capital to fund these needs

●	our ability to effectuate and manage our planned business expansion;

●	the regulatory and political environment in the jurisdictions in which we operate;

●	our ability to attract customers and maintain customer loyalty;

●	our ability to retain senior management team members and recruit qualified and experienced new team members

●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;

●	the overall global economic and general market conditions;

●	our ability to execute our strategies;

●	our ability to maintain our competitiveness and operational efficiency;

●	our ability to anticipate and respond to changes in the industry

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory, and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The market for building envelope solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended or restated from time to time and the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

All of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States of America or of any state of the United States of America.

Cayman Islands

Substantially all of our assets and operations are located outside the United States, in Singapore. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Singapore

There is no treaty between the United States of America and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or other political subdivision or territory of the United States of America will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties, or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States is enforceable in Singapore.

v

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Ordinary Shares, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company”, or “our Company” refer to SUCHNESS TECH LIMITED and its subsidiaries.

Business Overview

SUCHNESS TECH LIMITED (“Suchness”) was incorporated in the Cayman Islands on August 4, 2025. As a holding company without any business operations, Suchness wholly owns AP Engineering Solutions Pte. Ltd.(“AP”), a private limited company organized under the law of Singapore and Quantum Services Pte. Ltd. (“QS”), a private limited company organized under the law of Singapore.

QS was incorporated in Singapore on April 23, 2004 and AP was incorporated in Singapore on January 15, 2010.

On September 17, 2025, the Company completed a restructuring, following which Suchness became the holding company of AP and QS, whereby each of AP and QS became wholly owned subsidiaries of Suchness

On February 13, 2026, Suchness adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Suchness, and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at general meetings of Suchness.

On February 13, 2026, 10,240,000 ordinary shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 6,240,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares.

Competitive Strengths

AP

The market for specialty chemicals and gases used in semiconductor fabrication plants is narrow because of the rigorous and time-consuming qualification process. Typically, a semiconductor fabrication plant selects no more than three qualified suppliers for each gas or chemical it uses and the qualification process is also rigorous, with each semiconductor fabrication plant’s qualification process for each product taking approximately 9–12 months, aiming to qualify only the highly capable and reliable vendors.

Primary source suppliers are the original equipment manufacturers (OEMs). Second-source suppliers are reliable alternative vendors capable of supplying the same critical materials or components with consistent quality, timely delivery, and performance comparable to that of the primary suppliers. A second-source supplier may only supply such materials or components once the relevant patents held by the primary suppliers have expired. AP has established itself as a reliable second-source supplier. It currently offers a portfolio of six gas or chemical products and has an additional three products undergoing customer qualification processes.

AP’s key technologies are advanced semiconductor materials and processes used in foundries fabrication, memory (including NAND flash, DRAM, and HBM), as well as specialty chemicals required for automotive, IoT, communications, connectivity, analog, and power-management ICs. These technologies rely on highly specialized chemical precursors, deposition materials, and process formulations used in front-end semiconductor manufacturing and the competition among suppliers for semiconductor fabrications plants in Singapore is intense. Currently, the patents for these technologies are held by other companies and often developed in collaboration with OEMs. All know-how and formulation remain exclusively protected under the patent holders’ IP. Competing manufacturers are legally prohibited from reproducing or supplying equivalent materials. As a result, companies are generally not able to offer these products without infringing on active patents. However, since AP is a Singapore-based company capable of supporting second-source manufacturing, AP will be well-positioned to gain a competitive advantage once the relevant patents expire.

AP’s Key Competitive Advantages

●	Established Technical Workforce: AP employs a team of 90 technicians who received training and have experience and knowledge in the semiconductor manufacturing processes, safety standards, and customer-specific protocols. The deep talent pool helps with AP’s operational reliability. Additionally, the time and capital consuming process to build the talent pool creates an entry barrier to competitors seeking to enter this market.

●

Reliability and Customer Trust: AP operates as a qualified second-source supplier of specialty gases and precursor chemicals for wafer fabrication plants in Singapore. The qualification process for specialty chemicals and gases typically involves extensive technical validation and customer approval, which may take several months and supports recurring supply relationships once approved.

●	Strategic Market Positioning: AP strategically positions itself as a chemical provider for semiconductor fabrication plants. AP is an established Singapore-based supplier and is also capable of serving second-source markets for advanced semiconductor materials. AP expects such strategic positioning to help it maintain relevance as semiconductor fabrication plants seek to diversify their supply chains following patent expirations.

●	High Barriers to Entry: Providing gas and chemicals for semiconductor fabrication plants require obtaining regulatory licensing for hazardous materials, which is costly and time consuming. In addition, new entrants also need to incur significant capital expenditure to set up warehouses, logistics fleets, and safety systems to meet the regulatory requirements. Such regulatory and operational costs help AP maintain its competitive edge over potential entrants in this market.

QS

The market for system integration and maintenance services in semiconductor fabrication plants is competitive, with customers primarily focused on cost efficiency, performance, and reliability. Although fabrication plants typically engage multiple vendors, the qualification processes are rigorous, taking 6–9 months per supplier, and suppliers must demonstrate strong operational capabilities, such as the ability to consistently deliver materials, equipment, or services that meet the standards required for the respective projects, and building deep customer trust. In addition, each product also needs to go through a separate qualification process, each taking up to at least 6 months.

We believe QS has established itself in a leading position as the main supplier for projects it has secured. Although customers usually retain one to two secondary suppliers as backups, we believe QS’s position and proven reliability provide a clear competitive edge.

QS’s key competitive advantages are:

1.	Established Technical Workforce. QS has built a team of 64 technicians who received relevant training in safety protocols, customer requirements, and semiconductor fabrication plant operations. This workforce helps us deliver consistent service and build trust with our clients. Additionally, building a team with similar size and experience takes time and resources. This slow ramp-up creates a high barrier to entry for potential competitors and, in turn, strengthens our competitive edge.

2.	Sticky Customer Relationships. With the following features, QS’s services are integrated in its clients’ operations, making it hard to replace:

●	On-site project team during working hours

●	Two-hour callback support and on-site presence within four hours

●	Rapid response to urgent or emergency needs

●	Strategically located office and warehouse close to key customer

3.	Value-Added and Cost-Effective Solutions. QS goes beyond standard maintenance, by providing tailored and cost-optimized solutions These include recommending alternative parts with the latest technology or lower-cost options, sourcing locally or directly to reduce lead times, and implementing energy-saving improvements.

4.	Innovation and In-House Capabilities. QS operates in-house testing facilities to evaluate new products, conduct failure analysis, and troubleshoot issues, enabling continuous innovation and rapid problem resolution for customers.

Growth Strategies

Riding on a growing semiconductor market in Singapore and across the region, the company plan to leverage on its strong position to achieve sustainable growth. Specifically, its growth strategies are outlined below.

AP

●	Opportunities at new fabrication plants: Singapore’s semiconductor wafer fabrication plants largely operate on high-volume manufacturing models, where technology transfers are executed with strict adherence to established Process of Record (POR) standards and without deviations. AP intends to expand its specialty gas and chemical supply services with proven track records and qualifications to the three newly established wafer fabrication plants in Singapore, to capture new revenue opportunities and strengthening its market presence.

●	New product areas of existing clients: AP is in the process of obtaining qualifications from existing customers for their new products e.g. new semiconductors with AI related applications. The qualification process involves submitting quotes, aligning on technical specifications, and conducting rigorous performance reviews at the customer’s fabrication plant. AP’s existing relationships with fabrication plants, especially in the provision of technicians and maintenance services to the latter, allows AP to stay ahead of competition in uncovering new business opportunities.

●	Broader supplier base and larger portfolio of chemicals and gases: AP recently became a distributor of a Taiwan-based gas product manufacturer and has brought in new chemical and gas products from existing manufacturing partners to Singapore. AP aims to establish strategic relationships with more suppliers for distribution in Singapore and possibly the Southeast Asian region as the next step.

QS

●	Secure new projects by deepening existing customer relationships: With a dominant share in awarded projects with our major customer, and a maintenance team that supports their operation onsite, QS aims to continually deepen its relationship through value-added services that align with customers’ operational needs, embedding QS’ services into customers’ technology / system roadmaps via collaborative engineering, technical consulting, and proactive problem-solving and thereby creating new and longer lasting revenue opportunities.

●	Customer-centric continuous improvement initiatives: QS actively collaborates with its customers on continuous improvement initiatives aimed at enhancing performance and reliability, meeting safety requirements, reducing utility costs, and minimizing downtime through the use of alternative parts and updated work procedures. We are formalizing these initiatives into structured programs, offering co-developed innovation as a competitive differentiator and revenue generator.

●	Marketing and partnering with main contractors to participate in the building of new fabrication plants by new customers.

Products and Services

AP

AP supplies certain specialty chemicals and gases used in thin film, diffusion, and lithography processes within semiconductor fabrication plants. In addition, we provide maintenance services to all the process chambers of the foundries, including chambers used across the process of oxidation, lithography, etching and depositing.

QS

QS designs, sources parts and components, integrates and installs gaseous effluent management systems for pipelines used in the semiconductor foundries to maintain temperature and/or prevent clogging of input gases and waste gases. We provide such services during the construction of new semiconductor plants or upgrading of existing plants. In addition, we provide maintenance services (including parts) to the foundries in the area of waste gases treatment systems, ozone generators, and interlock systems.

Suppliers

Our suppliers are mainly from the United States of America, People’s Republic of China, the Republic of Taiwan and the Republic of South Korea. We generally source specialty gases, precursor chemicals, replacement parts, and system components directly from certified manufacturers or authorized distributors. Suppliers typically provide credit terms ranging from 30 to 120 days, and payments are made by bank or telegraphic transfers. We maintain long-term procurement arrangements with key suppliers to ensure a stable supply of qualified materials and components for our operations in Singapore.

Our top two suppliers accounted for 71.2% and 75.9% of our total purchases for the six months ended December 31, 2025 and 2024, respectively, and our top two suppliers accounted for 78.2% and 86.1% of our total purchases for the years ended June 30, 2025 and 2024, respectively.

Customers

Our customers primarily include major multinational foundries and memory manufacturers with wafer-fabrication operations in Singapore, as well as leading system-integration contractors supporting fabrication plant construction and maintenance projects.

Our top three customers accounted for 64.0% and 81.8% of our revenue for the six months ended December 31, 2025 and 2024, respectively, and our top two customers accounted for 71.8% and 77.0% of our revenue for the years ended June 30, 2025 and 2024, respectively.

The concentration of customers reflects our long-term framework agreements and qualification-based supply model, under which customer relationships typically extend across multiple years. Our customer portfolio includes wafer-fabrication plants operated by established multi-national corporations and major players in the semiconductor industry. In previous years, we also provided services to other large semiconductor manufacturers and related contractors in Singapore.

Customer engagements are primarily established through invitation-only tender processes, which involve technical validation, safety qualification, and trial deployment phases that may take between two and nine months. This qualification model fosters recurring business relationships and creates high switching costs for customers due to operational and process-integration dependencies

Governmental Regulation

As our material business operations are conducted in Singapore through our operating subsidiaries, we are subject to the relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which may be introduced by the Singapore government from time to time. These may include environmental, health and safety, employment, corporate, tax and data protection regulations, such as the Environmental Public Health Act and its subsidiary legislations, the Environmental Protection and Management Act and the Hazardous Substances Regulations, the Fire Safety Act and related regulations on petroleum and flammable materials, the Workplace Safety and Health Act and risk management requirements, the Work Injury Compensation Act, the Sewerage and Drainage Act and trade effluent regulations, the Energy Conservation Act, the Companies Act, the Goods and Services Tax Act, the Customs Act, the Employment Act, the Employment of Foreign Manpower Act, the Central Provident Fund Act and the Personal Data Protection Act.

We may also be required to comply with applicable codes and standards, such as the Singapore Standard on the Code of Practice for Pollution Control (SS593:2013) and the Code of Practice on Environmental Health, depending on the nature of our operations. Any changes to these laws, regulations, codes or enforcement practices, or any additional requirements that may be imposed by the relevant authorities, could increase our compliance obligations and operating costs. See “Regulation.”

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	Our business may suffer if the cost, quality or supply of materials or equipment changes adversely.

●	Global economic and political conditions could materially and adversely affect our results of operations, financial condition, business and prospects.

●	We have long-term supply agreements with certain customers that obligate us to meet specific requirements in terms of storage capacity and availability of technicians, this may impede our ability to reallocate our resources to serve new customers or otherwise.

●	We derive a substantial portion of our revenues from a small number of customers.

●	Some of our customers require the gases and chemicals we supply, as well as our third-party manufacturing partners, to undergo lengthy qualification processes, which do not assure product sales. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results would suffer.

●	If our relationships with our customers deteriorate, our product development activities could be harmed.

●	Changes in customers’ test strategies, equipment and processes could decrease customer demand for our products.

●	We must attract, retain, and motivate highly skilled employees.

●	Compliance with responsible sourcing requirements and any related regulations could increase our operating costs or limit the supply and increase the cost of certain materials, supplies, and services, and if we fail to comply, customers may reduce purchases from us or disqualify us as a supplier.

●	Failure to meet environmental, social, and governance expectations or standards or achieve our related goals could adversely affect our business, results of operations, financial condition, or share price.

●	The market data and forecasts included in this prospectus may prove to be inaccurate, and you should not unduly rely on such market data and forecasts.

●	Improper disclosure of confidential information could negatively impact our business.

●	Cybersecurity risks could adversely affect our business and disrupt our operations.

●	Incomplete corporate secretarial records of Quantum Services Pte. Ltd. and AP Engineering Solutions Pte. Ltd.

Risks Related to Intellectual Property and Litigation

●	Our intellectual property and proprietary rights are valuable, and any inability to obtain, maintain, protect, defend, and enforce them could reduce the value of our products and brand.

●	Legal, regulatory and administrative investigations, inquiries, proceedings, and claims could have a material adverse effect on our business, results of operations, or financial condition.

Risks Related to Doing Business in Singapore

●	Our subsidiaries are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

●	It may be difficult for you to enforce any judgment obtained in the United States against us, our directors and officers and/or our affiliates.

●	We may fail to obtain and maintain licenses and permits which may in future be necessary for the conduct of our operations in Singapore, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the industries in which we operate in Singapore.

●	Increases in labor costs in Singapore may adversely affect our business and results of operations.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.

●	Changes in taxation rates, audit regulations, investigations and tax proceedings could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering and Ownership of Our Class A Ordinary Shares

●

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance and could result in significant losses and you may not be able to resell your shares at or above the initial public offering price.

●	We may not maintain the listing of our Class A Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

●

Future issuances or sales, or perceived issuances or sales, of substantial amounts of our Ordinary Shares in the public market could materially and adversely affect the prevailing market price of our Class A Ordinary Shares and our ability to raise capital in the future.

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	Because we may not expect to pay dividends in the foreseeable future, you may rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

●	We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to make dividend payments or satisfy our financial obligations, if any.

●	Because our public offering price is substantially higher than our net tangible book value per ordinary share, you will experience immediate and substantial dilution.

●	You must rely on the judgment of our management as to the uses of our net proceeds from this offering, and such uses may not produce income or increase our share price.

●	There can be no assurance that we will not be a passive foreign investment company (“PFIC”) in any taxable year, which could result in significant adverse U.S. federal income tax consequences to U.S. investors investing in our Class A Ordinary Shares.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A Ordinary Shares.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	Lack of experience as officers of publicly traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

●	Because we are a Cayman Islands exempted company and substantially all of our business is conducted in Singapore, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

●	We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

●	We are a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements in the Nasdaq listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance requirements of Nasdaq.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We will incur significantly increased costs and devote substantial amount of our management’s time as a result of becoming a public company and the eventual listing of our Ordinary Shares on Nasdaq.

●	Future financing may cause a dilution in your shareholding or place restrictions on our operations.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. The Company will take advantage of the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).

Implications of Being a Foreign Private Issuer

We will become subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements we will file reports with the SEC. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act,” was signed into law on December 18, 2025, and will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Directors and officers will remain exempt from the short swing profit rules of Section 16 of the Exchange Act.

Furthermore, Nasdaq listing rules allow foreign private issuers to rely on their home country corporate governance practices in lieu of Nasdaq corporate governance requirements, provided that we comply with the requirements relating to notification of noncompliance, voting rights and the composition of the audit committee. As we may choose to rely on our home country corporate governance requirements and certain exemptions thereunder to the extent permitted by Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules and will be required to comply with the applicable requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer.

Implications of Being a Controlled Company

Due to the disparate voting power associated with our two classes of Ordinary Shares, after the completion of this offering, Poh Hin Tan, our Chief Executive Officer, will beneficially own 29.7% of the issued and outstanding Class A Ordinary Shares and 100% of the issued and outstanding Class B Ordinary Shares, representing 75.8% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is not exercised by the underwriter, and 74.9% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is fully exercised by the underwriter. As a result, we will be a “controlled company” as defined under the Nasdaq listing rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors—Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.” and “Risk Factors—We are a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Corporate Information

Our principal executive offices are located at 60 Kaki Bukit Place, Eunos Techpark, #05-01 Singapore 415979, and our telephone number is +65 67413298. Our website address is www.suchnesstech.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Class A Ordinary Shares offered by us:	5,000,000 Class A Ordinary Shares.

Initial public offering price:	We estimate that the initial public offering price will be in the range of $5.00 to $7.00 per Class A Ordinary Share.

Number of Class A Ordinary Shares outstanding prior to completion of this offering:	16,000,000 Class A Ordinary Shares.

Number of Class A Ordinary Shares outstanding immediately after this offering:	21,000,000 Class A Ordinary Shares assuming no exercise of the underwriters’ over-allotment option (or 21,750,000 Class A Ordinary Shares assuming full exercise of the underwriters’ over-allotment option), based on the assumed initial public offering price of $6.00 per Class A Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus.

Over-allotment Option:

We have granted to the underwriters an option, exercisable within 45 days of the date of this prospectus, to purchase from us, severally and not jointly, up to an additional 750,000 Class A Ordinary Shares, at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments, if any.

Use of Proceeds:	We plan to use the net proceeds we receive from this offering in the following manner:

● 30% to support operating expenses especially in the area of marketing and business development

● 30% for general corporate purposes, including the costs associated with being a public company

● 40% for the acquisition of, or investment in, businesses or technologies that complement our business, although we do not have definitive plans, agreements or commitments to enter into any such acquisitions or investments at this time.

Clear Market:	We have agreed that, without the prior written consent of the Representative, we will not, for a period of 6 months from the Closing, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Class A Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital shares, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of our Company or such other securities, in cash or otherwise.

Lock-up Agreements:	We and all of our directors and officers and holders of 5% or more of our issued and outstanding Class A Ordinary Shares as of the date of the prospectus have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six (6) months after the date of this prospectus. See “Underwriting”.

Listing:	We intend to apply to have our Class A Ordinary Shares listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon the approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Risk factors:	Investing in our Class A Ordinary Shares involves a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Trading Symbol:	“SUCH”

Transfer Agent:	Transhare Corporation

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our business may suffer if the cost, quality or supply of materials or equipment changes adversely.

We do not manufacture the products we distribute. We obtain the materials and equipment required for the distribution and services performed by us from various vendors. We source most of our materials from a limited group of suppliers. A disruption to the operations of one or more of our suppliers could extend lead times for materials and equipment and have a negative impact on our business. For example, the Covid-19 pandemic and resulting supply chain disruptions and economic turbulence created extended lead times for some materials and equipment.

In addition, we purchase the majority of our materials on a purchase order basis. Our business may be harmed if we cannot obtain materials and other supplies from our vendors in a timely manner, in sufficient quantities, at acceptable quality or at competitive prices or are unable to increase our prices sufficiently to recover inflationary price increases in materials or supplies. Some of our customers are also dependent on a limited number of suppliers for certain materials. Shortages or disruptions in our customers’ supply channels, or delays in delivery schedules due to natural disasters affecting our suppliers’ facilities, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Global economic and political conditions could materially and adversely affect our results of operations, financial condition, business and prospects.

The semiconductor industry relies on a global supply chain and is considered strategically important by major trading countries, including the United States, China, and countries in the EU. Political, economic and financial crises have in the past negatively affected and, in the future, could negatively affect the semiconductor industry and its end markets. Our business may also be materially affected by the impact of geopolitical tensions and related actions. In recent years, there have been political and trade tensions among, and between, a number of the world’s major economies, most notably in our industry between the United States and China, with Hong Kong and Taiwan implicated in the tensions. These tensions have resulted in the implementation of trade barriers, including the use of economic sanctions and export control restrictions against certain countries and individual companies. For example, over the past two years, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) placed one of the largest mobile handset and 5G infrastructure providers in the world, Huawei, and China’s largest semiconductor operation plant, SMIC, on the BIS Entity List. Violations of these economic sanctions and export control restrictions can result in significant civil and criminal penalties. These trade barriers have had a particular impact on the semiconductor industry and related markets. Prolonged or increased use of trade barriers may result in a decrease in the growth of the global economy and semiconductor industry and could cause turmoil in global markets, which in turn often results in declines in our customers’ electronic products sales and could decrease demand for our products and services. Also, any increase in the use of economic sanctions or export control restrictions to target certain countries and companies could impact our ability to continue supplying products and services to those customers and our customers’ demand for our products and services, and could disrupt semiconductor supply chains.

Any future systemic political, economic or financial crisis or market volatility, including interest rate fluctuations, inflation or deflation and changes in economic, trade, fiscal and monetary policies in major economies, could cause revenue or profits for us or the semiconductor industry as a whole to decline dramatically. If the economic conditions in the markets in which our customers operate or the financial condition of our customers were to deteriorate, the demand for our products and services may decrease and impairments, write-downs and other accounting charges may be required, which could reduce our operating income and net income. Further, in times of market instability, sufficient external financing may not be available to us on a timely basis, on commercially reasonable terms or at all. If sufficient external financing is not available when we need such financing to meet our demand-driven capital requirements, we may be forced to curtail expansion, modify plans and delay the deployment of new or differentiated technologies, products, or services until we obtain such financing. Further escalation of trade tensions, the increased use of economic sanctions or export control restrictions or any future global systemic crisis or economic downturn could materially and adversely affect our results of operations, financial condition, business and prospects.

We have long-term supply agreements with certain customers that obligate us to meet specific requirements in terms of storage capacity and availability of technicians, this may impede our ability to reallocate our resources to serve new customers or otherwise.

We have entered into multiple long-term supply agreements that provide for significant customer commitments. If we are unable to satisfy our obligations under these contracts due to storage constraints or number of available technicians, we may not be able to meet customer demand. From time to time, this requires us to invest in expansion or improvements of those facilities, which often involves substantial cost. Our inability to maintain appropriate capacity could materially and adversely affect our results of operations, financial condition, business and prospects.

We derive a substantial portion of our revenues from a small number of customers.

A relatively small number of customers account for a significant portion of our revenues. Three customers represented a combined 64.0% and 81.8% of total revenues for the six months ended December 31, 2025 and 2024, respectively. Two customers represented a combined 71.8% and 77.0% of total revenues in fiscal years ended June 30, 2025 and 2024, respectively. We anticipate that these two customers will continue to account for a significant portion of our revenues, which can drive material fluctuations in sales volume, gross margins due to changes in mix, and leverage on fixed costs. Consolidation in the semiconductor industry may increase this concentration. In the future, the loss of any of these customers, or cancellation, reduction or deferral of even a small number of purchases of our products by these customers, could significantly reduce our revenues. Cancellations, reductions, deferrals or non-payment of invoices could result from downturns in the semiconductor industry or from interruptions to our customers’ operations due to fire, natural disasters or other events, or other issues with the financial stability of our customers.

Dependence on a limited number of suppliers could adversely affect our operations and financial results.

We rely on a concentrated number of third-party suppliers for critical material and components. Our top two suppliers accounted for 71.2% and 75.9% of our total purchases for the six months ended December 31, 2025 and 2024, respectively. And our top two suppliers accounted for 78.2% and 86.1% of our total purchases for the years ended June 30, 2025 and 2024, respectively.

Our dependence on a limited supply base exposes us to operational and financial risks, including reduced supply availability, increased pricing volatility and longer lead time. Any deterioration in our relationship with these suppliers, or if any of these suppliers discontinue supply, fail to meet our quality or volume requirements, or otherwise become unable to fulfill their obligations, we may be unable to identify and qualify alternative sources in a timely manner or on terms that are commercially reasonable. Transitioning to new suppliers may cause operational delays and increase our costs, thereby affecting our overall financial performance.

Most of our customers require the gases and chemicals we supply, as well as our third-party manufacturing partners, to undergo lengthy qualification processes, which do not assure product sales. If we are unsuccessful or delayed in qualifying these products with a customer, our business and operating results would suffer.

Prior to purchasing our products, most of our customers require that both our products and materials and our third-party manufacturing partners complete extensive qualification processes. These processes involve testing the gases and chemicals at multiple steps of the customers’ critical production processes, including system integration and reliability assessments. This qualification process can take several months and even successful qualification does not guarantee future sales. In addition, changes in our third-party manufacturing partners’ process or our selection of a new supplier may require a new qualification process with our customers, which may result in delays and in our holding excess or obsolete inventory. After our products are qualified, it can take several months or more before the customer commences volume production of components or systems that incorporate our products. Despite these uncertainties, we devote substantial resources, including design, engineering, sales, marketing and management efforts, to qualify our products with customers in anticipation of sales. If we are unsuccessful or delayed in qualifying these products with a customer, sales of the products to the customer may be precluded or delayed, which may impede our growth and cause our business to suffer.

Fluctuations in supplier pricing may adversely affect our margins and profitability.

The pricing of specialty gases, precursor chemicals, thermal-control assemblies, electronic panels, stainless-steel hardware, insulation materials, and other process or system components may fluctuate due to changes in upstream raw material costs, energy prices, regulatory developments, and global supply-demand conditions. Although we primarily source finished products and components from third-party suppliers and perform only limited ancillary fabrication activities, increases in supplier pricing could increase our cost of sales and project costs and reduce our gross margins, particularly under fixed-price contracts where we are unable to adjust pricing.

We seek to mitigate supplier pricing risks through multi-year supply arrangements, second-source qualification strategies, competitive procurement processes, project-based pricing mechanisms, and, where commercially practicable, contractual provisions that allow for partial pass-through of cost increases to customers. However, these measures may not be sufficient to offset pricing volatility, and sustained or significant increases in supplier costs could adversely affect our results of operations, cash flows, and profitability in certain periods.

If our relationships with our customers deteriorate, our product development activities could be harmed.

Our success depends upon our ability to anticipate market trends and to collaborate closely with our customers to develop better solutions based on their technology and manufacturing processes. Our relationships with these customers provide us with access to valuable information regarding manufacturing and process technology trends in the semiconductor industry, which enables us to better plan our development activities. These relationships also provide us with opportunities to understand the performance and functionality requirements of our customers, which improves our ability to customize the products we distribute and services we offer to fulfill their needs. Our relationships with our customers could deteriorate as a result of a variety of factors, such as if they become concerned about our ability to deliver quality products on a timely basis or to protect their intellectual property. Many of our customers are large companies that place significant orders with us, and the consequences of deterioration in our relationship with any of these companies could be significant due to the competitiveness of our industry and the significant influence that these companies exert in our market.

Changes in our customers’ test strategies, equipment and processes could decrease their demand for our products and services.

The demand for our products and services depends in large part upon the number of semiconductor designs, the pace of technology and architecture transitions in chip designs and overall semiconductor unit volume. If our customers change their test strategies, adopt new equipment, or alter their manufacturing processes, our products may no longer meet their needs, which could reduce or delay orders. These changes could also require us to adjust our solutions, incur additional costs, or experience delays in providing products that are compatible with updated processes. Any such decrease in customer demand or increase in operational complexity could adversely affect our business, results of operations, and growth prospects.

We must attract, retain, and motivate highly skilled employees.

To remain competitive, we must maintain a highly skilled, diverse workforce and effectively manage succession for key roles. Hiring, retaining and motivating qualified executives and other skilled talent is critical to our business and competition can be intense. If our total compensation programs, employment benefits, and workplace culture are not viewed as competitive and inclusive, our ability to attract and retain talent could be compromised.

At times, we experience higher levels of attrition and more intense competition for talent across our industry, which can lead to increased compensation costs. To the extent we experience significant attrition and are unable to timely replace employees, we could experience a loss of critical skills and reduced employee morale, potentially resulting in business disruptions, inefficiencies during transitional periods and increased expenses. Additionally, changes to immigration policies in the countries in which we operate, as well as restrictions on travel due to public health crises or other causes, may limit our ability to hire and/or retain talent in, or transfer talent to, specific locations.

Our business success is dependent on our ability to attract, retain and motivate key talent. Our inability to do so could inhibit our ability to maintain or expand our business operations and may adversely impact our operating results.

Our handling and storage and use of the chemical, Tetramethylsilane, and Hydrogen (H₂) industrial gases expose us to operational, regulatory and environmental risks.

Our handling, storage, and use of Tetramethylsilane and Hydrogen (H₂) industrial gases, expose us to operational, regulatory, and environmental risks. Tetramethylsilane is corrosive and poisonous, posing risks of chemical burns, toxicity, and environmental contamination if mishandled. Hydrogen is highly explosive and flammable, creating inherent risks of fire, explosion, and resultant business disruption if improperly stored.

A single incident involving these materials could cause serious injury, loss of life, property damage, and operational shutdowns. We are subject to Singapore’s stringent regulatory framework, including the Environmental Protection and Management Act (enforced by the National Environmental Agency (“NEA”)) for hazardous substances and the Fire Safety Act (enforced by the Singapore Civil Defence Force (“SCDF”)) for flammable materials. Non-compliance could result in fines, criminal liability, permit revocation, and facility closures.

Compliance with responsible sourcing requirements and any related regulations could increase our operating costs or limit the supply and increase the cost of certain materials, supplies, and services, and if we fail to comply, customers may reduce purchases from us or disqualify us as a supplier.

We and many of our customers have adopted responsible sourcing programs that require us to meet certain environmental, social and governance (“ESG”) criteria, and to periodically report on our performance against these requirements, including that we source the materials, supplies, and services we use and incorporate into the products we sell as prescribed by these programs. Our suppliers are typically well-established companies that have supplied global manufacturers, which maintain strict ESG compliance standards. For key suppliers and customers, they often provide guidance and assistance to help them meet ESG requirements. Responsible suppliers generally prioritize compliance, as failure to do so could risk losing business opportunities. When a supplier is found to be non-compliant, our customers may request that we stop purchasing from that supplier and instead source from alternative compliant suppliers or brands that we represent. For critical products, we generally maintain more than one qualified source to ensure continuity of supply.

Meeting responsible sourcing requirements may increase operating requirements and costs or limit the sourcing and availability of certain materials, supplies, and services, particularly when availability is concentrated among a limited number of suppliers. From time to time, we remove suppliers or require our suppliers to remove suppliers from their supply chains based on our responsible sourcing requirements or customer requirements, and we or our suppliers may be unable to replace such removed suppliers in a timely or cost-effective manner. Any inability to replace removed suppliers in a timely or cost-effective manner may affect our ability and/or the cost to obtain sufficient quantities of materials, supplies, and services necessary for the manufacture of our products. Our inability to replace suppliers we have removed in a timely or cost-effective manner or comply with customers’ responsible sourcing requirements or with any related regulations could have a material adverse effect on our business, results of operations, or financial condition.

Failure to meet environmental, social, and governance expectations or standards or achieve our related goals could adversely affect our business, results of operations, financial condition, or share price.

In recent years, there has been an increased focus from stakeholders on environmental, social, and governance matters, including greenhouse gas emissions and climate-related risks, sustainability, renewable energy, water stewardship, waste management, diversity, equality and inclusion, responsible sourcing and supply chain, human rights, and social responsibility. Given our commitment to social and environmental issues as it relates to our business, we actively manage these issues and have established and publicly announced certain goals, commitments, and targets which we may refine or even expand further in the future. These goals, commitments, and targets reflect our current plans and aspirations and are not guarantees that we will be able to achieve them. Achieving these goals may entail significant costs, for example we have entered into several virtual power purchase agreements to obtain renewable energy credits at a cost that will vary based on future prices for electrical power. Evolving stakeholder expectations and our efforts to manage these issues, report on them, and accomplish our goals present numerous operational, regulatory, reputational, financial, legal, and other risks, any of which could have a material adverse impact, including on our reputation and share price.

Such risks and uncertainties include the following:

●	reputational harm, including damage to our relationships with customers, suppliers, investors, governments, or other stakeholders;

●	adverse impacts on our ability to sell products and maintain our market share;

●	the success of our collaborations with third parties;

●	increased risk of litigation, investigations, or regulatory enforcement action;

●	unfavorable environmental, social, and governance ratings or investor sentiment;

●	diversion of resources and increased costs to control, assess, and report on environmental, social, and governance metrics;

●	our ability to achieve our goals, commitments, and targets within timeframes announced;

●	increased costs to achieve our goals, commitments, and targets;

●	unforeseen operational and technological difficulties;

●	access to and increased cost of capital; and

●	adverse impacts on our share price.

Any failure, or perceived failure, to meet evolving stakeholder expectations and industry standards or achieve our environmental, social, and governance goals, commitments, and targets could have an adverse effect on our business, results of operations, financial condition, or share price.

The market data and forecasts included in this prospectus may prove to be inaccurate, and you should not unduly rely on such market data and forecasts.

The market data and forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Such reports speak as of their respective publication dates and the opinions expressed in such reports are subject to change. Accordingly, potential investors in our Class A Ordinary Shares should not place undue reliance on such forecasts and market data.

Improper disclosure of confidential information could negatively impact our business.

In the ordinary course of our business, we maintain sensitive data on our networks, including proprietary or confidential business information relating to our business and that of our customers and business partners. In addition, we regularly enter into confidentiality obligations with our customers, suppliers and parties. The secure maintenance of this information is critical to our business and reputation. We have put in place policies, procedures and technological safeguards designed to protect the security of this information. However, we cannot guarantee that this information will not be improperly disclosed or accessed. Disclosure of this information could harm our reputation, subject us to liability under our contracts and harm our relationships with key counterparties, which could materially and adversely affect our results of operations, financial condition, business and prospects.

Cybersecurity risks could adversely affect our business and disrupt our operations.

We depend heavily on our technology infrastructure and maintain and rely upon certain critical information systems for the effective operation of our business. We routinely collect and store sensitive data in our information systems, such as office automation systems and transaction processing systems, including proprietary information about our business and that of our customers, suppliers and manufacturing and other business partners. These information technology systems are subject to damage or interruption from several potential sources, including, but not limited to, natural disasters, destructive or inadequate code, malware, power failures, cyber-attacks, nation state advanced persistent threats, vendor errors causing operational interruptions, insider threats or other events. Cyber-attacks may include phishing or other forms of social engineering attacks, exploits of code or system configurations, malicious code, such as viruses and worms, ransomware attacks, zero day vulnerabilities and undisclosed security flaws exploited by threat actors, nation-state cyber warfare attacks, supply chain and third-party cyber-attacks, denial-of-service attacks and other actions granting unauthorized access to our technology infrastructure or information systems or those of our customers, suppliers and manufacturing and other business partners. In addition, we have in the past and may in the future be the target of email phishing attacks that attempt to acquire personal information or Company assets. As AI capabilities improve and become increasingly commonplace, we may see cyberattacks leveraging AI technology. These attacks could be crafted with an AI tool to directly attack information systems with increased speed and/or efficiency compared to a human threat actor or create more effective phishing emails. In addition, a vulnerability could be introduced from the result of our or our customers and business partners incorporating the output of an AI tool, such as AI generated source code, that includes a threat.

We have implemented cybersecurity processes, as discussed in more detail below, taking guidance from recognized cybersecurity frameworks to mitigate risks; however, we cannot guarantee that those risk mitigation measures will be effective.

Our business also requires us to work with and in some cases to share confidential information with manufacturing partners, suppliers, customers and other third parties. Although we take steps to secure our confidential information that is provided to third parties, such measures may not always be effective. Data breaches, losses or other unauthorized access to or releases of confidential information have in the past occurred with these third parties and material data breaches, losses or other unauthorized access to, or releases of, our confidential information may in the future occur in connection with third-party breaches that could materially adversely affect our reputation, financial condition and operating results and could result in liability or penalties under data privacy laws. In addition, we may be subject to losses of access to all or part our systems because of our use of third-party services or software, which losses may not always be the result of malicious activity, and we cannot guarantee that any such future outages will not materially impact the Company.

To the extent that any system failure, accident or security breach results in material disruptions or interruptions to our operations, or those of our customers, suppliers and manufacturing and other business partners, or the theft, loss or disclosure of, or damage to our data or confidential information, including our reputation, business, results of operations and/or financial condition could be materially adversely affected.

We may be subject to regulatory penalties due to the incomplete corporate secretarial records of AP and QS.

Quantum Services Pte. Ltd. was incorporated in 2004 and AP Engineering Solutions Pte. Ltd. was incorporated in 2010. Over time, there were incompleteness in the corporate secretarial and statutory records due to administrative oversight. To remedy this, we have appointed a professional corporate secretarial firm to assist with the preparation of the necessary documents, as well as maintenance and upkeep of the necessary records and filings with Accounting and Corporate Regulatory Authority (“ACRA”). Nonetheless, there were incomplete and missing records, giving rise to non-compliance with the relevant requirements under the Companies Act 1967 of Singapore concerning the upkeep and maintenance of corporate secretarial and statutory records.

In view of the above, we may be liable for statutory penalties for such non-compliance.

Risks Related to Intellectual Property and Litigation

Our intellectual property and proprietary rights are valuable, and any inability to obtain, maintain, protect, defend, and enforce them could reduce the value of our products and brand.

Our intellectual property rights are important assets for us. Our ability to compete effectively will be dependent in part on our ability to obtain, maintain, protect, defend, and enforce our intellectual property and other proprietary rights. We currently hold two domain names relating to our brand. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our website. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon, or otherwise decrease the value of our trademarks and other proprietary rights.

In addition to the domain name registrations, we rely on non-registered proprietary information and technology, such as trade secrets, confidential information, know-how, and technical information. Certain information or technology that we endeavor to protect as trade secrets may not be eligible for trade secret protection in all jurisdictions, or the measures we undertake to establish and maintain such trade secret protection may be inadequate. In order to protect our proprietary information and technology, we rely in part on agreements with our employees, independent contractors, consultants, and other third parties that place restrictions on the use and disclosure of this intellectual property and confidential information. In some cases, these agreements may not adequately protect our trade secrets or confidential information, these agreements may be breached, or this intellectual property, including trade secrets, may otherwise be disclosed or become known to our competitors, which could cause us to lose a competitive advantage resulting from this intellectual property.

Additionally, our ability to maintain and develop intellectual property is dependent upon our ability to attract, develop, and retain highly skilled employees. If our competitors or future entrants into our industry are successful in hiring our employees, they may directly benefit from the knowledge these employees gained while they were under our employment, and this may also negatively impact our ability to maintain and develop intellectual property.

Our inability to protect our intellectual property or retain key employees who are knowledgeable of and develop our intellectual property could have a material adverse effect on our business, results of operations, or financial condition.

Legal, regulatory and administrative investigations, inquiries, proceedings, and claims could have a material adverse effect on our business, results of operations, or financial condition.

From time to time, we are subject to various legal, regulatory and administrative investigations, inquiries, proceedings, and claims that arise out of the ordinary conduct of our business or otherwise, both domestically and internationally. Such claims, investigations, inquiries, and proceedings may include, but are not limited to, allegations of anticompetitive conduct and infringement of intellectual property.

We may be associated with and subject to litigation, claims, inquiries, investigations or disputes arising from, or as a result of:

●	our relationships with vendors or customers, supply agreements, or contractual obligations with our subcontractors or business partners;

●	the actions of our vendors, subcontractors, or business partners;

●	our indemnification obligations, including obligations to defend our customers against third-party claims asserting infringement of certain intellectual property rights, which may include patents, trademarks, copyrights, or trade secrets; and

●	the terms of our product warranties or from product liability claims.

We, our officers, or our directors could also be subject to claims of alleged violations of securities laws.

There can be no assurance that we are adequately insured to protect against all claims and potential liabilities, and we may elect to self-insure with respect to certain matters. Exposures to various legal proceedings and claims, with or without merit, could require significant attention from our management and could lead to significant costs and expenses as we defend claims, are required to pay damage awards, or enter into settlement agreements, any of which could have a material adverse effect on our business, results of operations, or financial condition.

Risks Related to Doing Business in Singapore

Our subsidiaries are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

Our operating subsidiaries are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application. For example, our operating subsidiaries are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors and officers and/or our affiliates.

Most of our directors and officers reside outside the United States. In addition, substantially all our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. It is not clear whether a Singapore court may impose civil liability on us, our directors and/or officers who reside in Singapore in an action brought in the Singapore courts against us and/or such persons with respect to a violation solely of the federal securities laws of the United States.

In addition, holders of book-entry interests in the ordinary shares (for example, where such shareholders hold ordinary shares indirectly through the Depositary Trust Company) will be required to be registered shareholders as reflected in our register of members in order to have standing to bring a shareholder action and, if successful, to enforce a foreign judgment against us, our Directors or our executive officers in the Singapore courts. Any such enforcement action would be subject to applicable Singapore laws. The administrative process of becoming a registered shareholder could result in delays that could be prejudicial to any legal proceeding or enforcement action. In making a determination as to enforceability of a judgment of a state court or a federal court of the United States, the Singapore courts would have regard to, among others, whether the judgment was final and conclusive, given by a court of law of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

We may fail to obtain and maintain licenses and permits which may in future be necessary for the conduct of our operations in Singapore, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the industries in which we operate in Singapore.

As our operating business deals with chemicals regulated under the Fire Safety (Petroleum & Flammable Materials) Regulations, we are dependent on the licences issued by the Singapore Civil Defence Force such as the Petroleum and Flammable Materials Import Licence. While our existing scope of business does not require any other licenses or permits in Singapore, we may be required to obtain and maintain other approvals, licenses, permits and filings if the scope of our business changes. Whether we are able to continue to maintain our existing Petroleum and Flammable Materials Import Licence and/or obtain any other approvals, licenses, permits and filings is subject to satisfactory compliance with, among other things, the applicable laws and regulations. If we are unable to maintain our existing licences or obtain any of such licenses and permits or extend, alter or renew any of our existing or future licenses or permits upon their expirations, or if it is required to incur significant additional costs to obtain, extend, alter or renew these future licenses, permits and approvals, we may not be able to undertake any such changes to our scope of business, and our future operations could be materially and adversely affected.

Increases in labor costs in Singapore may adversely affect our business and results of operations.

The economy in Singapore has experienced increases in inflation and labor costs in recent years. As a result, average wages in Singapore are expected to continue to increase. In addition, we are required by Singapore laws and regulations to maintain various statutory employee benefits, including mandatory central provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and operating results may be adversely affected.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

We have customers in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue and make payments denominated mainly in Singapore dollars. Fluctuations in the exchange rates between the various currencies that we use could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods. We do not generally enter into hedging contracts to limit our exposure to fluctuations in the value of the currencies that our businesses use.

Changes in taxation rates, audit regulations, investigations and tax proceedings could have a material adverse effect on our financial condition and results of operations.

We are subject to direct and indirect taxes in Singapore for the operating and holding companies. We endeavor to be fully compliant with and provide for all known taxes in each tax jurisdiction in which we operate and have presence. The level of provision for tax is subject to our interpretation of applicable tax laws in the jurisdictions in which we file. We will seek to run the Company in the manner that the Company remains tax resident in Singapore. We have taken and will continue to take tax positions based on our interpretation of tax laws, but tax accounting often involves complex matters and judgment is required in determining our future regional business partnerships and provision for direct and indirect tax liabilities. In all best efforts, we operate and strive to comply with all applicable tax laws, nevertheless, there can be variation and tax authority may have adopted a different interpretation of the law and assess us differently.

Based on historical practice, tax authority has not disagreed, but may in the future disagree, with our judgments. We assess regularly based on tax authority guidance and follow closely with tax updates from the authority to be aligned with the likely outcomes of tax assessments, reporting and if any audits to determine the appropriateness of our tax liabilities. Conversely, our effective tax rate in the future could be adversely affected by changes in the mix of earnings in new countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. Tax rates in the new jurisdictions in which we would operate may change because of macroeconomic, political or other factors. Recent increases in the country and corporate tax rates in more and more regional jurisdictions in which we are seeking to operate could have a negative impact on our profitability. In addition, pending changes in tax laws, treaties or regulations, or their interpretation or enforcement, have become more unpredictable, particularly in less developed markets in the region, which could materially adversely affect our tax position. Any of these occurrences could have a material adverse effect on our financial condition and results of operations.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

In the ordinary course of our current business in and further expansion into other markets, there would be more transactions which tax has to be determined may be less uncertain. Our effective tax rate could be adversely affected by lower than anticipated earnings in markets where we have lower statutory rates and higher than anticipated earnings in markets where we have higher statutory rates, by changes in foreign currency exchange rates or by changes in the relevant tax, accounting, app store taxes and other laws, regulations, principles and interpretations. Any of these occurrences could materially and adversely affect our business, financial condition, results of operations and prospects.

Risks Related to the Offering and Ownership of Our Class A Ordinary Shares

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance and could result in significant losses and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those Class A Ordinary Shares at or above the initial public offering price. We cannot assure you that our Class A Ordinary Shares’ initial public offering price, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Class A Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our or the underwriter’s control, including:

●	actual or anticipated fluctuations in our revenues and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow the Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

Furthermore, the trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our or the underwriter’s control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located in Singapore that have listed their securities in the United States.

In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance and could result in significant losses and you may not be able to resell your shares at or above the initial public offering price,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business, causing our Class A Ordinary Shares to significantly decline in value or become worthless. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme share price run-ups followed by rapid price declines, and such share price volatility was seemingly unrelated to the respective company’s underlying performance. For example, artificial trading, dissemination of inaccurate or misleading information about us by third parties, including through social media and other online platforms, may negatively affect investor perception and result in volatility or a decline in our share price. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

We may not maintain the listing of our Class A Ordinary Shares on Nasdaq, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Class A Ordinary Shares on Nasdaq concurrently with this offering. In order to continue listing our Class A Ordinary Shares on Nasdaq, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Class A Ordinary Shares will continue to be listed on Nasdaq in the future. If Nasdaq delists our Class A Ordinary Shares and we are unable to list our Class A Ordinary Shares on another national securities exchange, we will endeavor to have our Class A Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of our Class A Ordinary Shares in the public market could materially and adversely affect the prevailing market price of our Class A Ordinary Shares and our ability to raise capital in the future.

The market price of our Class A Ordinary Shares could decline as a result of future sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur. Future sales, or perceived sales, of substantial amounts of the shares could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and the Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than what is received in the sale. Since it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These negative opinions have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any negative opinions of short sellers, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

Because we may not expect to pay dividends in the foreseeable future, you may rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we may not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to make dividend payments or satisfy our financial obligations, if any.

We are a holding company incorporated under the laws of the Cayman Islands and our subsidiaries, which are all wholly owned by us, conduct all of our operations and own all of our operating assets. We have no material assets other than the equity interests in our wholly owned subsidiaries. Currently, we intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we may not expect to pay any cash dividends in the foreseeable future. See “— Because we may not expect to pay dividends in the foreseeable future, you may rely on price appreciation of our Class A Ordinary Shares for a return on your investment.” Even if we decide to pay dividends, as a holding company, our ability to make dividend payments to you depends on the results of operations of our subsidiaries and their ability to distribute funds to us. See “Dividend Policy.” Additionally, we may also depend on funds from our subsidiaries to pay for any operating expenses or other financial obligations that we may incur. If we are unable to obtain funds from our subsidiaries, our ability to pay dividends or satisfy our financial obligations, if any, would be adversely affected.

Because our public offering price is substantially higher than our net tangible book value per ordinary share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than the corresponding amount paid by existing shareholders for their shares and more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of $4.35 per Class A Ordinary Share, representing the difference between our net tangible book value per Class A Ordinary Share of $1.65 as of December 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no exercise of the over-allotment option and no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed initial public offering price of $6.00 per Class A Ordinary Share (being the mid-point range of $5.00 and $7.00 per Class A Ordinary Share). See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of our net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for the acquisition of, or investment in, businesses or technologies that complement our business, although we do not have definitive plans, agreements or commitments to enter into any such acquisitions or investments at this time (40%), to support operating expenses especially in the area of marketing and business development (30%), and for general corporate purposes, including the costs associated with being a public company (30%). See “Use of Proceeds” for more information. However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) in any taxable year, which could result in significant adverse U.S. federal income tax consequences to U.S. investors investing in our Class A Ordinary Shares.

A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the gross value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “PFIC asset test”). Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the Company’s goodwill and other unbooked intangibles are generally taken into account when determining the value of its assets. Based upon our current and expected income and assets, including goodwill and other unbooked intangibles not reflected on our balance sheet (taking into account the expected proceeds from this offering) and projections as to the market price of our Class A Ordinary Shares immediately following the offering, we do not expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be classified as a PFIC, because the value of our assets for purposes of the PFIC asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to be classified as a PFIC for the current or subsequent taxable years. The determination of whether we will be classified as a PFIC will also depend, in part, on the composition of our income and assets. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. It is also possible that the U.S. Internal Revenue Service (the “IRS”) could challenge our classification of certain income and assets as non-passive, which could result in the Company being or becoming a PFIC for the current or future taxable years. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Material Tax Considerations — United States Federal Income Taxation — Passive Foreign Investment Company Considerations”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the ordinary shares and on the receipt of distributions on the ordinary shares to the extent such distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such U.S. Holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares, unless we were to cease to be a PFIC and the U.S. Holder were to make a “deemed sale” election with respect to the Class A Ordinary Shares. For more information see “Material Tax Considerations — United States Federal Income Taxation — Passive Foreign Investment Company Considerations”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the law of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands.

The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which is generally persuasive authority, but is not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect or obtain register of members or corporate records (other than the memorandum and articles of association, special resolutions which have been passed by shareholders and register of mortgages and charges). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands. Under our post-offering memorandum and articles of association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorised by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practice in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the United States. Currently, we plan to rely on home country practice with respect to certain corporate governance matters. Accordingly, our shareholders will be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Our post-offering memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A Ordinary Shares.

Our post-offering memorandum and articles of association contain provisions to limit the ability of others to acquire control of the Company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of the Company in a tender offer or similar transaction. Our board of directors has the authority, without the approval of our shareholders, to issue preferred shares in one or more series and to fix their terms and rights, any or all of which may be greater than the rights associated with our Class A Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A Ordinary Shares may fall and the voting and other rights of the holders of our Class A Ordinary Shares may be materially and adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Class A Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act. The Sarbanes-Oxley Act will require that we include a report of management on our internal control over financial reporting in our annual reports to the SEC. In addition, if we cease to be an “emerging growth company” as defined in the U.S. federal securities laws, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

In the course of auditing our consolidated financial statements for the financial statements included elsewhere in this prospectus, we identified two material weaknesses in our internal control over financial reporting: (i) lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC; and (ii) lack of formal risk assessment process and internal control framework over financial reporting, including lack of a formal group-wide risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems. Following the identification of the material weaknesses, we have taken measures and plans to continue to take measures to remedy these material weaknesses. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.”

However, we cannot assure you that the implementation of these measures will be sufficient to remediate such material weaknesses, or that material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to correct the above-mentioned material weaknesses or to discover and address any other material weaknesses or significant deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Lack of experience as officers of publicly traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires, although, currently, as a foreign private issuer, we are not required to obtain such auditor certifications.

Because we are a Cayman Islands exempted company and substantially all of our business is conducted in Singapore, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are an exempted company incorporated with limited liability under the law of the Cayman Islands. Our corporate affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands exempted companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company (save for the register of mortgages and charges, the memorandum and articles of association and special resolutions of the shareholders of the company). Our directors have discretion under our post-offering memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the federal sec, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

An emerging growth company is not required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

Our dual class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Suchness, and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at general meetings of Suchness. Due to the disparate voting powers associated with our dual-class voting structure, Poh Hin Tan (the “Controlling Shareholder”), our chief executive officer, director and controlling shareholder, will beneficially own approximately 29.7% of the issued and outstanding Class A Ordinary Shares and 100% of the issued and outstanding Class B Ordinary Shares, representing 75.8% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is not exercised by the underwriter, and 74.9% of our total voting power, assuming the option to purchase additional Class A Ordinary Shares is fully exercised by the underwriter. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

We are a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements of Nasdaq that provide protection to shareholders of other companies.

Due to the disparate voting power associated with our dual-class voting structure, upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq listing rules. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may choose to rely, on certain exemptions from the corporate governance requirements in the Nasdaq listing rules, including an exemption from the rule that a majority of our board of directors must be independent directors, although we do not intend to rely on any of the exemptions at this time. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our shareholders of the Class A Ordinary Shares.

Future issuances of our Class B Ordinary Shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of the Class B Ordinary Shares retains their shares.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act establishing liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies. Moreover, we will be required to file an annual report with the SEC within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements in the Nasdaq listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance requirements of Nasdaq.

As a foreign private issuer that has applied to list our Class A Ordinary Shares on Nasdaq, we rely on provisions in the corporate governance requirements in the Nasdaq listing rules that allow us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on Nasdaq.

For example, we are exempt from the Nasdaq listing rules that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating and corporate governance committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and issuances of ordinary shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. We currently plan to follow our home country practice that does not require each member of our compensation committee and nominating and corporate governance committee to be an independent director. After the offering, our board of directors will consist of three independent directors. For details, see “Management”. With respect to our audit committee, we are required to comply with the provisions of Rule 10A-3 of the Exchange Act applicable to U.S. companies listed on Nasdaq. However, because we are a foreign private issuer, our audit committee is not subject to additional corporate governance requirements in the Nasdaq listing rules applicable to listed U.S. companies, including using more stringent criteria than those applicable to us as a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. Accordingly, the next determination will be made with respect to us on June 30, 2027. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents, and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We also would be required to comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act,” was signed into law on December 18, 2025, and will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Directors and officers will remain exempt from the short swing profit rules of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

In June 2025, the SEC issued a concept release soliciting public comment on potential changes to the definition of a foreign private issuer. This release is the first review of the foreign private issuer framework since 2008, and the SEC is considering revisions that could significantly impact which foreign companies qualify for the more-relaxed U.S. reporting requirements afforded to foreign private issuers. The concept release outlines several potential approaches to revising the definition of a foreign private issuer, including updating existing eligibility criteria, adding foreign trading volume requirements, and incorporating an assessment of foreign regulation. It is uncertain when the SEC will adopt the revisions to the definition of a foreign private issuer and whether those revisions will impact our foreign private issuer status, although if the changes are adopted as proposed it is likely that we would not qualify as a foreign private issuer.

We will incur significantly increased costs and devote substantial amount of our management’s time as a result of becoming a public company and the eventual listing of our Class A Ordinary Shares on Nasdaq.

As a public company, we will be subject to the reporting requirements of the SEC, as amended from time to time, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms, we will incur additional legal, accounting and other expenses as a public reporting company that we did not incur as a private company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq listing rules, including applicable corporate governance requirements. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds immediately after the completion of this offering or in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholder, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting of shareholders and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow shareholders holding, at the date of deposit of the requisition, shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of Suchness, to requisite a general meeting of our shareholders, in which case the chairman or a majority of the directors (acting by a resolution of the board) shall proceed to convene an extraordinary general meeting of Suchness. Advance notice of at least ten (10) clear days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting present.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 5,000,000 Class A Ordinary Shares in this offering will be approximately $26.1 million, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, based on the assumed initial public offering price of $6.00 per Class A Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us from this offering will be approximately $30.3 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering in the following manner:

●	approximately 60% for the acquisition of, or investment in, businesses or technologies that complement our business, although we do not have definitive plans, agreements or commitments to enter into any such acquisitions or investments at this time.

●	approximately 20% to support operating expenses especially in the area of marketing and business development; and

●	approximately 20% for general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We do not intend to pay any dividends on our Class A Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business.

Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws. As a holding company with no direct operations, we will only be able to pay dividends from funds available to us, including distributions from our operating subsidiaries in Singapore. Singapore law prohibits the payment of dividends other than out of profits, and dividends must be paid in accordance with the company’s constitution and generally accepted accounting principles in Singapore. Accordingly, our ability to pay dividends will depend on the receipt of dividends or other distributions from our Singapore subsidiaries, which may in turn distribute dividends to our intermediate holding companies and then to us.

In the event that we decide to pay dividends in the future, subject to the Companies Act and our memorandum and articles of association, as amended and restated from time to time, our Company by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend upon the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Class A Ordinary Shares. When making recommendations on the timing, amount, and form of future dividends, if any, our board of directors will consider, among other things:

●	our results of operations and cash flows

●	our expected financial performance and working capital needs;

●	our future prospects;

●	our capital expenditures and other investment plans;

●	other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on the payment of dividends that may be imposed on us by our financing arrangements; and

●	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws in Singapore, the place of incorporation of our subsidiaries, or contractual restrictions that would affect the payment or remittance of dividends. However, in the event that the group strategy is to have the subsidiaries raise capital and retain such financing for their operations, such loan or financing agreements may contain covenants which could restrict the payment of dividends. Furthermore, current Singapore regulations permit a Singapore subsidiary to pay dividends to its respective shareholders only out of its profits, if any, determined in accordance with Singapore accounting standards and regulations.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2025:

●	on an actual basis as of December 31, 2025; and

●	on an “as-adjusted basis” to reflect (i) the issuance and sale of 5,000,000 Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $6.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, and (ii) the adoption of the dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares effective on February 13, 2026.

●	on an “as-adjusted basis” to reflect (i) the issuance and sale of 5,000,000 Class A Ordinary Shares by us in this offering, assuming full exercise of the underwriters’ over-allotment option, at the assumed initial public offering price of $6.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us, and (ii) the adoption of the dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares effective on February 13, 2026.

You should read this capitalization table in conjunction with the information set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.

	Actual as of December 31, 2025	As-adjusted December 31, 2025 (assuming no exercise of the over- allotment option)	As-adjusted December 31, 2025 (assuming full exercise of the over- allotment option)
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$3,319,412	$29,433,972	$33,573,972
Short term bank borrowing	-	-	-
Shareholders’ Equity:
Class A Ordinary Shares of par value of $0.0001 each, 480,000,000 shares authorized, 16,000,000 shares issued and outstanding as of December 31, 2025; 21,000,000 shares issued and outstanding on an as-adjusted basis (assuming no exercise of the over-allotment option); 21,750,000 shares issued and outstanding on an as-adjusted basis (assuming full exercise of the over-allotment option)	1,600	2,100	2,175
Class B ordinary shares of par value of $0.0001 each, 20,000,000 shares authorized, 4,000,000 shares issued and outstanding as of December 31, 2025 and on an as-adjusted basis	400	400	400
Additional paid-in capital	884,771	26,998,831	31,138,756
Retained earnings	7,117,409	7,117,409	7,117,409
Accumulated other comprehensive income	455,464	455,464	455,464
Total Shareholders’ Equity	$8,459,644	$34,574,204	$38,714,204
Total capitalization	8,459,644	34,574,204	38,714,204

A $1.00 increase (decrease) in the assumed initial public offering price of $6.00 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $4,600,000, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and our consolidated net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the consolidated net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our consolidated net tangible book value as of December 31, 2025, was $8,459,644, or $0.53 per Class A Ordinary Share. The consolidated net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the consolidated net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 5,000,000 Class A Ordinary Shares offered in this offering based on the initial public offering price of $6.00 per Class A Ordinary Share, the midpoint of the public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our consolidated as-adjusted net tangible book value as of December 31, 2025, would have been $34,574,204, or $1.65 per outstanding Class A Ordinary Share. This represents an immediate increase in consolidated net tangible book value of $1.12 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in consolidated net tangible book value of $4.35 per Class A Ordinary Share to investors purchasing Ordinary Shares in this offering. The consolidated as-adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post-Offering
Assumed Initial public offering price per Class A Ordinary Share	$6.00
Consolidated net tangible book value per Class A Ordinary Share as of December 31, 2025	$0.53
Consolidated as-adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	$1.12
Consolidated as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering	$1.65
Amount of dilution in consolidated net tangible book value per Class A Ordinary Share to new investors in the offering	$4.35

The following tables summarize, on a consolidated as-adjusted basis as of December 31, 2025, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	16,000,000	76.2%	$8,459,644	22.0%	$0.53
New investors	5,000,000	23.8%	$30,000,000	78.0%	$6.00
Total	21,000,000	100.0%	$38,459,644	100.0%	$1.83

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our unaudited consolidated financial statements of the Company and the related notes included in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. All amounts included herein with respect to the years ended June 30, 2025 and 2024 are derived from our audited consolidated financial statements, and the six months ended December 31, 2025 and 2024 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP.

Overview

Suchness was incorporated as an exempted holding company under the laws of the Cayman Islands on August 4, 2025. Suchness does not conduct any substantive operations on its own, but instead conducts its business operations through its wholly owned subsidiaries in the Republic of Singapore (“Singapore”). Suchness and its subsidiaries are hereinafter collectively referred to as “the Company” or “we”, except for the sections introducing AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. separately.

The Company is a professional system integration provider to design and implement integrated facility management systems and industrial automation monitoring systems mainly for the optoelectronic, semiconductor, telecom and logistic industries, through its wholly owned subsidiaries, AP and QS. AP focuses on engineering services and sales of machine parts, chemical, and gas products, and QS is a provider of engineering and technical solutions for semiconductor fabrication facilities in Singapore.

On September 17, 2025, the Company completed a restructuring, following which Suchness became the holding company of AP and QS, whereby each of AP and QS became wholly owned subsidiaries of Suchness.

Results of Operations

For the six months ended December 31, 2025 and 2024

The following table summarizes the results of our operations for the six months ended December 31, 2025 and 2024, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the six months ended December 31,		2025 vs 2024
	2025	2024	Fluctuation	%
	$	$	$
Revenues, net	11,272,357	15,091,171	(3,818,814)	-25.3%
Revenues - related party	54,990	11,063	43,927	397.1%
Total revenues	11,327,347	15,102,234	(3,774,887)	-25.0%
Cost of revenues	6,917,711	8,465,959	(1,548,248)	-18.3%
Cost of revenues - related parties	879,229	495,079	384,150	77.6%
Total cost of revenues	7,796,940	8,961,038	(1,164,098)	-13.0%
Gross profit	3,530,407	6,141,196	(2,610,789)	-42.5%
Gross profit margin	31.2%	40.7%
Operating expenses:
Selling and marketing expenses	50,912	177,204	(126,292)	-71.3%
General and administrative expenses	1,542,302	1,409,141	133,161	9.4%
Total operating expenses	1,593,214	1,586,345	6,869	0.4%
Income from operations	1,937,193	4,554,851	(2,617,658)	-57.5%
Interest expense	(38)	(2,427)	2,389	-98.4%
Interest income	2,060	36,215	(34,155)	-94.3%
Government grants	4,704	6,509	(1,805)	-27.7%
Other income	4,899	-	4,899	N/A
Total other income	11,625	40,297	(28,672)	-71.2%
Income before provision for income taxes	1,948,818	4,595,148	(2,646,330)	-57.6%
Income tax provision	301,102	635,007	(333,905)	-52.6%
Net income	1,647,716	3,960,141	(2,312,425)	-58.4%

Table of revenue streams:

		For the six months ended December 31,		2025 vs 2024
Nature	Types of revenues	2025	2024	Fluctuation	%
		$	$	$
Third parties	Products sales	4,087,304	4,718,042	(630,738)	-13.4%
	System integration projects	2,730,670	6,464,068	(3,733,398)	-57.8%
	Engineering services	4,454,383	3,909,061	545,322	14.0%
Related parties	Engineering services	54,990	11,063	43,927	397.1%
	Total revenues	11,327,347	15,102,234	(3,774,887)	-25.0%

Revenues

We derive revenues from three sources: (1) product sales, (2) system integration projects, and (3) engineering services.

We mainly provide precursors (chemical compounds) and specialty gases products to semiconductor fabrication facilities in Singapore currently.

We also provide engineering and preventive maintenance services to the customer. These services are recognized at a point in time, upon the customer’s acceptance of the engineering, preventive maintenance results.

In addition to delivering products and engineering services, we are also a professional system integration provider to design and implement integrated facility management systems and industrial automation monitoring systems mainly for semiconductor, telecom and optoelectronic industries. We perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on customers’ specific needs which requires significant customization. Most of the system integration projects are short term contracts. The system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

Our third-party revenues for the six months ended December 31, 2025 and 2024 were $11,272,357 and $15,091,171, respectively. The $3,818,814, or 25.3% decrease in revenues was mainly driven by the $3,733,398, or 57.8% decrease in system integration projects revenue and the $630,738, or 13.4% decrease in products sales revenue.

For the six months ended December 31, 2025, our engineering services revenue and revenue from products sales have seen an increase of 14.0% and a decrease of 13.4%, respectively, which remain within the normal range of fluctuation. Our system integration projects revenue decrease from $6,464,068 for the six months ended December 31, 2024 to $2,730,670 for the six months ended December 31, 2025, representing a significant decrease of $3,733,398 or 57.8%. The decrease was primarily due to customers postponing the implementation of certain projects amid uncertainties related to tariffs and broader economic conditions, which delayed the related revenue recognition.

Starting from February 2026, as project implementation has gradually resumed, revenue generated from system integration projects recognized on our preliminary management accounts and not audited or reviewed, indicate a clear recovery trend through April 2026.

Our related party revenues for the six months ended December 31, 2025 and 2024 were $54,990 and $11,063, respectively, representing an increase of $43,927, all of which were derived from the engineering services. Our related party revenues accounted for 0.5% and 0.1% of the total revenue for the six months ended December 31, 2025 and 2024, respectively.

Cost of Revenues

Our cost of revenues consists of costs directly related to revenue-generating activities, which is primarily consisted of outsourcing costs, material costs and compensation expenses for our professionals.

Our total cost of revenues decreased by $1,164,098 or 13.0% from $8,961,038 for the six months ended December 31, 2024 to $7,796,940 for the six months ended December 31, 2025, which was generally due to the significant decrease in revenue.

Gross Profit and Gross Profit Margin

Gross profit represents revenues less cost of revenues. Gross profit margin represents gross profit as a percentage of our revenues.

(1) Gross profit

Our gross profit decreased by $2,610,789 or 42.5% from $6,141,196 for the six months ended December 31, 2024 to $3,530,407 for the six months ended December 31, 2025. The significant decrease in gross profit was attributed to (1) decrease of $3,774,887, or 25.0% in total revenue; (2) decrease of gross profit margin from 40.7% to 31.2%.

(2) Gross profit margin

Gross profit margin for the six months ended December 31, 2025 and 2024 was 31.2% and 40.7%, respectively, representing a decrease of 9.5%. The lower gross profit margin was primarily attributable to the following factors: (1) a significant decrease in revenue from system integration projects during the six months ended December 31, 2025, which resulted in a less favorable revenue mix, as system integration projects generally carry relatively higher gross profit margins due to the specialized skills and expertise required; and (2) lower volumes of system integration project services and product sales during the six months ended December 31, 2025, which reduced the utilization efficiency of our engineering and technical workforce, resulting in less efficient absorption of fixed personnel costs.

Operating Expenses

Our operating expenses consist of selling and marketing expenses, general and administrative expenses. Operating expenses slightly increased by $6,869, or 0.4%, from $1,586,345 for the six months ended December 31, 2024 to $1,593,214 for the six months ended December 31, 2025. The increase in our operating expenses was primarily due to $133,162 increase in general and administrative expenses.

Selling and marketing expenses consisted of transport allowance, salary and compensation expenses relating to our sales personnel. Selling and marketing expenses was $50,912 and $177,204 for the six months ended December 31, 2025 and 2024, respectively, representing a decrease by $126,292, resulting from lessor staff bonus occurred.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation and amortization expenses, office overhead, impairment losses, professional service fees and travel and transportation costs. General and administrative expenses increased by $133,161 or 9.4% from $1,409,141 for the six months ended December 31, 2024 to $1,542,302 for the six months ended December 31, 2025, due to the increased administrative personnel scale and average salaries, and the increased exchange loss.

Income Tax Expenses

Income tax expenses represented current and deferred income tax expenses derived from income before taxes generated by our operating subsidiaries, AP and QS. For the six months ended December 31, 2025 and 2024, we recorded current income tax expenses of $371,604 and $503,989, respectively. The significant decrease in current income tax expenses in the six months ended December 31, 2025 was primarily attributable to the income before income taxes recorded by Quantum Services Pte Ltd. for the six months ended December 31, 2025, compared to income before income taxes in the same period last year. For the six months ended December 31, 2025 and 2024, we recorded deferred income tax benefit of $70,502 and deferred income tax expense of $131,018, respectively.

Net income

As a result of the reasons and circumstances discussed above, our net income decreased by $2,312,425, or 58.4%, from $3,960,141 for the six months ended December 31, 2024 to $1,647,716 for the six months ended December 31, 2025. The decrease in net income was primarily attributable to: (1) a $3,774,887, or 25.0%, decrease in total revenue, driven by a lower volume of system integration project services provided to our major customers; and (2) a decrease in gross profit margin from 40.7% to 31.2%, primarily due to a lower proportion of system integration projects revenue in our overall revenue mix, as system integration projects generally carries higher gross margins, as well as lower utilization of our engineering and technical workforce, resulting in less efficient absorption of fixed personnel costs.

For the years ended June 30, 2025 and 2024

The following table summarizes the results of our operations for the years ended June 30, 2025 and 2024, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the year ended June 30,		2025 vs 2024
	2025	2024	Fluctuation	%
	$	$	$
Revenues	24,116,031	18,802,027	5,314,004	28.3%
Revenues - related parties	59,310	9,467	49,843	526.5%
Total revenues	24,175,341	18,811,494	5,363,847	28.5%
Cost of revenues	14,284,599	12,323,758	1,960,841	15.9%
Cost of revenues - related parties	1,007,612	601,238	406,374	67.6%
Total cost of revenues	15,292,211	12,924,996	2,367,215	18.3%
Gross profit	8,883,130	5,886,498	2,996,632	50.9%
Gross profit margin	36.7%	31.3%
Operating expenses:
Selling and marketing expenses	219,278	266,996	(47,718)	-17.9%
General and administrative expenses	2,940,248	2,443,407	496,841	20.3%
Total operating expenses	3,159,526	2,710,403	449,123	16.6%
Income from operations	5,723,604	3,176,095	2,547,509	80.2%
Interest expense	(3,457)	(8,761)	5,304	-60.5%
Interest income	61,921	320	61,601	19250.3%
Government grants	23,437	61,210	(37,773)	-61.7%
Other income	124	3,704	(3,580)	-96.7%
Total other income	82,025	56,473	25,552	45.2%
Income before provision for income taxes	5,805,629	3,232,568	2,573,061	79.6%
Income tax provision	954,125	465,643	488,482	104.9%
Net income	4,851,504	2,766,925	2,084,579	75.3%

Table of revenue streams:

		For the year ended June 30,		2025 vs 2024
Nature	Types of revenues	2025	2024	Fluctuation	%
		$	$	$
Third parties	Products sales	8,330,044	7,743,948	586,096	7.6%
	System integration projects	7,421,538	5,042,339	2,379,199	47.2%
	Engineering services	8,364,449	6,015,740	2,348,709	39.0%
Related parties	Engineering services	59,310	9,467	49,843	526.5%
	Total revenues	24,175,341	18,811,494	5,363,847	28.5%

Revenues

We derive revenues from three sources: (1) product sales, (2) system integration projects, and (3) engineering services.

We mainly provide precursors (chemical compounds) and specialty gases products to semiconductor fabrication facilities in Singapore currently.

We also provide engineering and preventive maintenance services to the customer. These services are recognized at a point in time, upon the customer’s acceptance of the engineering, preventive maintenance results.

In addition to delivering products and engineering services, we are also a professional system integration provider to design and implement integrated facility management systems and industrial automation monitoring systems mainly for semiconductor, telecom and optoelectronic industries. We perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on customers’ specific needs which requires significant customization. Most of the system integration projects are short term contracts. The system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

Our third-party revenues for the years ended June 30, 2025 and 2024 were $24,116,031 and $18,802,027, respectively. The $5,314,004, or 28.3% increase in revenues from third parties was mainly driven by the $2,379,199, or 47.2% increase in system integration projects revenue and the $2,348,709, or 39.0% increase in engineering services revenue.

Our main product, the chemical product, were stable in price for the past two years. Regarding the projects and services, the price varied for different customers. Overall, as driven by cost factors such as labor cost and material cost, prices for projects and services are still showing an upward trend.

For the year ended June 30, 2025, revenue from our top two customers increased by $1,624,224 and $1,235,251, respectively. Revenue from our largest customer accounted for 50.0% and 55.6% of our total revenue for the years ended June 30, 2025 and 2024, respectively, which has a significant impact on our operation.

Our related party revenues for the years ended June 30, 2025 and 2024 were $59,310 and $9,467, respectively, representing an increase of $49,843, or 526.5%, all of which was derived from the engineering services. Our related party revenues accounted for 0.2% and 0.1% of the total revenue for the years ended June 30, 2025 and 2024, respectively.

Cost of Revenues

Our cost of revenues consists of costs directly related to revenue-generating activities, which is primarily consisted of outsourcing costs, material costs and compensation expenses for our professionals.

Our total cost of revenues increased by $2,367,215 or 18.3% from $12,924,996 for the year ended June 30, 2024 to $15,292,211 for the year ended June 30, 2025, which was generally due to the significant increase in revenue.

Gross Profit and Gross Profit Margin

Gross profit represents revenues less cost of revenues. Gross profit margin represents gross profit as a percentage of our revenues.

(1) Gross profit

Our gross profit increased by $2,996,632 or 50.9% from $5,886,498 for the year ended June 30, 2024 to $8,883,130 for the year ended June 30, 2025. The significant increase in gross profit was attributed to (1) increase of $5,363,847, or 28.5% in total revenue; (2) increase of gross profit margin from 31.3% to 36.7%.

(2) Gross profit margin

Gross profit margin for the year ended June 30, 2025 and 2024 was 36.7% and 31.3%, respectively, representing an increase of 5.4%. The significantly higher gross profit margin was mainly due to the following reasons: (1) the substantial increase in revenue from system integration projects for the year ended June 30, 2025 led to a higher overall gross profit margin. The system integration projects business requires more specialized skills and experience and generally carries a relatively higher gross profit margin. (2) during the year ended June 30, 2025, our customers provided more system integration projects and engineering service, which enabled us to better utilization of our engineering and technical workforce, which allowed fixed personnel costs to be absorbed over a larger revenue base.

Operating Expenses

Our operating expenses consist of selling and marketing expenses, general and administrative expenses. Operating expenses increased by $449,123, or 16.6%, from $2,710,403 for the year ended June 30, 2024 to $3,159,526 for the year ended June 30, 2025. The increase in our operating expenses was primarily due to $496,841 increase in general and administrative expenses.

Selling and marketing expenses consisted of transport allowance, salary and compensation expenses relating to our sales personnel. Selling and marketing expenses were $219,278 and $266,996 for the years ended June 30, 2025 and 2024, respectively, which maintained stable for the past two years.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation and amortization expenses, office overhead, impairment losses, professional service fees and travel and transportation costs. General and administrative expenses increased by $496,841 or 20.3% from $2,443,407 for the year ended June 30, 2024 to $2,940,248 for the year ended June 30, 2025, due to the increased administrative personnel scale and average salaries, and the increased exchange loss.

Income Tax Expenses

Income tax expenses represented current and deferred income tax expenses derived from income before taxes generated by our operating subsidiaries, AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. For the years ended June 30, 2025 and 2024, we recorded current income tax expenses of $949,029 and $433,319, respectively. The significant increase in current income tax expenses in the year ended June 30, 2025 was primarily attributable to the income before income taxes recorded by Quantum Services Pte. Ltd. for the current year, compared to income before income taxes in the prior year. For the years ended June 30, 2025 and 2024, we recorded deferred income tax expenses of $5,096 and $32,324 respectively.

Net income

As a result of the reasons and circumstances discussed above, our net income increased by $2,084,579, or 75.3%, from $2,766,925 for the year ended June 30, 2024 to $4,851,504 for the year ended June 30, 2025. The increase in net income was primarily attributable to (1) a $5,363,847, or 28.5%, increase in total revenue driven by a higher volume of system integration projects and engineering services provided to our major customers; and (2) an improvement in gross profit margin from 31.3% to 36.7% as a result of a higher proportion of projects with relatively higher gross margins and better utilization of our engineering and technical workforce, which allowed fixed personnel costs to be absorbed over a larger revenue base.

Liquidity and Capital Resources

In assessing the liquidity, we monitor and analyze our cash on-hand, our ability to generate sufficient revenues, and operating and capital expenditure commitments. Historically, we have funded our operation through a combination of cash flows generated from our operation, contributions from our shareholders and borrowings from banks. As of December 31, 2025, we had cash and cash equivalents of $3,319,412 and a working capital of $7,893,396, respectively. As of June 30, 2025, we had cash and cash equivalents of $5,760,132 and a working capital of $10,105,155, respectively.

We believe that we will generate sufficient cash flows to fund our operating entities’ operations and to meet our obligations on a timely basis for the next 12 months, assuming the successful implementation of our business plans. We plan to support our future operations primarily from cash generated from our operating entities’ operations and the proceeds from our initial public offering. We may, however, require additional cash due to business expansion or other future developments. If our future cash is insufficient to meet our requirements, we may further seek to issue debt or equity securities or obtain additional credit facilities.

Cash flows for the six months ended December 31, 2025 and 2024

The following table summarizes our consolidated cash flows for the years indicated:

	For the six months ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	$1,259,119	$(302,603)
Net cash used in investing activities	-	(5,786)
Net cash used in financing activities	(3,638,646)	(114,908)
Effect of exchange rate changes	(61,193)	39,536
Net decrease in cash and cash equivalents	$(2,440,720)	$(383,761)

Operating Activities

Net cash provided by operating activities was $1,259,119 for the six months ended December 31, 2025, primarily consisting of net income of $1,647,716, amortization of right-of-use operating lease assets of $249,437, a decrease of $218,448 in inventory, an increase of $23,730 in accounts payable - related parties, and mainly offset by an increase in account receivable of $127,748, a decrease in advance from customers of $255,838 and a decrease in operating lease liability of $240,876.

Net cash used in operating activities was $302,603 for the six months ended December 31, 2024, mainly comprising an increase in accounts receivable of $3,583,661, a decrease in account payable of $313,225, a decrease in advance from customer of $1,957,323, and offset by net income of $3,960,141, amortization of right-of-use operating lease assets of $195,741, a decrease in inventory of $547,709, a decrease in contract fulfillment cost of $42,263, an increase of $48,515 in account payable - related parties, an increase of $588,195 in income tax payable, and an increase of $392,260 in accrued expenses and other current liabilities.

Investing Activities

For the six months ended December 31, 2025, we conducted no investing activities.

For the six months ended December 31, 2024, net cash used in investing activities was $5,786, primarily for purchases of property and equipment.

Financing Activities

For the six months ended December 31, 2025, net cash used in financing activities was $3,638,646, which consisted of repayment of bank loan in the amount of $21,219, distribution of dividends in the amount of $3,982,558, an increase in deferred IPO cost of $305,988, and repayment to related party in the amount of $4,505, and offset by proceeds of capital contribution in the amount of $488,000 and proceeds from related party of $187,624.

For the six months ended December 31, 2024, net cash used in financing activities was $114,908, which consisted of repayment of bank loan in the amount of $128,594 and repayment to related party in amount of $287,973, and offset by proceeds from related party in the amount of $301,659.

Cash Flows for the years ended June 30, 2025 and 2024

The following table summarizes our consolidated cash flows for the years indicated:

	For the years ended June 30,
	2025	2024
Net cash provided by operating activities	$1,106,327	$5,208,207
Net cash used in investing activities	(7,733)	(6,532)
Net cash used in financing activities	(766,354)	(1,853,965)
Effect of exchange rate changes	342,511	(28,776)
Net increase in cash and cash equivalents	$674,751	$3,318,934

Operating Activities

Net cash provided by operating activities was $1,106,327 for the year ended June 30, 2025, primarily consisting of net income of $4,851,504, amortization of right-of-use operating lease assets of $242,811, a decrease of $574,641 in inventory, an increase of $370,474 in income tax payable, and offset by an increase in account receivable of $1,559,737, a decrease in account payable of $639,711 and a decrease in advance from customers of $2,699,331.

Net cash provided by operating activities was $5,208,207 for the year ended June 30, 2024, mainly comprising net income of $2,766,925, amortization of right-of-use operating lease assets of $222,938, a decrease in accounts receivable - related parties of $69,583, a decrease in account receivable of $106,810, a decrease in inventory of $353,261, a decrease in contract fulfilment cost of $138,627, a decrease in other current assets of $833,449, an increase of $269,912 in account payable, an increase of $1,361,516 in advance from customers, and offset by an increase of $9,930 in amount due from related parties, a decrease of $269,898 in accounts payable - related parties, and a decrease of $284,140 in income tax payable and a decrease of $ 286,276 in accrued expenses and other current liabilities.

Investing Activities

For the year ended June 30, 2025 and 2024, net cash used in investing activities were $7,733 and $6,532, respectively, primarily for purchases of property and equipment.

Financing Activities

For the year ended June 30, 2025, net cash used in financing activities was $766,354, which consisted of repayment of bank loan in the amount of $251,423, distribution of dividends in the amount of $481,059, proceeds from related parties in the amount of $301,841 and repayment to related party in the amount of $335,713.

For the year ended June 30, 2024, net cash used in financing activities was $1,853,965, which consisted of repayment of bank loan in the amount of $227,363, distribution of dividends in amount of $1,576,059, proceeds from related party in the amount of $741,675 and repayment to related party in the amount of $792,218.

Capital Expenditures

We made capital expenditures of $0 and $5,786 for the six months ended December 31, 2025 and 2024, respectively. We made capital expenditures of $7,733 and $6,532 for the year ended June 30, 2025 and 2024, respectively.

Contractual Obligations

We had outstanding bank loan balances of $0, $21,455 and $245,370 as of December 31, 2025, June 30, 2025 and June 30, 2024, respectively. We have also entered into operating lease agreements for office and warehouse. The leases are expiring through May 1, 2027.

The following table sets forth our contractual obligations and commercial commitments as of December 31, 2025:

	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease arrangements	$317,175	$225,512	$91,663	$—	$—
Bank loans	—	—	—	—	—
Total	$317,175	$225,512	$91,663	$—	$—

The following table sets forth our contractual obligations and commercial commitments as of June 30, 2025:

	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease arrangements	$412,111	$225,764	$186,347	$—	$—
Bank loans	21,455	21,455	—	—	—
Total	$433,566	$247,219	$186,347	$—	$—

We are required to pay operating lease commitments and fund our capital expenditure in the normal course of business. Our primary sources of liquidity consist of existing cash balances, cash flows from our operating activities and availability under bank loan credit facilities. As of December 31, 2025, we had cash and cash equivalents of $3,319,412 and working capital of $7,925,107. Subsequent to December 31, 2025, we did not obtain any bank loans, nor did we enter into any fixed commitment for this expansion as the date of the Prospectus. We budget the rest of capital spending based on ongoing assessments of needs to maintain adequate cash. In the long run, we believe that the anticipated cash raised from financing and anticipated cash flow from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus.

Off-Balance Sheet Commitments and Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which the we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last Business Day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. As such, we will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Foreign Private Issuer Status

We are a “foreign private issuer” as defined in the U.S. federal securities laws, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules corporate governance listing standards.

Recently Adopted or Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is stated in the summary of significant accounting policies in our consolidated financial statements for the financial statements included elsewhere in this prospectus.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. We continually evaluate these judgments and estimates based on our own experience, knowledge and assessment of current business and other conditions, and our expectations regarding the future based on available information and assumptions that we believe to be reasonable. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following:

Revenue recognition

We adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from July 1, 2022 and used the modified retrospective method for all types of revenue.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

We derive our revenues primarily from three sources: (1) system integration projects; (2) product sales; (3) engineering services. All of our contracts with customers do not contain cancellable and refund-type provisions.

In accordance with ASC 606, we disaggregate revenue from contracts with customers by revenue stream. We determined that disaggregating revenue into these categories meets the disclosure objective in ASC 606 which is to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by regional economic factors. Refer to Note 3 for information regarding revenue disaggregation by revenue stream.

Revenue from product sales

We mainly provide precursors (chemical compounds), specialty gases products to semiconductor fabrication facilities in Singapore currently.

We act as a principal in its product sales arrangements, based on the following considerations:

(i)	we are primarily responsible for fulfilling the promise to provide the goods, which includes being responsible for the acceptability and quality of the goods.

(ii)	we bear inventory risk before or after the customer orders, during transportation, or upon return. If the product is unsold or becomes obsolete, we suffer the loss.

(iii)	We have discretion in establishing the price charged to the customer. The price we pay the supplier is separate from the price we charge the customers.

(iv)	the goods are not sourced from the supplier based on a customer order. We take ownership and then transfer it.

(v)	we bear the customer’s credit risk (the risk of non-payment). If the customer does not pay, we will bear the loss.

We generate revenue primarily through the sale and delivery of promised goods to customers and recognize revenue when control is transferred to customers, which typically occurs upon customer acceptance, in an amount that reflects the consideration we expect to be entitled to in exchange for the goods and this is recorded net of good and service tax (“GST”). Our contracts with customers are primarily on a fixed-price basis and do not contain cancellable and refund-type provisions.

Revenue from system integration projects

Our revenues from system integration projects are normally under long-term framework agreement and the subsequent project assigned by the customer. All of these projects are short term and most of them can be completed and accepted within 1 month.

These projects require us to perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on the customers’ specific needs which requires significant customization. Upon delivery of the services and equipment, customer acceptance is generally required. Because of the nature of the projects, and the contract owners perform inspection during the project prior to acceptance, there is no warranty clause included in the contractual term, therefore, no accrual for warranty costs is necessary.

Occasional spare parts may be required as inputs consumed during the service provision process. Though the Company would pay for the spare parts, the spare parts do not transfer a separate goods or service to the customer. Further, both we and the spare parts supplier would not provide additional services or products after delivering services to the customers.

We consider these promised services and spare parts as one performance obligation since our customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

According to ASC 606-10-25-23 through 25-30, the system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

Expenses related to these types of services are recognized as incurred. Revenue consists of the invoiced value for the sales net of GST.

Revenue from engineering services

Under the long-term framework agreement with the customer, we provide engineering, preventive maintenance services to the customer.

These services are recognized at a point in time, upon the customer’s acceptance of the engineering, preventive maintenance results. This acceptance represented the transfer of control of the service output and fulfillment of our performance obligation. We concluded that point-in-time recognition was appropriate because the customer obtains control of the service output only upon final acceptance, and we did not have an enforceable right to payment until that point.

Expenses related to these types of services are recognized as incurred. Revenue consists of the invoiced value for the sales net of GST.

Occasional spare parts may be required as inputs consumed during the service provision process. Though we would pay for the spare parts, the spare parts do not transfer a separate goods or service to the customer. Further, both we and the spare parts supplier would not provide additional services or products after delivering services to the customers.

We consider these promised services and spare parts as one performance obligation since our customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

Contract Balances

The Company recognizes a receivable when it has an unconditional right to receive consideration from a customer. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

The Company recognizes a contract liability when the customer pays the consideration before the Company recognizes the related revenue or when the Company has an unconditional right to receive the consideration before the Company recognizes the related revenue, and in such case a corresponding receivable will be recognized.

Cost of Revenue

The Company’s cost of revenues primarily consists of (i) materials and equipment costs, (ii) compensation and related overhead expenses for personnel involved in the customization of its products, delivery, installation and maintenance and services (“compensation and overhead costs”), (iii) contractor costs, and (iv) depreciation of equipment used in operations.

All costs associated with the sales are expensed at a point in time when revenues are recognized. The costs incurred but not expensed yet are recognized as “contract fulfilment cost” in the accompanying balance sheets. Such contract fulfilment costs primarily consist of direct labor, materials, subcontractor costs and other costs directly attributable to the Company’s system integration projects customization or refurbishment activities.

Contract fulfillment costs are amortized on a systematic basis consistent with the pattern of transfer of the related goods or services, which is generally over the related contract period of less than one year. The amortization of contract fulfillment costs is included in cost of revenues. The Company evaluates contract fulfillment costs for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash invested in liquid investments with original maturities of three months or less. We have not used any derivative financial instruments to manage our interest risk exposure. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed, nor do we anticipate being exposed, to material risks due to changes in interest rates. However, our future interest income may be lower than expected due to changes in market interest rates.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material adverse effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Impact of Inflation

We do not believe the impact of inflation on our Company is material. Our operations are in Singapore and Singapore’s inflation rates have been relatively stable in the last three years.

Credit Risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable, prepaid expenses, other current assets and other non-current assets. The maximum exposure of such assets to credit risk is their carrying amounts at the balance sheet dates.

Cash balances in bank accounts in Singapore are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to SGD 100,000 per depositor per Scheme member, including both principal and interest.

We conduct credit evaluations of its customers and suppliers and generally do not require collateral or other security from them. We use loss rate method and individual evaluation method to estimate the allowance for credit losses. For those past due balances over one year and other higher risk receivables identified by us are reviewed individually for collectability. We evaluate the expected credit loss of receivables based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. We write off potentially uncollectible receivables against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. As of December 31, 2025 and June 30, 2025, we recorded no expected credit loss for accounts receivable, prepaid expenses, other current assets and other non-current assets, respectively.

Concentration risk of customers and suppliers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the six months ended December 31, 2025, and 2024.

	For six months ended December 31,
	2025		2024
Customers	Amount	Percentage	Amount	Percentage
A	3,064,992	27.1%	8,579,697	56.8%
B	3,045,637	26.9%	2,783,679	18.4%
C	1,132,476	10.0%	996,359	6.6%

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the six months ended December 31, 2025 and 2024.

	For six months ended December 31,
	2025		2024
Suppliers	Amount	Percentage	Amount	Percentage
A	2,402,652	58.2%	2,939,330	54.8%
B	536,919	13.0%	1,132,781	21.1%

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the years ended June 30, 2025, and 2024.

	For year ended June 30,
	2025		2024
Customers	Amount	Percentage	Amount	Percentage
A	$12,081,282	50.0%	$10,457,058	55.6%
B	$5,263,670	21.8%	$4,028,419	21.4%

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the years ended June 30, 2025 and 2024.

	For year ended June 30,
	2025		2024
Suppliers	Amount	Percentage	Amount	Percentage
A	$5,472,235	63.1%	$5,713,891	72.0%
B	$1,312,796	15.1%	$1,117,862	14.1%

Foreign Exchange Risk

For the six months ended December 31, 2025 and 2024 and the years ended June 30, 2025 and 2024, part of our revenues and a majority of our expense transactions were denominated in Singapore dollars. As of December 31, 2025 and June 30, 2025, a majority of our assets and liabilities were denominated in Singapore dollars. The Singapore dollars is freely convertible into foreign currencies.

It is difficult to predict how market forces or Singapore or U.S. government policy may impact the exchange rate between the Singapore dollars and the U.S. dollar in the future. The change in the value of the Singapore dollars relative to U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations.

INDUSTRY

Global Semiconductor Industry Landscape

The global semiconductor industry underpins modern digital infrastructure—including artificial intelligence (AI), cloud computing, mobile communications, and electric vehicles (EVs). According to the Semiconductor Industry Association (SIA) State of the Industry Report 2025, worldwide semiconductor sales totaled US$630.5 billion in 2024, up 19% year over year. Independent outlooks of global semiconductor industry from Deloitte and PwC indicate the market remains on track to reach US$1 trillion by 2030, suggesting a 7.5% compound annual growth rate (CAGR), potentially doubling to $2 trillion by 2040. This expansion is driven by structural demand from AI accelerators, high-bandwidth memory (HBM), data centers, and power semiconductors used in renewable energy and EV platforms.

Source: WSTS, SIA State of the Industry Report 2025

The semiconductor industry’s value chain is capital-intensive and geographically specialized: R&D and design are concentrated in North America and Europe, while manufacturing capacity is predominantly in Asia, led by Taiwan, South Korea, and increasingly Southeast Asia.

As leading-edge nodes approach sub-3nm and advanced packaging becomes central to performance gains, wafer fabrication plants are investing heavily in advanced materials, process control, and contamination management—benefiting equipment makers, gas/chemical suppliers, and engineering service providers embedded in fabrication plant ecosystems. Despite strong long-term fundamentals, the industry remains cyclical—subject to swings from consumer-electronics demand, inventory corrections, and macro conditions. The end-market mix has broadened beyond PCs/handsets as automotive, industrial, and AI/data center uses have grown, which has diversified revenue streams even though individual segments can weaken at different times (e.g., auto/industrial softness in 2024~2025 alongside AI-driven recovery).

Government policy support for the semiconductor industry remains significant: the U.S. CHIPS and Science Act (US$52.7 billion), the EU Chips Act (more than €43 billion public funding identified), and Japan’s multi-year support totaling JPY 3.9 trillion (FY2021–FY2023) are catalyzing new fabrication plant construction and supply-chain localization. Capital expenditure is set to remain elevated. SEMI projects global 300mm fabrication plant equipment spending will exceed US$100 billion in 2025 and total US$374 billion over 2026~2028, reflecting capacity additions for AI, memory, and specialty power devices.

Specialty Gases and Chemicals in Semiconductor Manufacturing

Specialty gases and chemicals are essential inputs for thin-film deposition, etch, and lithography. Processes such as CVD and ALD rely on ultra-high-purity precursors (e.g., silane, ammonia, organometallics) to form nanoscale layers with atomic-level control, while gases such as NF₃, SF₆, and HCl support plasma etch and chamber cleaning. A report from Precedence Research titled “Semiconductor Gases Market Size and Forecast 2025 to 2034” sizes the semiconductor gases market at approximately US$10.87 billion in 2024 and predict an increase from US$11.69 billion in 2025 to approximately US$ 22.49 billion by 2034, expanding at a CAGR of 7.54% from 2025 to 2034. A report from Fortune Business Insight titled “Semiconductor Gases Market Size, Share & Industry Analysis, By Product (Electronic Special Gas and Electronic Bulk Gas), Application (Memory, Logic, and Others), and Regional Forecast, 2026-2034” states that Asia Pacific dominated the semiconductor gases market with a 74.40% share in 2026, driven by strong demand from the region’s rapidly expanding semiconductor manufacturing hubs, particularly in Taiwan, South Korea, China, and Japan. Within this, electronic/ALD–CVD precursors are expected to grow approximately 8% in 2025.

Source: Precedence Research

The supply chain is tightly qualified: materials typically undergo lengthy validation at each fabrication plant, and most wafer fabrication plants dual-source or tri-source critical inputs to ensure resilience. Distributors and localized service providers play a key role in logistics, purity assurance, and compliance across mature manufacturing hubs in Singapore, Taiwan, and South Korea.

Waste Gas Management and Effluent Systems

Semiconductor fabrication generates exhaust streams from deposition, etch, and cleaning steps that contain reactive and hazardous by-products. Semiconductor fabrication plants therefore deploy integrated abatement architectures wet and dry scrubbers, burn-wet systems, thermal oxidizers, ozone generators, chillers, and heat-trace controls to mitigate safety risks and comply with environmental standards while preserving process stability. According to Business Research Insights, the semiconductor abatement systems market valued at US$1.39 billion in 2026 increasing to about US$3.49 billion by 2035, a CAGR of about 10.8%. Growth in the semiconductor abatement systems market is generally associated with expanding leading-edge capacity, increasing tool intensity per fabrication facility, and progressively more stringent environmental and safety requirements.

Source: Business Research Insights

Singapore and Southeast Asia as a Semiconductor Hub

Singapore is one of the world’s most advanced semiconductor ecosystems. According to the Economic Development Board Singapore, the country accounts for about 10% of global semiconductor output, approximately 5% of global wafer-fabrication capacity, and around 20% of global semiconductor equipment production. The sector benefits from long-term R&D funding under the S$25 billion RIE2025 plan and a S$500 million national, open-access semiconductor R&D fabrication facility slated to begin operations by 2027.

Selected recent investments in the semiconductor industry in Singapore are listed below:

Company	Investment	Project	Status	Source
GlobalFoundries	US$4 billion	300 mm capacity expansion (≈23,000 sqm), ≈1,000 jobs	Opened 2023	TrendForce (2024); Forbes (2025)
UMC	US$5 billion	22 nm fab (fab 12i/new fab)	Operations beginning 2025~2026	TrendForce (2024); Forbes (2025)
NXP & Vanguard (VSMC JV)	US$7.8 billion	300 mm wafer fab joint venture	Production targeted 2027	TrendForce (2025); The Straits Times (2024); Yahoo Finance (2024)
Micron	US$7 billion	HBM advanced-packaging facility	Groundbreaking January 2025	TrendForce (2025); ASEAN Briefing (2024)
STMicroelectronics	Not disclosed	Capacity upgrades/talent programs	Ongoing	The Straits Times (2024); ASEAN Briefing (2024)
Siltronic & Soitec	US$424 million (Soitec)	Wafer plant extensions/new facilities	Groundbreaking 2022; ongoing	The Straits Times (2024)
AMD	US$500+ million	R&D expansion in Singapore	2022 onward	INTI Media (2025)

Singapore is a mature semiconductor production center with capabilities spanning front-end wafer fabrication, back-end assembly and test, advanced packaging, and a full stack of enabling infrastructure. The operating environment features clear regulatory requirements for hazardous-material licensing and bonded storage, reliable logistics for ultra-high-purity gases and chemicals, and a technically trained workforce supporting both 200- and 300-millimeter facilities. In addition to fabrication capacity, Singapore serves as a regional coordination point for supply-chain management, import–export compliance and bonded-warehouse logistics, and engineering support across multiple technology nodes.

Procurement practices in Singapore’s wafer-fabrication plants are qualification-led and relationship-driven. Customers typically pre-qualify a limited number of suppliers through multi-month trials and then award multi-year frameworks or rolling blanket purchase orders. Embedded on-site technicians and short response times are valued because they reduce tool downtime and help maintain line-rate stability. These practices favor suppliers that meet licensing and safety standards while providing on-site engineering coverage, refurbishment capability, and consistent quality control.

At the regional level, Southeast Asia continues to deepen its semiconductor footprint. Malaysia’s Penang and Kulim corridors anchor large assembly, test, and front-end support clusters, while Vietnam and Thailand continue to attract investments in advanced packaging and module integration. Expansion across these markets creates opportunities for qualified suppliers that can replicate Singapore-tested compliance and safety practices, maintain consistent quality across jurisdictions, and support customers through on-site technician models and rapid refurbishment programs.

Implications for Integrated Materials and Engineering Providers

High-volume wafer fabrication prioritizes safety, uptime, yield, and regulatory compliance. As a result, wafer fabrication plants in Singapore and across Southeast Asia increasingly value vendors that can coordinate both process-level inputs (for example, high-purity gases and precursors) and facility-level systems (for example, thermal control, exhaust, and abatement). Integrating materials supply with on-site engineering support can reduce handoffs, shorten response times, and improve accountability for contamination control and effluent management, while aligning procurement and safety documentation under a single framework.

BUSINESS

Our Mission

Our mission is to become the most trusted engineering partner to our customers in the semiconductor industry. We aim to deliver reliable, efficient and cost-effective solutions through the provision of high-purity process materials, precision engineering services, and responsive technical support. By combining technical expertise, operational integrity and long-term customer collaboration, we seek to minimize downtime, enhance manufacturing performance, and enable next-generation semiconductor production in a safe and sustainable manner.

Overview

Suchness is an exempted company incorporated in the Cayman Islands that conducts its operations in Singapore through two wholly owned operating subsidiaries: AP and QS. AP and QS provide complementary products and services that support multiple stages of semiconductor manufacturing, including material supply, engineering, and facility maintenance.

AP

AP is a Singapore-based supplier and engineering service provider that specializes in high-purity process materials, including precursor chemicals and specialty gases, for semiconductor wafer fabrication plants. AP also provides on-site preventive maintenance services inside its customers’ fabrication plants, including the work in both the cleanroom and sub-fabrication (the “sub-fab”) areas, where its services process tools and the associated gas-delivery and abatement systems. Established in 2010, AP initially focused on the distribution of specialty gases and chemical vapor deposition (“CVD”) and atomic layer deposition (“ALD”) precursor materials used for thin-film deposition processes in semiconductor manufacturing. These materials are essential inputs for CVD and ALD processes that form thin films on silicon wafers.

Over time, AP expanded its activities to include engineering and technical support within wafer fabrication plants. AP provides preventive maintenance services for process tools, gas and chemical delivery systems, and sub-fab infrastructure to help maintain equipment reliability and process stability. These services are delivered by certified technicians stationed within customer facilities under long-term service arrangements. In addition to maintenance activities, AP also supports system retrofitting, equipment refurbishment, and spare-parts logistics.

AP currently serves major 200 mm and 300 mm wafer fabrication plants in Singapore through a recurring, multi-service engagement model that includes: (i) precursor chemicals and specialty gas supply; (ii) preventive maintenance for process tools and sub-fab infrastructure, which is the vacuum, exhaust, gas-abatement, thermal-control, gas-delivery interface, and control/interlock systems located beneath or adjacent to the cleanroom that support those tools; (iii) supply, installation, and refurbishment of abatement systems and consumable parts; and (iv) distribution of original equipment manufacturer (“OEM”) replacement components, valves, heater products, and vacuum hardware. As of the date of this prospectus, AP operates with a workforce of 129 employees, including approximately 90 technicians based in the fabrication plants of its customers. These technicians are authorized by the plant to perform work within semiconductor fabrication facilities and embedded across customer sites.

Through its combined material-supply and on-site engineering-support model, AP assists semiconductor manufacturers in maintaining safe, efficient, and compliant fabrication plant operations. AP seeks to continue expanding its product portfolio to include additional precursor and gas categories subject to customer qualification, while maintaining the necessary licenses and bonded-warehouse capabilities for the import, storage, and handling of regulated materials in Singapore.

QS

QS was established in Singapore in 2004 and provides engineering, installation, and maintenance services for semiconductor manufacturing facilities. With 22 years of operational experience, QS delivers on-site technical solutions that support both the construction and ongoing operation of wafer fabrication plants in Singapore.

QS specializes in thermal control systems, sub-fab scrubber servicing, ozone-generator refurbishment, insulation works, and control-panel integration for semiconductor process and exhaust systems. Its engineering scope covers the installation and maintenance of heating systems, electrical works, and effluent-management infrastructure that support continuous fabrication plant operations. In addition to direct work with wafer-fabrication customers, QS also serves as a subcontractor to multinational engineering and system-integration firms, providing installation and retrofitting support for new fabrication plant construction and facility upgrades.

QS’s activities include preventive maintenance, refurbishment of temperature-control and exhaust-management equipment, and customized component supply for tool hook-up and sub-fab applications. These services are supported by an in-house technical team capable of rapid on-site response and equipment troubleshooting. As of the date of this prospectus, QS employs 101 personnel, including project engineers, field technicians, and service managers authorized to perform work inside wafer fabrication plants.

Group Synergy and Strategic Position

Suchness integrates the complementary operations of AP and QS to provide a coordinated materials-and-engineering platform serving semiconductor manufacturing customers. AP supplies high-purity process materials and provides fabrication plant-side maintenance for wafer tools, while QS delivers engineering, installation, and facility-support services that ensure stable sub-fab and utility operations.

Together, AP and QS form an integrated framework that supports multiple stages of semiconductor manufacturing—from the supply of precursor chemicals and specialty gases to the maintenance of facility systems that enable safe and continuous fabrication plant operations. This structure allows Suchness to coordinate both process-level and infrastructure-level services within Singapore’s semiconductor ecosystem, providing a unified operational foundation for efficiency, reliability, and regulatory compliance across customer wafer fabrication plants.

Revenue

We derive revenues from three sources: (1) product sales, (2) system integration projects, and (3) engineering services. AP generates revenue from product sales and engineering services and does not engage in system integration projects. QS generates revenue from product sales, system integration projects, and engineering services.

We mainly provide precursor chemicals (chemical compounds) and specialty gases products to semiconductor fabrication facilities in Singapore.

We also provide engineering and preventive maintenance services. These services are recognized at a point in time, upon the customer’s acceptance of the engineering, or preventive maintenance results.

In addition to delivering products and engineering services, we are also a professional system integration provider to design and implement integrated facility management systems and industrial automation monitoring systems mainly for semiconductor, telecom and optoelectronic industries. We perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on customers’ specific needs which requires significant customization. Most of the system integration projects are short term contracts. The system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

The following table sets forth our total revenues by types of revenue for the fiscal years ended June 30, 2025 and 2024:

		2025		2024
Nature	Types of revenues	Revenue	%	Revenue	%
		$		$
Third parties	Products sales	8,330,044	34.5%	7,743,948	41.2%
	System integration projects	7,421,538	30.7%	5,042,339	26.8%
	Engineering services	8,364,449	34.6%	6,015,740	31.9%
Related parties	Engineering services	59,310	0.2%	9,467	0.1%
	Total revenues	24,175,341	100.0%	18,811,494	100.0%

Revenue is attributed to geographic markets based on the location of the customer. For the years ended June 30, 2025 and 2024, all of the Company’s revenues were generated in Singapore.

Our Corporate History

Suchness was incorporated in the Cayman Islands on August 4, 2025, as a holding company without any business operations of its own and conducts its activities through two wholly owned subsidiaries in Singapore.

AP was established in 2010 as a supplier of specialty gases and CVD/ALD precursor materials for semiconductor wafer fabrication. By 2014, it obtained the necessary licenses and bonded-warehouse facilities for the import, storage, and handling of regulated chemicals. Beginning in 2016, it expanded beyond material distribution into on-site preventive maintenance for process tools and sub-fab gas systems, supported by certified technicians based in customer wafer fabrication plants. AP later broadened its business scope to include scrubber maintenance, vacuum and abatement equipment refurbishment, and OEM component distribution, and entered its first principal-level precursor distribution partnership in 2018. Between 2019 and 2023, it diversified its product portfolio and workforce to support both 200 mm and 300 mm wafer fabrication plants, and as of the date of this prospectus, continues to qualify additional precursor and gas products for existing customers while assessing regional expansion opportunities.

QS was incorporated in 2004 to provide technical services for semiconductor equipment installation and facility construction. In its early years, it supported fabrication plant construction and tool hook-up projects for major contractors, later expanding into thermal control systems and sub-fab equipment servicing in the mid-2010s. It subsequently introduced preventive maintenance and refurbishment programs for scrubbers and ozone generators, and in 2018 began supplying spare parts and refurbishment services under recurring arrangements with semiconductor customers. Between 2020 and 2024, it broadened its capabilities to include insulation, control-panel integration, interlock systems, and project-based engineering support for fabrication plant upgrades and new facility builds. It currently operates as a Singapore-based engineering services provider with comprehensive facility-support capabilities serving the semiconductor manufacturing industry.

On September 17, 2025, a corporate restructuring was completed in connection with the listing, pursuant to which Suchness became the holding company of both operating subsidiaries. Following the restructuring, it holds 100% of the equity interests in each of AP and QS and conducts all of its business through these wholly owned entities, as illustrated in the corporate structure below.

On February 13, 2026, Suchness adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of Suchness, and each Class B Ordinary Share entitles the holder thereof to 10 votes on all matters subject to vote at general meetings of Suchness.

On February 13, 2026, 10,240,000 ordinary shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 6,240,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares.

Products and Services

We source and resell materials, engineering, and facility-support solutions for semiconductor manufacturing through our two wholly owned subsidiaries in Singapore: AP, which operates the materials and fabrication plant support solution business, and QS, which operates the engineering and facility system business. Both of our subsidiaries conduct recurring and project-based operations that support the continuous production and expansion of semiconductor wafer-fabrication facilities. AP focuses on supplying high-purity process materials and providing fab-side maintenance and engineering services, while QS delivers system-integration, installation, and facility-maintenance solutions for sub-fab and utility systems. Together, these operations form a complementary platform that supports the semiconductor manufacturing ecosystem in Singapore.

Materials & Fabrication Plant Support Solutions Business (AP)

Our Materials & Fabrication Plant Support Solutions business, operated through AP, supplies high-purity process materials and provides fabrication plant-side maintenance and engineering services for semiconductor wafer-fabrication facilities, two areas that are essential to maintaining efficient and stable wafer fabrication processes.

AP does not engage in manufacturing activities nor operates production facilities. All materials supplied by AP are manufactured by qualified third-party suppliers. AP’s operations consist of distributing such materials and providing on-site engineering and maintenance services, and it does not produce, blend, process, or repackage specialty chemicals, gases, or components.

Material Supply

AP sources and distributes specialty chemicals and gases used in semiconductor manufacturing, whose activities include:

●	Working with material manufacturers, particularly smaller suppliers in Asia, to provide wafer fabrication plants with reliable second-source supply options in addition to primary OEM vendors;

●	Supplying chemicals and gases used in CVD, ALD, oxidation, lithography, and etching processes;

●	Offering products such as precursor chemicals, dopant gases, diffusion gases, and laser gases;

●	Responding to Requests for Quotation (RFQs) and entering into two- to three-year supply contracts with wafer fabrication plants, with pricing negotiated based on product qualification, specifications, and volume; and

●	Participating in tender processes that generally last two to three months and involve two to four qualified suppliers.

Figure: Example of the Gas and Chemicals at Tuas warehouse

Engineering and Maintenance Services

AP provides preventive maintenance and engineering support for processing tools, gas-delivery systems, and sub-fab infrastructure, whose key service activities include:

●	Performing chamber cleaning, gas-panel maintenance, leak checks, and system purging to ensure process stability and contamination control;

●	Supporting OEM equipment manufacturers, during new-tool installation and post-installation maintenance;

●	Delivering services under annual blanket orders or multi-year renewable service agreements; and

AP bills service fees based on technician headcount and technical skill level. AP stations certified technicians within customers’ wafer fabrication plants on a full-time or part-time basis, as requested by the customers.

Figure: Featuring the implanter machine (left), top view of a thin film machine (middle) and example of an engineer performing maintenance on a thin film machine (right).

Product Distribution and Replacement Parts

AP also distributes a range of replacement components and consumables used in semiconductor tools and sub-fab systems, including:

●	Isolation gate valves, throttle valves, and other vacuum fittings;

●	Heater jackets, heated flanges, and thermal insulation assemblies; and

●	Stainless-steel tubing, pipe fittings, and related vacuum hardware.

Figure: Example of isolation gate valves (left), pipe fittings (middle) and stainless-steel tubing (right)

AP also acts as a sourcing and logistics partner for smaller Asian material suppliers, enabling wafer fabrication plants to access qualified second-source materials in addition to primary OEM products. AP is an authorized distributor and service partner in Singapore for several international component and material manufacturers.

Figure: Example of wet scrubber (left), plasma scrubber (middle), burn-wet scrubber(right) from IPI

Engineering & Facility Systems Business (QS)

Our engineering and facility system business, operated through QS, provides engineering, installation, and maintenance services that support both the construction and ongoing operation of semiconductor fabrication facilities. Its activities include the design and installation of thermal-control and exhaust-management systems, refurbishment of sub-fab equipment, and preventive maintenance of facility-support infrastructure.

QS does not operate large-scale or capital-intensive manufacturing facilities. While its primary activities involve design, integration, installation, and maintenance services used in semiconductor fabrication plants, QS sources major components from third-party suppliers and performs limited ancillary fabrication in connection with certain projects. For example, QS may purchase silicone-coated fiberglass fabric and related materials to produce insulated jackets in customer-specified sizes on an as-needed basis. These activities involve simple cutting and assembly processes and do not constitute mass production. Such fabrication activities represent a minor and immaterial portion of the Company’s overall operations. QS does not maintain material work-in-process inventories or significant manufacturing equipment in connection with these activities.

System Design and Installation

QS designs, sources, and installs gaseous-effluent management systems that maintain gas temperature and prevent clogging in input and exhaust lines. Key project activities include:

●	Designing and supplying heater jackets, heat-trace cables, thermal insulation, programmable logic controller (PLC) and human–machine interface (HMI) heater panels, and gas traps, delivered as integrated systems or individual components;

●	Executing projects during new fabrication plant construction or process upgrade phases of existing facilities;

●	Responding to RFQs from wafer fabrication plants and participating in tenders involving three to four suppliers, with qualification cycles ranging from two to nine months depending on complexity;

●	Providing installation and upgrade services for projects usually under two-plus-one-year (2+1) contracts; and

●	Acting either as a subcontractor to multinational engineering firms or as the lead system provider coordinating specialist subcontractors.

Figure: Example of heater jackets

Maintenance and Refurbishment Services

QS also performs recurring maintenance services for sub-fab systems, including:

●	Scrubber, fume-hood, pump, chiller, and washing-cabinet maintenance, typically performed under monthly purchase orders;

●	Ozone generator refurbishment, including replacement of ozone cells, filters, connectors, and printed circuit boards (PCBs), with a typical refurbishment cycle of approximately 12 to 18 months performed under 12-month blanket purchase orders;

●	Interlock system maintenance, providing warning, power-shutdown, diversion, or bypass functions during system alerts or disruptions;

●	Preventive maintenance performed at intervals ranging from one to six months depending on the semiconductor process;

●	Failure response and ad-hoc technical services, such as heater or scrubber repair, signal- and power-cable routing, decommissioning of systems, and other labor-based work; and

●	Tool and facility engineering support, including chiller service, isolation valve installation, and tool hook-up coordination with OEMs.

Maintenance contracts are billed based on manpower requirements and technical skill levels, with purchase orders issued monthly or by project scope.

Figure: Example of Scrubber machine (left) and Ozone generator (right)

Competitive Strengths and Competition

We operate in highly regulated and qualification-based segments of Singapore’s semiconductor supply chain. Customers approve only a small number of suppliers for each category of material or facility service after extensive validation. Competitive factors include licensing, customer qualification, safety compliance, technical capability, and service reliability. Both subsidiaries compete primarily on operational expertise and embedded customer relationships supported by certified, on-site technical teams.

Materials & Fabrication Plant Support Solutions Business (AP)

AP operates in a concentrated market where stringent qualification and licensing standards restrict entry. Its principal competitive advantages are summarized below:

●	Established second-source position. AP operates as a qualified second-source supplier of specialty gases and precursor chemicals for wafer fabrication plants in Singapore. The qualification process for specialty chemicals and gases typically involves extensive technical validation and customer approval, which may take several months and supports recurring supply relationships once approved.

●	Regulatory and operational barriers to entry. Entry into this market requires hazardous-chemical import and storage licenses, bonded-warehouse certification, and SCDF and safety approvals. AP holds all required permits and operates a licensed warehouse for chemical and gas storage. Establishing equivalent compliance infrastructure and logistics capacity represents a significant investment barrier for new entrants.

●	Integrated on-site service capability. Unlike multinational suppliers that typically deliver products through external distributors, AP maintains certified technicians stationed inside customer wafer fabrication plants to provide on-site preventive maintenance, chamber cleaning, and sub-fab system support. This service model enables rapid response and direct process coordination, contributing to stronger customer relationships and sustained renewal rates.

●	Unique local positioning. While global suppliers such as Merck, Air Liquide, and Linde concentrate on R&D for next-generation technologies, AP focuses on high-volume production support. The company partners with Asian chemical and gas manufacturers to supply cost-effective materials and serves as a reliable second-source provider for established process nodes.

●	Skilled and experienced workforce. AP employs approximately 129 personnel, including around 90 fab-authorized technicians many of whom are permanently stationed in customer facilities. Developing a workforce of this scale and expertise typically requires years of training and qualification, providing AP with an operational advantage that is difficult to replicate quickly.

Engineering & Facility Systems Business (QS)

QS competes in the system integration and maintenance segment for semiconductor fabrication facilities, where qualification cycles are long, and supplier replacement is rare once approval is granted. Its competitive strengths are anchored in technical capability, responsiveness, and deep customer integration. Its key competitive advantages are summarized below:

●	Certified and experienced technical workforce. QS employs approximately 64 technicians. Based on work requirements, some of the technicians have completed safety and skills certifications through programs delivered by an MOM (Ministry of Manpower) Accredited Training Provider and an Approved Training Organizations (ATOs) recognized by the Workforce Development Agency (WDA) Singapore, ensuring compliance with stringent fabrication plant -safety and operational requirements. Each technician undergoes continuous training in chemical-handling safety, confined-space protocols, and fabrication plant -specific maintenance standards. Building a workforce of this size and qualification level typically takes three to five years for new entrants, creating a strong barrier to entry.

●	Embedded operations and long-term customer retention. QS maintains on-site project teams within customer wafer fabrication plants, supported by a two-hour callback and four-hour on-site response protocol. Its office and warehouse are located near major customer sites, enabling immediate service deployment. Most customers engage QS under rolling blanket purchase orders or 2+1-year framework agreements, and new-vendor qualification cycles of six to nine months make supplier changes costly and disruptive. This embedded model supports long-term customer relationships and high service continuity.

●	Prime supplier status and market share. QS acts as the primary supplier for its largest wafer-fabrication customer, managing 70% to 85% of total project and maintenance volume. Customers typically retain one or two smaller backup vendors for redundancy, but QS’s long-term track record and reliability have made it the default first-call service provider for both project execution and emergency response.

●	Value-added and cost-optimized solutions. Beyond standard maintenance, QS provides design, sourcing, and integration of custom sub-fab systems such as heater-jacket assemblies, control panels, and interlock systems. The company also recommends alternative or locally sourced components to reduce lead times, offers cost-optimized substitutions when compatible, and implements energy-saving enhancements in thermal-control systems. These engineering adjustments have helped customers reduce utility costs and downtime.

●	In-house testing and customization. QS operates in-house testing and diagnostic facilities for product evaluation, failure analysis, and troubleshooting. This enables rapid turnaround on system issues and supports the qualification of new parts and process improvements. It also performs custom fabrication and assembly of thermal insulation jackets, heater-control panels, and ozone-generator components through a network of vetted local contract manufacturers and agency partners.

Figure: Example of self-regulating heating cable

Figure: Example of heat insulation

Market Opportunity for Integrated Materials and Engineering Providers

The qualification-based procurement model used by wafer-fabrication plants favors suppliers that combine licensed handling of regulated materials with embedded, certified technical teams capable of maintaining process tools and sub-fab systems. Consolidating high-purity materials supply with on-site engineering reduces interfaces and downtime, supports regulatory compliance, and can lower customer switching costs through unified documentation and support.

Suchness’s approach. Integration occurs through AP (process-materials assurance with embedded fabrication plant support) and QS (facility-systems engineering and refurbishment). AP couples qualified supply of precursor chemicals and specialty gases with preventive maintenance on process tools, gas panels, and sub-fab infrastructure through technicians deployed under blanket orders or multi-year arrangements. QS designs, installs, and maintains thermal-control and exhaust-management systems, performs scrubber and ozone-generator refurbishment, and integrates control panels and interlock systems under recurring maintenance orders and project contracts. The combined platform is intended to (i) support environmental and safety compliance, (ii) reduce downtime via rapid on-site response and refurbishment, and (iii) maintain cost discipline by coordinating sourcing, logistics, and service delivery. In Singapore and, selectively, in Southeast Asia subject to local licensing, customer validation, and workforce availability, this model aligns with common fabrication plant procurement and operational practices. Execution depends on maintaining certifications, safety records, and on-site staffing levels, as well as managing supplier concentration and inventories for regulated materials and components.

Growth Strategies

We seek to enhance our position as an integrated materials-and-engineering platform in Singapore’s semiconductor sector and selectively extend this model into regional markets. Our strategic priorities emphasize product-portfolio expansion, customer-embedded service growth, and capability enhancement.

Materials & Fabrication Plant Support Solutions Business (AP)

AP’s strategy focuses on scaling its materials portfolio and regional presence while deepening customer integration through value-added services. Key strategic priorities of our Materials & Fabrication Plant Support Solutions business include:

●	Expansion to new wafer fabrication plants. AP plans to extend its supply of specialty gases and precursor chemicals to three newly established wafer fabrication plants in Singapore. These facilities operate under high-volume production models with strict process-of-record standards, allowing us to leverage our existing qualified product base, bonded warehouse, and safety infrastructure to secure new long-term supply contracts.

●	Product portfolio growth. AP plans to increase the range of qualified precursors and gases from six to nine products, with three additional types undergoing customer qualification. This expansion supports existing clients’ AI and advanced semiconductor programs and strengthens our role as a reliable second-source supplier across multiple process nodes.

●	Supplier base diversification. AP recently entered a distribution arrangement with a Taiwan-based gas-products supplier to diversify its sourcing network. We are also pursuing new partnerships with other regional manufacturers to enhance supply-chain resilience and cost competitiveness, ensuring reliable material availability for local and cross-border customers.

●	Regional replication. AP is assessing the feasibility of extending its fabrication plant-support service model to Malaysia and Taiwan, two markets with growing demand for secondary sourcing and localized support. We intend to apply our Singapore-tested model of integrated materials supply and on-site maintenance to these regional facilities to capture incremental business opportunities.

●	Service integration and refurbishment. AP is transitioning selected parts-resale activities into in-house refurbishment programs, supported by existing technical teams and repair infrastructure. This shift enhances operating margins, deepens customer retention, and reinforces our reputation as a full-cycle support partner rather than a component reseller.

Engineering & Facility Systems Business (QS)

QS aims to strengthen long-term customer integration, increase participation in new facility projects, and upgrade its technical capabilities. Key strategic priorities of our Engineering & Facility Systems business include:

●	Deepening customer engagement. QS plans to expand its value-added maintenance and consulting services in line with customer technology roadmaps and fabrication plant -upgrade projects. With on-site technicians and direct involvement in customers’ daily operations, QS seeks to embed itself further in clients’ planning and execution cycles, creating sustainable, recurring business.

●	Continuous-improvement programs. QS is formalizing collaborative improvement initiatives with its customers to enhance system reliability, safety compliance, and cost efficiency. These programs include introducing alternative components, energy-saving solutions, and updated maintenance protocols, reinforcing our role as a proactive engineering partner.

●	Participation in new fabrication plant construction. QS continues to work alongside main contractors and global system integrators to deliver engineering and installation services for new semiconductor facilities. Our experience in thermal control, effluent management, and tool hook-up systems positions us to participate in major construction and process-upgrade projects for both existing and new customers.

●	Capability enhancement. QS plans to strengthen its testing, insulation fabrication, and control-panel assembly capabilities to support larger-scale and shorter-cycle projects. These investments are intended to increase project throughput, ensure quality consistency, and enhance our technical depth to meet the complex needs of semiconductor manufacturing customers.

Suppliers

Our suppliers are mainly from the United States of America, The People’s Republic of China, Taiwan and Republic of Korea (South Korea). We generally source specialty gases, precursor chemicals, replacement parts, and system components directly from certified manufacturers or authorized distributors. Suppliers typically provide credit terms ranging from 30 to 120 days, and payments are made by bank or telegraphic transfers. We maintain long-term procurement arrangements with key suppliers to ensure a stable supply of qualified materials and components for our operations in Singapore.

Our top two suppliers accounted for 71.2% and 75.9% of our total purchases for the six months ended December 31, 2025 and 2024, respectively, and our top two suppliers accounted for 78.2% and 86.1% of our total purchases for the years ended June 30, 2025 and 2024, respectively.

The pricing of specialty gases, precursor chemicals, thermal-control assemblies, electronic panels, stainless-steel hardware, insulation materials, and other process or system components may fluctuate due to changes in upstream raw material costs, energy prices, regulatory developments, and global supply-demand conditions. Although we primarily source finished products and components from third-party suppliers and perform only limited ancillary fabrication activities, increases in supplier pricing may affect our cost of sales, project costs, and gross margins, particularly under fixed-price arrangements.

We seek to mitigate supplier pricing risks through multi-year supply arrangements, second-source qualification strategies, competitive procurement processes, project-based pricing mechanisms, and, where commercially practicable, contractual provisions that allow partial pass-through of cost increases to customers. However, pricing volatility may adversely affect our profitability in certain periods.

Customers

Our customers primarily include major multinational foundries and memory manufacturers with wafer-fabrication operations in Singapore, as well as leading system-integration contractors supporting fabrication plant construction and maintenance projects.

Our top three customers accounted for 64.0% and 81.8% of our revenue for the six months ended December 31, 2025 and 2024, respectively, and our top two customers accounted for 71.8% and 77.0% of our revenue for the years ended June 30, 2025 and 2024, respectively.

The concentration of customers reflects our long-term framework agreements and qualification-based supply model, under which customer relationships typically extend across multiple years. Our customer portfolio includes wafer-fabrication plants operated by established multi-national corporations and major players in the semiconductor industry. In previous years, we also provided services to other large semiconductor manufacturers and related contractors in Singapore.

Customer engagements are primarily established through invitation-only tender processes, which involve technical validation, safety qualification, and trial deployment phases that may take between two and nine months. This qualification model fosters recurring business relationships and creates high switching costs for customers due to operational and process-integration dependencies.

Sales and Marketing

We believe our subsidiaries maintain a strong reputation in Singapore’s semiconductor supply and engineering services market, supported by the experience and industry relationships of the Managing Directors of AP and QS. Both businesses have established a record of consistent service quality, reliability, and on-site responsiveness, which have contributed to repeat contracts and customer referrals.

Our sales and marketing activities focus primarily on relationship management and technical engagement with existing clients. Account managers and engineers visit customer sites regularly and participate in industry events and exhibitions, such as SEMICON Southeast Asia 2025, to strengthen customer connections and showcase new capabilities.

Given our established reputation and proximity to customers’ operations, we expect to continue receiving project invitations and service renewals through word-of-mouth referrals and industry exposure. We intend to maintain this customer-driven growth model by combining technical credibility, responsiveness, and operational reliability across both AP and QS.

Employees

As of the date of this prospectus, AP and QS employed 129 and 101 full-time employees, respectively, including approximately 90 and 64 fabrication plant-authorized engineers and technicians who perform on-site service activities. On-site personnel are deployed under blanket purchase orders, project contracts or annual maintenance contracts.

We have signed labor contracts and confidentiality agreements with all of our full-time employees. In accordance with Singapore laws and regulations, we participate in various social security plans organized by provincial and municipal governments, including pension insurance, medical insurance, unemployment insurance, maternity insurance, work injury insurance and housing fund. Under Singapore law, we are required to contribute a certain percentage of our employees’ salaries, bonuses and certain allowances to employee social security programs, up to the maximum amount prescribed by the local government from time to time.

We believe that we have a good working relationship with our employees and as of the date of this prospectus, we do not have any unresolved labor disputes. Our employees are not represented by a labor union and are not covered by a collective bargaining agreement.

Facilities

As of the date of this prospectus, we lease several properties in Singapore to support our operations, including office space for research and development, administrative and sales activities. The following is a description of our principal leased properties.

AP

	Floor Area	Leased/ Owned	Lease Term	Rent(S$)(per month)
Office	60 Kaki Bukit Place, #05-01, Eunos Techpark, Singapore 415979 Floor Area: 3714 square feet	Leased	8/1/2022 to 7/31/2023 8/1/2023 to 7/31/2024 8/1/2024 to 7/31/2025 8/1/2025 to 7/31/2027	6,870.90
Warehouse	4 Tuas South Drive, #01-11, JTC Chemicals Hub @Tuas South Singapore 637048 Floor Area: 281m2	Leased	6/1/2024 to 5/31/2027	Year 1: 4,451.04 Year 2: 4,653.36 Year 3: 4,653.36
Warehouse	4 Tuas South Drive, #02-11, JTC Chemicals Hub @Tuas South Singapore 637048 Floor Area: 647m2	Leased	6/1/2024 to 5/31/2027	Year 1: 10,248.48 Year 2: 10,714.32 Year 3: 10,714.32

QS

	Floor Area	Own or Leased	Lease Term	Rent (S$)(per month)
Office	60 Kaki Bukit Place, #01-04, Eunos Techpark, Singapore 415979 Floor Area: 1884 square feet	Leased	1/15/2022 to 1/14/2024 1/15/2024 to 9/19/2025 9/19/2025 to 8/31/2026	4,850.00 5,600.00 5,600.00
Warehouse	190 Woodlands Industrial Park E5 #05-09 Singapore 757516 Floor Area: 1399 square feet	Leased	2/1/2023 to 1/31/2025 2/1/2025 to 1/31/2027	2,700.00 2,800.00

Intellectual Property

We have been providing services under the brand name of “AP Engineering Solutions” and “Quantum Services”. As of the date of this prospectus, we do not have any registered trademarks or patents. We protect our proprietary information through trade secrets and know how.

We have registered the following domain names:

1. apengineeringsolutions.com

2. quantum-svc.com

Legal Proceedings

We are not a party to any material legal or administrative proceedings. From time to time, we may be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, could result in substantial costs and diversion of our resources, including the time and effort of our management.

REGULATION

This section sets forth a summary of the applicable Singapore laws, rules, regulations, government and industry policies and requirements that have a significant impact on our operations and business in Singapore. This summary does not purport to be a complete description of all the laws and regulations that apply to our business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Singapore Regulations Relating to Company Establishment

Environmental Public Health Act 1987 of Singapore (“EPHA 1987”)

The EPHA 1987 is administered by the National Environmental Agency (“NEA”) and regulates, among other things, the disposal and treatment of industrial waste and public nuisances. Under the EPHA 1987, the Director- General of Public Health of Singapore (the “DGPH”) may, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA 1987 and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA 1987 include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. If the DGPH receives any information in respect of the existence of a nuisance liable to be dealt with under the EPHA 1987, a nuisance order may be served on the person responsible for the nuisance prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first offense and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

Environmental Public Health (Toxic Industrial Waste) Regulations 1988 of Singapore (“TIWR 1988”)

Under the EPHA 1987, toxic industrial waste, refers to any industrial waste which owing to its nature, composition or quantity constitutes a danger to human health or the environment or which contains or may produce pathogens of transmissible diseases.

The handling, transportation, treatment and disposal of toxic industrial waste in Singapore is regulated under TIWR 1988 which is a subsidiary legislation derived from the EPHA 1987. TIWR 1988 sets out the restrictions on the generation of toxic industrial wastes as listed in its Schedule, as well as regulations on the import, transport and storage of such waste.

TIWR 1988 prescribes that all toxic industrial waste collectors must be licensed. Under the TIWR 1988, a toxic industrial waste collector is defined as a person who receives toxic industrial wastes for storage, reprocessing, treatment and disposal.

Under Regulations 9 and 10 of the TIWR 1988, a license must be obtained from the PCD to collect specific toxic industrial wastes as stipulated in the license and such waste storage and treatment activities is to be confined to waste storage approved premises and facilities.

The transportation of toxic industrial waste is regulated under the TIWR 1988.Written transport approval from the Pollution Control Department (“PCD”) is required for the transportation of wastes in quantities which exceed those specified in the TIWR 1988.

TIWR 1988 delineates the functions and responsibilities of the key persons involved in the transportation process, which are as follows:

(a)	Consignor: means any person who presents a consignment of toxic industrial waste for transport or on whose behalf such consignment is presented.

(b)	Carrier: means any person undertaking the transport of toxic industrial waste and includes both carriers for hire or reward and carriers on own account;

(c)	Consignee: is the person who receives the controlled wastes.

(d)	Driver: Driver of the vehicle transporting the toxic industrial wastes.

Environmental Protection and Management Act 1999 of Singapore (“EPMA 1999”)

The EPMA 1999 of Singapore and its subsidiary legislation are administered by the NEA, which provide for, among other things, laws relating to pollution control in Singapore through the regulation of various industries. Under Section 22 of the EPMA 1999, a person must not import, manufacture, possess for sale, sell or offer for sale any hazardous substance unless the person holds a licence granted for that purpose. Every person storing, using or otherwise dealing with any hazardous substance must do so in a manner as not to threaten the health or safety of any person, or to cause pollution of the environment. Any person who is guilty of an offence for the abovementioned matters shall be liable on conviction to a fine not exceeding S$50,000 or to imprisonment for a term not exceeding 2 years or to both, and in the case of a continuing offence, to a further fine not exceeding S$2,000 for every day or part of a day during which the offence continues after conviction.

Environmental Protection and Management (Hazardous Substances) Regulations 1999 of Singapore (“HSR 1999”)

Regulation 17(1) of HSR 1999 provides that a person shall not use, keep or have in his possession or under his control any hazardous substance specified in the Schedule unless he is authorized to store such hazardous substance. A list of hazardous substances regulated under the HSR 1999 is set out in the Schedule to the HSR 1999.

HSR 1999 sets out the approval procedure for the transport, or consignment for transport of any hazardous substance as listed in the Schedule, as well as import licensing and storage permit procedure for hazardous substances.

Regulation 18 of the HSR 1999 provides that any person issued with a permit to store and use hazardous substances is required to keep a record of the quantity of such substances stored and shall not store the substances for any purpose other than as authorised in the permit. Under Regulation 19 of the HSR 1999, hazardous substances must be stored in a container which design, construction and maintenance is in accordance with a code of practice, in an area in which entry is restricted to authorised personnel and is labelled as prescribed per the code of labelling. Any person who contravenes the regulations in the HSR 1999 shall be guilty of an offence and liable on conviction to a fine not exceeding S$30,000 or to imprisonment for a term not exceeding 2 years or to both, and in the case of a continuing offence, to a further fine not exceeding S$1,000 for every day or part thereof during which the offence continues after conviction.

Fire Safety Act 1993

Fire Safety (Petroleum and Flammable Materials) Regulations

The Fire Safety Act 1993 of Singapore provides the legal framework for fire safety by mandating fire safety standards and enforcing compliance through the Singapore Civil Defence Force. In particular, petroleum and flammable materials are controlled by the Fire Safety Act 1993 and the Fire Safety (Petroleum and Flammable Materials) Regulations (“FSR”). Under Section 79 of the Fire Safety Act, a person must not import any class of petroleum or flammable material if the regulations require the person importing such petroleum or flammable material to hold a licence from the Commissioner of Fire Safety to import such petroleum or flammable material, and the person does not hold such a valid licence. Any importation of petroleum or flammable material must be effected in accordance with the provisions of the person’s licence and in such quantities and in such manner and in accordance with requirements prescribed in relation to such petroleum or flammable material. In addition, Section 80 of the Fire Safety Act provides that a person must not transport any class of petroleum or flammable material (other than as a driver of a road vehicle) if regulations require the person transporting such petroleum or flammable material to hold a licence from the Commissioner of Fire Safety to transport such petroleum or flammable material and the person does not hold such a valid licence.

Pursuant to Regulation 4(1) of the FSR, an application for a licence to store or keep any petroleum or flammable material (or both) shall be made by the person intending to store or keep such petroleum or flammable materials. Every holder of a licence of any premises for the storage or keeping at any premises of any petroleum or flammable material or both shall display his licence at all times in a prominent and accessible place on those premises, and every holder of a licence of a vehicle to transport any petroleum or flammable material (or both) shall display his licence at all times in a prominent and accessible place in the driver’s cab of the vehicle, per Regulation 11 of the FSR.

Workplace Safety and Health Act 2006 (“WSHA”)

Under WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

Workplace Safety and Health (Risk Management) Regulations (“Risk Management Regulations”)

Pursuant to the Risk Management Regulations, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 of Singapore (the “WICA”), which is regulated by the Ministry of Manpower (“MOM”), applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the sub-contractor employer), the principal shall be liable to compensate those employees of the sub-contractor employer who were injured while employed in the execution of work for the principal. The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

●	report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or

●	commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Damages under a common law claim are usually more than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. However, the employee must show that the employer has failed to provide a safe system of work, or breached a duty required by law or that the employer’s negligence caused the injury.

Under the WICA, every employer is required to insure and maintain under one or more approved employee insurance policies with one or more designated employer’s insurers against all liabilities that the employer may incur under the WICA in respect of every employee of the employer. Such liability includes personal injury suffered by an employee by an accident arising out of and in the course of his/her employment. Notably, section 24(2)(a) of the WICA read with Paragraph 1 of the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020 notes that Work Injury Compensation Insurance is mandated only for any employee doing manual work (regardless of salary level) and all employees doing non-manual work, earning a salary of S$2,600 or less a month (excluding any overtime pay, bonus pay, annual wage supplement, productivity incentive payment or allowance). Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both. AP Engineering Solutions Pte. Ltd. has obtained work injury compensation insurance policy from Ergo Insurance Pte. Ltd. (which is expiring on 20 June 2026 and will be renewed prior to its expiration), and Quantum Services Pte. Ltd. has obtained work injury compensation insurance policy from QBE Insurance (Singapore) Pte Ltd (which is expiring on 10 August 2026).

Sewerage and Drainage Act 1999 (“SDA 1999”) and Sewerage and Drainage (Trade Effluent) Regulations 1999 of Singapore (“TER 1999”)

The SDA 1999 governs the provision, operation and maintenance of the sewerage systems in Singapore.

As defined in the SDA 1999, trade effluent refers to any liquid, including particles of matter and other substances in suspension in the liquid, which is the outflow from any trade, business or manufacture or of any works of engineering or building construction. All trade effluent to be discharged into the public sewerage system must be done with prior written approval from the PUB. Requirements relating to trade effluent discharge are set out in the SDA 1999 as well as the TER 1999.

Energy Conservation Act 2012 of Singapore (the “ECA”)

With effect from 22 April 2013, energy intensive companies in the industry sector are required under the ECA to register with the NEA within 6 months of qualifying as a registrable corporation and to implement mandatory energy management practices. A corporation is a registrable corporation if it meets the following qualifications: (a) it has operational control over a business activity which has attained the energy use threshold (54TJ of energy used per calendar year) in at least 2 out of the 3 preceding calendar years; and (b) the business activity is carried out at a single site and is attributable to one of the following sectors: (i) manufacturing and manufacturing-related services; (ii) supply of electricity, gas, steam, compressed air and chilled water for air-conditioning; and (iii) water supply and sewage and waste management. Once registered, corporations will be required to implement the following energy management practices: (a) appoint an energy manager; (b) monitor and report energy use and greenhouse gas emissions annually; and (c) submit energy efficiency improvement plans annually. Once registered, corporations will be required to implement the following energy management practices: (i) appoint an energy manager, (ii) monitor and report energy use and greenhouse gas emissions annually, and (iii) submit energy efficiency improvement plans annually. A registered corporation under the ECA must, for each relevant business activity under its operational control, conduct an energy efficiency opportunities assessment for the relevant business activity, and submit an assessment report to NEA before the expiry of the respective assessment period.

As at the date of this prospectus, AP and QS are not a registrable corporation under the ECA.

Companies Act 1967 (“Singapore Companies Act”)

AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. are private companies limited by shares, incorporated and governed under the provisions of the Singapore Companies Act and its regulations. The Singapore Companies Act generally governs, amongst others, matters relating to the status, power and capacity of a company, shares and share capital of a company, including issuances of new shares, treasury shares, share buybacks, redemption, share capital reduction, declaration of dividends, financial assistances, directors and officers and shareholders of a company, protection of minority shareholders’ rights, accounts, arrangements, reconstructions and amalgamations, winding up and dissolution. In addition, members of a company are subject to, and bound by the provisions of the constitution of the company. The constitution of a company contains, among others, provisions relating to some of the matters in the foregoing paragraph, transfers of shares, and sets out the rights and privileges attached to the different classes of shares of the company (if applicable).

Goods and Services Tax

Goods and Services Tax (the “GST”) is a broad-based consumption tax levied on the import of goods (collected by the Singapore Customs), as well as nearly all supplies of goods and services in Singapore. This is similar to Value-Added Tax (the “VAT”) in other jurisdictions. Under section 8(1) of the Goods and Services Tax Act of Singapore 1993 (the “GST Act”), a person (i.e. business) who is or is required to be registered under section 9 of the GST Act is required, pursuant to section 16 of the GST Act) to charge GST of 9% from and including January 1, 2024, on any taxable supply made by it in the course or furtherance of any business carried on by it. Such persons required to be registered are as set out in Paragraph 1 of the First Schedule of the GST Act, including(i) business whose total value of all its taxable supplies made in Singapore, at the end of any quarter the last day of which is a day before January 1, 2019, and immediately preceding three quarters or calendar year respectively has exceeded S$1 million; or (ii) at the end of the year 2019 or a subsequent calendar year, the total value of all of (A) the taxable supplies made in Singapore and (B) if the subsequent calendar year is 2022 or later, the taxable supplies in Singapore under paragraph 3(2)(b)(ii) and (3A) of the Seventh Schedule of the GST Act in that calendar year, has exceeded S$1 million.

Section 61 of the GST Act provides that where a person fails to apply for registration as required by the First Schedule of the GST Act, such persons shall be guilty of an offence and shall on conviction, (a) pay a penalty equal to 10% of the tax due in respect of each year or part thereof beginning on the date on which the person is required to make the notification or to apply for registration, as the case may be; (b) be liable to a fine not exceeding S$10,000; and (c)be liable to a further penalty of S$50 for every day during which the offence continues after conviction. As a registered person under the GST Act, a company is further required to file accurate GST returns and pay the tax due in a timely manner.

Under the GST Act, GST may be payable on a transfer of assets in a business sale or under an amalgamation. However, pursuant to section 34A(1) of the GST Act, if the corporate reorganization involves the transfer of business (as a whole or part thereof) as a going concern, such a transaction is treated as neither a supply of goods nor a supply of services. Simply put, such a transfer would not be subject to GST.

Customs Regulations

Goods exported from Singapore are regulated under the Customs Act 1960 of Singapore (the “Customs Act”). To export goods from Singapore, the exporter is required to declare the goods to Singapore Customs, a department under the Ministry of Finance, which is the lead agency for trade facilitation and revenue enforcement. The Singapore Goods and Services Tax (the “GST”) is not levied on goods exported from Singapore. A Customs export permit is required for, among other things, the export of locally manufactured goods or local GST paid goods, the export of goods from free trade zones, dutiable goods from licensed warehouses and non-dutiable goods from a zero-rated warehouse. The exporter will be the party that issues the commercial invoice to his overseas customer. Exporters who intend to engage in import and/or export activities in Singapore or appoint a declaring agent to apply for Customs import, export and transshipment permits or certificates will need to activate their Customs Account with Singapore Customs, further to which a declaring agent may be appointed to apply for Customs permits on their behalf. Declaring agents have to be registered with the Singapore Customs.

Exporters may be penalized if they do not comply with the requirements and conditions imposed under the Customs Act. Making an incorrect declaration or failing to make a declaration of goods imported into, exported from or transshipped in Singapore will result in being liable on conviction for a fine not exceeding S$10,000, or the equivalent of the amount of the customs duty, excise duty or GST payable, whichever is the greater amount, or imprisonment for a term not exceeding 12 months, or both.

Employment Act 1968 (“Singapore EA”)

The Singapore EA, sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under the Singapore EA. With effect from 1 April 2019, the Singapore EA extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Singapore EA prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms inwriting; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as an employee (other than a workman) who is not employed in a managerial or executive position and who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Singapore EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Singapore EA limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectively.

Employment of Foreign Manpower Act 1990 (“EFMA”)

Together with the Immigration Act 1959 and the Employment Agencies Act 1958, the employment of foreign employees in Singapore is governed by the EFMA and its subsidiary regulations, which are also administered by and is regulated by the MOM. The EFMA prescribes the responsibilities and obligations of employers who employ foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. In this regard, a “foreign employee” is defined under section 2 of the EFMA to include, amongst others, “any foreigner, other than a self-employed foreigner, who seeks or is offered employment in Singapore”. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning who have acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) and meet the minimum qualifying salary requirements as prescribed by MOM from time to time are eligible for an employment pass. The qualifying salary increases for older and more experienced candidates. From September 1, 2023, in addition to meeting qualifying salary, employment pass candidates must also pass a points-based Complementarity Assessment Framework (“COMPASS”). Mid-level skilled staff who possess a degree, diploma or technical certificate and have the relevant work experience and meet the minimum qualifying salary requirements as prescribed by MOM from time to time may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

Since July 1, 2023, enhanced medical insurance coverage to better protect employers from bearing large unexpected medical bills applies to all new Work Permit and S Pass applications and renewals. The enhanced coverage include (a) introduction of a co-payment element for employers and insurers for amounts above S$15,000, up to an annual claim limit of S$60,000, (b) standardization of allowable exclusion clauses (c) introduction of age-differentiated premiums and (d) requirement for insurers to reimburse hospitals directly upon the admissibility of the claim.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments:(a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Central Provident Fund Act 1953 (“CFPA”)

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the CPFA, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

The rate of contribution into CPF is dependent on the age of the employee and can range from 12.5% to 37% of one’s monthly wages and is as set out in the First Schedule of the CPFA. CPF contributions are due at the end of the month and an employer has a grace period of 14 days to pay it. The employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, the employer can recover the employee’s share by deducting it from their wage when the contributions are paid for that month. Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Personal Data Protection Act 2012 (“PDPA”)

The PDPA of Singapore establishes the baseline regime for the protection of personal data in Singapore. The PDPA applies to all organizations that collect, use, disclose, and/or process personal data. The PDPA is administered and enforced by the Personal Data Protection Commission (“PDPC”). In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data and/or other information to which the organization has or is likely to have access to.

An organization is required to comply with, amongst other things, the data protection obligations prescribed by the PDPA, which may be summarized as follows:

●	Consent obligation – the consent of individuals must be obtained before collecting, using, disclosing and/or processing their personal data, unless an exception applies. Additionally, an organization must allow the withdrawal of consent by an individual which has been given or is deemed to have been given;

●	Purpose limitation obligation – personal data must be collected, used, disclosed, and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

●	Notification obligation – individuals must be notified of the purposes for the collection, use, disclosure, and/or processing of their personal data, prior to such collection, use, disclosure, and/or processing;

●	Access and correction obligations – when requested by an individual and unless an exception applies, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

●	Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

●	Protection obligation – an organization must implement reasonable security arrangements to protect personal data in its possession or under its control from (i) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (ii) the loss of any storage medium or device on which personal data is stored;

●	Retention limitation obligation – an organization must anonymize or must not keep personal data for longer than it is necessary to fulfil; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

●	Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA. In this regard, an organization must ensure that the recipient of the personal data in that country outside Singapore is bound by legally enforceable obligations to provide the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA;

●	Accountability obligation – an organization must implement the necessary policies and procedures in order to meet its obligations under the PDPA, communicate and inform their staff about these policies and procedures, as well as make information of such policies and procedures available on request. In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

●	Data breach notification obligation - an organization must notify the PDPC and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3calendar days of the organization assessing that a notification threshold has been met; and

●	Data portability obligation – the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

A failure to comply with any of the above can subject an organization to a fine of up to the higher of S$1,000,000 or, 10% of the organization’s annual turnover in Singapore (for an organization whose annual turnover in Singapore exceeds S$10,000,000). The maximum financial penalty that can be imposed on organizations is S$1 million, or 10% of the organization’s annual turnover in Singapore, whichever is higher. The severity of the penalties will be assessed based on, amongst other things, the amount of personal data involved, and the degree of harm caused to individuals.

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (“CDSA”) which criminalizes the laundering of criminal benefits, sets out requirements for reporting suspicious transactions, and provides for the investigation and confiscation of such benefits. The CDSA permits the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. The CDSA is complimented by regulations which imposes anti-money laundering requirements on obligated private sector entities (including financial institutions and designated non-financial businesses and professions, and non-profit organizations). Various sector supervisors, including but not limited to, the Monetary Authority of Singapore, the Ministry of Law, and the Accounting and Corporate Regulatory Authority, are empowered to monitor compliance and take actions for breaches of such requirements within their respective sectors.

The Terrorism (Suppression of Financing) Act 2002 of Singapore (“TSOFA”) is the primary legislation for the combating of terrorism financing. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism.

Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office, Singapore’s Financial Intelligence Unit within the Criminal Affairs Division of the Singapore Police Force. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. In addition, the TSOFA has extraterritorial reach, and any person outside Singapore who commits an act or omission that would constitute an offense under the TSOFA if committed in Singapore may be proceeded against, charged, tried and punished accordingly in Singapore.

Unfair Contracts Terms Act 1977

The Unfair Contracts Terms Act 1977 of Singapore (the “UCTA”) generally regulates against unfair contract terms such as exclusion clauses and limitation of liability clauses in most consumer and standard form contracts. Amongst other things, the UCTA prohibits the exclusion or restriction of liability for death or personal injury caused by negligence in all contracts. It also prevents sellers/service providers from excluding or limiting their liability for a breach of contract, unless, in each case, the contract term satisfies the requirement of reasonableness (that is, the contract term must have been a fair and reasonable one to be included having regard to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made). Similarly, contract terms requiring the consumer to indemnify the supplier in respect of liability incurred by the supplier’s negligence or breach of contract are also prohibited unless they satisfy the requirement of reasonableness. The UCTA also circumscribes the limitation of liability in relation to certain implied terms in respect of goods purchased.

Misrepresentation Act 1967

The Misrepresentation Act 1967 of Singapore (the “Misrepresentation Act”) applies this requirement of “reasonableness” to terms which would exclude or restrict any liability to which a party to a contract may be subject by reason of any misrepresentation made by him before the contract was made, or any remedy available to another party to the contract by reason of such a misrepresentation. If the supplier is liable for fraudulent misrepresentation under the Misrepresentation Act, the Singapore Courts can award all losses flowing directly from the claimant’s reliance on the fraudulent misrepresentation, regardless of whether the loss was foreseeable. This measure of damages similarly applies if the supplier made a negligent misrepresentation to the claimant, unless the claimant had reasonable ground to believe, and did believe, that the facts represented were true.

Singapore Standard on the Code of Practice for Pollution Control (SS593:2013)

The Singapore Standard on the Code of Practice for Pollution Control (SS593:2013) is administered by the NEA and sets out the technical and operational framework for controlling pollution arising from industrial and commercial activities in Singapore. SS593:2013 provides detailed requirements and recommended practices relating to air emissions, wastewater discharge, noise control, hazardous substances management, solid waste handling and the design and installation of pollution control systems.

The Code prescribes the engineering specifications and environmental standards that must be complied with to prevent, reduce or mitigate the discharge of pollutants into the environment. It also sets out requirements for the design of exhaust systems, scrubbers, wastewater pre-treatment systems and pollution control equipment, as well as monitoring and reporting obligations for pollution control facilities.

Although SS593:2013 is a code of practice, compliance with its provisions is typically mandated through regulatory approvals, licensing conditions or specific requirements imposed by NEA. Failure to adhere to the requirements under SS593:2013 may result in the withholding of approvals, enforcement action under relevant environmental legislation, suspension of operations or directions to rectify non-compliance.

Code of Practice on Environmental Health (COPEH)

The Code of Practice on Environmental Health (“COPEH”), administered by the NEA, sets out the standards and operational requirements relating to environmental health management in premises and industrial operations. COPEH provides detailed guidelines concerning waste management, sanitary systems, drainage, ventilation, control of environmental nuisances, pest control, and requirements to prevent conditions that may give rise to vector breeding or public health hazards.

COPEH applies to a broad range of developments, including industrial buildings, factories, food establishments, dormitories and commercial premises. The Code prescribes the minimum environmental health standards relating to the design, construction and maintenance of premises, including requirements for refuse storage and disposal systems, sewerage connection, sanitary plumbing, exhaust ventilation and management of trade effluent.

Compliance with COPEH is often required as part of planning approval, building plan submission and licensing processes. Non-compliance with COPEH may result in enforcement actions under the Environmental Public Health Act, including the issuance of corrective orders, fines or suspension of approvals.

Regulatory Permissions and Licenses

We also depend on maintaining required regulatory permissions and licenses for the handling, storage, and import of regulated chemicals and flammable materials:

Permit	Issuing Authority	Facility/Location	Validity Period	Status
NEA Siting Assessment for Chemical Warehouse	National Environment Agency (NEA), Singapore	4 Tuas South Drive (JTC Chemicals Hub)	N/A	In effect
Petroleum & Flammable Materials (PFM) Import Licence (prior term)	Singapore Civil Defence Force (SCDF)	Licensed AP warehouse/premises	From July 1, 2022 to June 30, 2025	Expired; superseded by renewed licence
Petroleum & Flammable Materials (PFM) Import Licence (current term)	Singapore Civil Defence Force (SCDF)	Licensed AP warehouse/premises	From July 1, 2025 to June 30, 2028	In effect

MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Poh Hin Tan	62	Chief Executive Officer and Director and Chairman of the Board
Soon Kiong Wong	61	Chief Financial Officer and Director Nominee
Ping Zhuang(1)	65	Independent Director Nominee
Dr. Yisong Chen	65	Independent Director Nominee
Albert McLelland	67	Independent Director Nominee

(1)	The director nominees have accepted nomination to our board of directors and will become members of our board of directors immediately upon the completion of this offering.

The following is a brief biography of each of our executive officers and directors:

Poh Hin Tan, Chief Executive Officer and Chairman of the Board

Poh Hin Tan, age 62, combines over 15 years of experience in the semiconductor industry and over 24 years in other industries. He founded and leads two semiconductor engineering companies, Quantum Services Pte. Ltd. and AP Engineering Solutions Pte. Ltd., where he directs strategic operations, spearheads large-scale engineering projects, and cultivates key client and vendor relationships. He is a successful serial entrepreneur who has started, built and divested other businesses in precision engineering, printing and other industries. He holds GCE A-levels certificate from Bartley Secondary School.

We believe Mr. Tan is qualified to serve as the Chairman of the Board because of his extensive leadership experience, deep industry expertise, and proven track record of building and scaling businesses. The Board believes his strong background in strategic leadership, engineering operations, and long-standing relationships with key customers and suppliers provides critical insight and direction for the Company’s growth and governance.

Soon Kiong Wong, Chief Financial Officer and Director

Soon Kiong Wong, age 61, combines over 19 years of experience in finance, accounting, and audit. He served as Financial Controller at Quantum Services Pte. Ltd. since 2019, where he managed cash flow, working capital, and liquidity, while ensuring compliance and coordinating external audits. Prior to that, he was an Accountant at Lee Kwang Kee Groups Pte. Ltd., performing account reconciliations and assisting in budgeting processes, and began his career as an Assistant Audit Supervisor at UHY Diong, planning audits and conducting risk assessments. He holds a Diploma in Business (Accounting) from Ngee Ann Polytechnic.

We believe Mr. Wong is qualified to join the Company’s board because of his expertise in financial reporting, cash flow and working capital management, and audit coordination, his experience in audit and accounting roles, as well as his in-depth knowledge of the Company’s operations.

Dr. Ping Zhuang, Independent Director

Dr. Ping Zhuang, age 65, combines over 30 years of experience in environmental and infrastructure project management and investment, following a distinguished career in project development, consulting, and executive leadership. Previously, he had been involved in numerous international and domestic engineering firms and financial institutions. From 1998 through 2005, Dr. Zhuang served as Project Manager and Senior Engineer overseeing water, wastewater, and solid waste projects for the World Bank and Asian Development Bank in China and Mongolia. From 2005 to present, he is the chief executive officer of Easen International and a key figure in environmental consulting, project sourcing, due diligence, and investments, notably working with I Squared Capital and IFC. He is also currently an independent director of Zhangzhou Development Co. Ltd., a publicly listed company in China. Dr. Zhuang holds a Ph.D. in Environmental/Civil Engineering from Clarkson University and a Master of Business Administration (MBA) from Queens College in Charlotte, North Carolina.

We believe Mr. Zhuang is qualified to join the Company’s board because of his past experience in investment due diligence, project finance, and contract negotiations with global institutions (World Bank, ADB, IFC, Baring, Morgan Stanley), his E-MBA training, Professional Engineer licenses (North Carolina & Florida), and adjunct professorships.

Dr. Yisong Chen, Independent Director

Dr. Yisong Chen, age 65, combines over 30 years of experience in broker-dealer and futures operations, investment strategies, quantitative modelling, and market risk management, following a distinguished career in quantitative research, trading strategy development, and executive leadership. He has held senior roles at leading international financial institutions, including serving as Vice President at Credit Suisse First Boston, Deutsche Bank AG, and Merrill Lynch & Co. Inc. from 1994 to 2006, where he developed investment strategies, option pricing models, fixed income analytics, and advanced risk management systems. From 2006 to present, Dr. Chen has served as the chief executive officer of Pallas Global Capital LLC and, since 2022, Pallas Universal Advisors LLC. He also founded Pallas Global Futures LLC, where he served as President and CEO until 2023, building a futures introducing broker and commodity trading advisor (CTA) business, implementing regulatory compliance frameworks, and establishing clearing relationships. In addition, he served as the chief executive officer of Cheers Securities LLC from 2021 to 2023, where he led the establishment of a registered broker-dealer, including SEC registration and FINRA membership, and oversaw operations, compliance, and infrastructure development. He received a Ph.D. and M.Sc. in Systems Science & Engineering from the University of Pennsylvania.

We believe Dr. Chen is qualified to join the Company’s board because of his deep knowledge of complex financial instruments, quantitative modelling, and market risk management, as well as his direct experience with SEC and FINRA regulatory frameworks.

Albert McLelland, Independent Director

Albert McLelland, age 67, combines over 30 years of experience in capital markets, investment banking, private equity, and public company governance, with a distinguished career in cross-border transactions, business building, and board-level leadership across the United States and Asia. He has served as an independent director, audit committee chairman, and financial expert for multiple Nasdaq-listed companies, including leading roles in complex transactions, SPAC mergers, and cross-border business combinations. From November 2020 to August 2025, Mr. McLelland served as Chairman of the Audit Committee and independent director of Breeze Holdings Acquisition Corp., which merged with YD Biopharma Limited, and from August 2025 to December 2025, he served as an Independent Director of YD Bio Limited (Nasdaq: YDES), a publicly traded biotechnology company. Since 2002, he has been the Managing Director of AmPac Strategic Capital LLC, an advisory and investment firm focused on deal origination, execution, and governance. Earlier in his career, he held senior roles at PricewaterhouseCoopers, where he led cross-border transactions in Asia, and founded and successfully exited multiple advisory firms, including Pearl Delta Capital Corp. Mr. McLelland holds a Bachelor of Arts from the University of South Florida, a Master of Business Administration from the University of Chicago Booth School of Business, and a Master of International Affairs from Columbia University School of International and Public Affairs (SIPA), and he holds a NACD Directorship Certification®.

We believe Mr. McLelland is qualified to join the Company’s board because of his past experience with multiple Nasdaq-listed companies, NACD Directorship Certification®, university teaching roles on governance and cross-border strategy (University of Texas at Dallas, SMU, TCU, Fudan) and his relevant advanced degrees.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of 5 directors upon closing of this offering, 3 of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party, and (e) a duty not to misuse the company’s property (including any confidential information and trade secrets). The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold measure for such standard is that of a reasonable diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill, and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and our shareholder resolutions. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our company if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	convening general meetings;

●	declaring dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of our company lawfully available therefor;

●	appointing and removing any natural person or corporation, whether or not a director to hold such office in our company as the directors may think necessary for the administration of our company;

●	exercising all the powers of our company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party; and

●	approving the transfer of shares in our company.

Terms of Directors and Executive Officers

Our directors may be appointed by an ordinary resolution of our shareholders. Alternatively, our board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting, appoint any person as a director to fill a casual vacancy on our board or as an addition to the existing board. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our company and the director, if any; but no such term shall be implied in the absence of express provision. A director may be removed from office by an ordinary resolution, notwithstanding anything in our memorandum and articles of association or in any agreement between our company and such director (but without prejudice to any claim for damages under such agreement). In addition, a director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his or her office by notice in writing to our company; (iv) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of our memorandum and articles of association.

Our officers are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Qualification

A director shall not be required to hold any shares in the Company by way of qualification.

Employment Agreements and Indemnification Agreements

Employment Agreements

We have entered into employment agreements with each of our executive officers, Poh Hin Tan (Chief Executive Officer) and Wong Soon Kiong (Chief Financial Officer). Pursuant to these employment agreements, each executive officer is employed for an initial term of five years commencing on the date of the completion of the initial public offering,   which may be extended upon mutual agreement of the parties. Under these agreements, Mr. Tan receives a base salary of US$40,000 per month and Mr. Wong receives a base salary of US$17,000 per month, in each case with monthly CPF contributions by the Company in accordance with applicable Singapore law. Each executive officer is eligible to receive an annual performance bonus based on the achievement of performance goals established by the Board, with the amount determined by the Board in its sole discretion, payable within 90 days after the end of the applicable performance period. Each executive officer is also eligible for equity or equity-based awards as the Board may determine.

Independent Director Agreements

We have entered into independent director agreements with each of our independent directors, Dr. Yisong Chen, Dr. Ping Zhuang, and Albert McLelland. Pursuant to these agreements, each independent director is appointed for an initial term commencing on the date of the completion of the initial public offering and continuing until the conclusion of the first Annual General Meeting of the Company held after the completion of the initial public offering. Upon expiration of the initial term, each agreement automatically renews for successive one-year terms, with each term expiring at the conclusion of the next Annual General Meeting, unless either party provides written notice of non-renewal at least 30 days prior to the expiration of the then-current term.

●	Dr. Yisong Chen receives annual cash compensation of US$40,000, comprising a director fee of US$20,000 and a committee chair retainer of US$20,000, paid in equal quarterly installments in arrears. In addition, Dr. Chen receives US$20,000 worth of Class A Ordinary Shares on a yearly basis, issued quarterly based on the volume-weighted average price (VWAP) of the Company’s Class A Ordinary Shares for the 30 trading days immediately preceding the end of each fiscal quarter.

●	Dr. Ping Zhuang receives annual cash compensation of US$30,000, comprising a director fee of $20,000 and a committee chair retainer of US$10,000, paid in equal quarterly installments in arrears. In addition, Dr. Zhuang receives US$10,000 worth of Class A Ordinary Shares on a yearly basis, issued quarterly based on the volume-weighted average price (VWAP) of the Company’s Class A Ordinary Shares for the 30 trading days immediately preceding the end of each fiscal quarter.

●	Albert McLelland receives annual cash compensation of US$40,000, comprising a director fee of US$20,000, and a nominating and corporate governance committee chair retainer of US$20,000, paid in equal quarterly installments in arrears. In addition, Mr. McLelland receives US$20,000 worth of Class A Ordinary Shares on a yearly basis, issued quarterly based on the volume-weighted average price (VWAP) of the Company’s Class A Ordinary Shares for the 30 trading days immediately preceding the end of each fiscal quarter.

Under each independent director agreement, we agree to indemnify and hold harmless the independent director, to the fullest extent permitted by applicable law and the Company’s memorandum and articles of association, from and against any and all claims, actions, proceedings, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to the director’s service to the Company, except to the extent resulting from the director’s own dishonesty, willful default or fraud, willful misconduct, or knowing violation of law. Each independent director is entitled to the protection of any directors’ and officers’ liability insurance policies maintained by the Company. The indemnification rights continue for a period of five years after the termination of the agreement. Each independent director is also subject to confidentiality obligations with respect to the Company’s confidential information.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2025, we paid an aggregate of $702,694 as compensation to our executive officers and directors.

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the completion of this offering. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Dr. Yisong Chen, Albert McLelland, and Ping Zhuang. Dr. Yisong Chen will be the chairperson of our audit committee. We have determined that Dr. Yisong Chen, Albert McLelland, and Ping Zhuang will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Dr. Yisong Chen qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

Our compensation committee will consist of Ping Zhuang, Albert McLelland, and Dr. Yisong Chen. Ping Zhuang will be the chairperson of our compensation committee. We have determined that Ping Zhuang, Albert McLelland, and Dr. Yisong Chen will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Albert McLelland, Ping Zhuang, and Dr. Yisong Chen. Albert McLelland will be the chairperson of our nominating and corporate governance committee. We have determined that Albert McLelland, Ping Zhuang, and Dr. Yisong Chen will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as an exhibit to the registration statement of which this prospectus forms a part and will be applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 6,240,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 12 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing, 150 (50%) of whom must hold shares worth at least $2,500 in market value in order to satisfy the Nasdaq listing rules.

Except as otherwise indicated, the address for each shareholder listed below is c/o SUCHNESS TECH LIMITED, 60 Kaki Bukit Place, Eunos Techpark, #05-01, Singapore 415979.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering (assuming no exercise of over-allotment option)					Shares Beneficially Owned After This Offering (assuming full exercise of over-allotment option)
	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Name of Beneficial Owners	Number	%	Number	%	%	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers:
Poh Hin Tan (1)	6,240,000	39.0%	4,000,000	100.0%	82.6%	6,240,000	29.7%	4,000,000	100.0%	75.8%	6,240,000	28.7%	4,000,000	64.8%	74.9%
Soon Kiong Wong	0	0%	0	-	-	0	-	0	-	-	0	-	0	-	-
Ping Zhuang	0	0%	0	-	-	0	-	0	-	-	0	-	0	-	-

All directors and executive officers as a group (seven individuals):	6,240,000	39.0%	4,000,000	100.0%	82.6%	6,240,000	29.7%	4,000,000	100.0%	75.8%	6,240,000	28.7%	4,000,000	64.8%	74.9%
5% Shareholders:
Lessness Tech Limited (1)	6,240,000	39.0%	4,000,000	100.0%	82.6%	6,240,000	29.7%	4,000,000	100.0%	75.8%	6,240,000	28.7%	4,000,000	64.8%	74.9%
Isness Tech Limited (2)	980,000	6.1%	0	-	1.8%	980,000	4.7%	0	-	1.6%	980,000	4.5%	0	-	1.6%
Bee Guat TAN	960,000	6.0%	0	-	1.7%	960,000	4.6%	0	-	1.6%	960,000	4.4%	0	-	1.6%
Kar Beng ONG	960,000	6.0%	0	-	1.7%	960,000	4.6%	0	-	1.6%	960,000	4.4%	0	-	1.6%
Shyh Shi SIEK	960,000	6.0%	0	-	1.7%	960,000	4.6%	0	-	1.6%	960,000	4.4%	0	-	1.6%
Lay Eng TAN, Andy	960,000	6.0%	0	-	1.7%	960,000	4.6%	0	-	1.6%	960,000	4.4%	0	-	1.6%
Choon Chin ONG	940,000	5.9%	0	-	1.7%	940,000	4.5%	0	-	1.5%	940,000	4.3%	0	-	1.5%
Sanshan Fortune Group Limited (3)	980,000	6.1%	0	-	1.8%	980,000	4.7%	0	-	1.6%	980,000	4.5%	0	-	1.6%
Multi Rise Holdings Limited (4)	980,000	6.1%	0	-	1.8%	980,000	4.7%	0	-	1.6%	980,000	4.5%	0	-	1.6%
26th Mile Limited (5)	980,000	6.1%	0	-	1.8%	980,000	4.7%	0	-	1.6%	980,000	4.5%	0	-	1.6%
Deerfern Ventures Limited (6)	900,000	5.6%	0	-	1.6%	900,000	4.3%	0	-	1.5%	900,000	4.1%	0	-	1.5%

(1)	Represents 6,240,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by Poh Hin Tan. The registered address of LESSNESS TECH LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Poh Hin Tan has sole voting power of the Ordinary Shares held by LESSNESS TECH LIMITED.
(2)	Isness Tech Limited is a company incorporated in the British Virgin Islands. Ms. Xueling Lui, the director and shareholder is the controlling person and has sole voting and investment power over the shares held by Isness Tech Limited. The address of Isness Tech Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(3)	Sanshan Fortune Group Limited is a company incorporated in the British Virgin Islands. Mr. Wenshan Xie, the director and shareholder is the controlling person and has sole voting and investment power over the shares held by Sanshan Fortune Group Limited. The address of Sanshan Fortune Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(4)	Multi Rise Holdings Limited is a company incorporated in the British Virgin Islands. Ms. Zhaodi Zeng, the director and shareholder is the controlling person and has sole voting and investment power over the shares held by Multi Rise Holdings Limited. The address of Multi Rise Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(5)	26th Mile Limited is a company incorporated in the British Virgin Islands. Mr. David Chong, the director and shareholder is the controlling person and has sole voting and investment power over the shares held by 26th Mile Limited. The address of 26th Mile Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(6)	Deerfern Ventures Limited is a company incorporated in the British Virgin Islands. Mr. Kian Woon Yap, the director and shareholder is the controlling person and has sole voting and investment power over the shares held by Deerfern Ventures Limited. The address of Deerfern Ventures Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

RELATED PARTY TRANSACTIONS

Set forth below are related party transactions for the six months ended December 31, 2025 and 2024, and the years ended June 30, 2025 and 2024, and for the period from January 1, 2026 to the date of this prospectus identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

For purpose of this disclosure, a related party includes: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

The following is a list of related parties which the Company had transactions within the abovementioned periods:

	Name	Relationship
(a)	Mr. Tan Poh Hin	Director, Chairman of the Board, Chief Executive Officer
(b)	Mr. Lui Nai Seng	Director of AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd.
(c)	Ms. Tan Bee Guat	The sister of Mr. Tan Poh Hin
(d)	Lessness Tech Limited	Controlling shareholder of the Company, and wholly owned by Mr. Tan Poh Hin
(e)	Hisprint & Packaging Industry Pte. Ltd.	Mr. Tan Poh Hin is the sole shareholder and director
(f)	Hang Xing Engineering Pte. Ltd.	Mr. Tan Poh Hin is the sole shareholder
(g)	DL Tech Pte. Ltd.	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 45.1% shares and serves as the director
(h)	Enermax Synergy (SEA) Pte. Ltd.	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 50% shares and serves as the director

For the six months ended December 31, 2025 and 2024

Due from related parties

	December 31, 2025	June 30, 2025
Lessness Tech Limited	$4,505	$-
Mr. Tan Poh Hin	-	65,084
Mr. Lui Nai Seng	-	23,515
Total amounts due from related parties	$4,505	$88,599

For the six months ended December 31, 2025, the Company provided temporary working capital of $4,505 to Lessness Tech Limited.

As of December 31, 2025, the balance due from Lessness Tech Limited was $4,505. As of the date of this prospectus, the Company has received the due from Lessness Tech Limited balance of $4,505 in full.

For the six months ended December 31, 2025, the Company received repayment of $64,368 from Mr. Tan Poh Hin in relation to temporary advances provided by the Company to Mr. Tan Poh Hin in prior periods. As of December 31, 2025 and June 30, 2025, balances due from Mr. Tan Poh Hin were $0 and $65,084, respectively.

For the six months ended December 31, 2025, the Company received repayment of $23,256 from Mr. Lui Nai Seng in relation to temporary advances provided by the Company to Mr. Lui Nai Seng in prior periods. As of December 31, 2025 and June 30, 2025, balances due from Mr. Tan Poh Hin and Mr. Lui Nai Seng were $0 and $23,515, respectively.

The balances of due from related parties are unsecured, interest-free, and due upon demand.

Due to related party

During the six months ended December 31, 2025, the Company received funding of $100,000 from Ms. Tan Bee Guat, the sister of Mr. Tan Poh Hin, to support the Company’s initial public offering-related expenses. Such funding is unsecured, non-interest bearing, and is repayable in full upon the completion of the Company’s initial public offering. As of December 31, 2025 and June 30, 2025, balances due to Ms. Tan Bee Guat were $100,000 and $0, respectively.

Engineering services revenue from related parties and related account receivable

	Service income for the six months ended December 31,
	2025	2024
Hang Xing Engineering Pte. Ltd.	$3,101	-
Enermax Synergy (SEA) Pte. Ltd.	9,157	11,063
Hisprint & Packaging Industry Pte. Ltd.	42,732	-
Total	$54,990	11,063

As of December 31, 2025 and June 30, 2025, the account receivable balances from Hang Xing Engineering Pte Ltd were $3,395 and $0, respectively.

As of December 31, 2025 and June 30, 2025, the account receivable balances from Hisprint & Packaging Industry Pte Ltd were $7,610 and $7,820, respectively.

Subcontract and purchase cost from related parties and related account payable

	Subcontract and purchase cost for the six months ended December 31,
	2025	2024
Hang Xing Engineering Pte Ltd	$882,977	495,079
Total	$882,977	495,079

As of December 31, 2025 and June 30, 2025, the account payable balances to Hang Xing Engineering Pte Ltd were $116,869 and $93,635, respectively.

Renting office and warehouse space from related parties

The Company rented office space from DL Tech Pte. Ltd. in the amount of $5,752 and $31,090 for the six months ended December 31, 2025 and 2024, respectively.

The Company rented warehouse from Hisprint & Packaging Industry Pte. Ltd. in the amount of $9,302 and $9,050 for the six months ended December 31, 2025 and 2024, respectively.

On September 19, 2025, the Company entered into a lease agreement with Hang Xing Engineering Pte. Ltd., a related party, for the continued use of premises located at Eunos Techpark, Singapore that had previously been leased from a third party. The lease term commenced on September 19, 2025 and expires on August 31, 2026, with a monthly rent of $4,361.

For the years ended June 30, 2025 and 2024

Due from related parties

	June 30, 2025	June 30, 2024
Mr. Tan Poh Hin	$65,084	$50,164
Mr. Lui Nai Seng	23,515	-
Total amounts due from related parties	$88,599	$50,164

For the year ended June 30, 2025, the Company provided temporary advances of $313,075 to Mr. Tan Poh Hin and received repayment of $301,841 from Mr. Tan Poh Hin. As of June 30, 2025, the balance due from Mr. Tan Poh Hin was $65,084. As of the filing date of the prospectus, the Company has received repayment of the due from Mr. Tan Poh Hin balance of $65,084 in full.

For the year ended June 30, 2024, the Company provided temporary advances of $792,218 to Mr. Tan Poh Hin and received repayment of $741,675 from Mr. Tan Poh Hin. As of June 30, 2024, the balance due from Mr. Tan Poh Hin was $50,164.

For the year ended June 30, 2025, the Company provided temporary advances of $22,638 to Mr. Lui Nai Seng. As of June 30, 2025, the balance due from Mr. Lui Nai Seng was $23,515. As of the filing date of the prospectus, the Company has received the due from Mr. Lui Nai Seng balance of $23,515 in full.

The balances of due from related parties are unsecured, interest-free, and due upon demand.

Engineering services revenue from related parties

	Service income for the years ended June 30,		Account receivable as of June 30,
	2025	2024	2025	2024
Enermax Synergy (SEA) Pte. Ltd.	$17,626	6,695	$-	5,806
Hisprint & Packaging Industry Pte. Ltd.	41,684	2,772	7,820	2,999
Total	$59,310	9,467	$7,820	8,805

Subcontract and purchase cost from related parties

	Subcontract and purchase cost for the years ended June 30,		Account payable as of June 30,
	2025	2024	2025	2024
Hang Xing Engineering Pte. Ltd.	$1,007,612	601,238	$93,635	50,237
Total	$1,007,612	601,238	$93,635	50,237

Renting office and warehouse space from related parties

The Company rented office space from DL Tech Pte. Ltd. in the amount of $62,218 and $61,152 for the years ended June 30, 2025 and 2024, respectively.

The Company rented warehouse from Hisprint & Packaging Industry Pte. Ltd. in the amount of $18,110 and $17,800 for the years ended June 30, 2025 and 2024, respectively.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

We will adopt a second amended and restated memorandum and articles of association, which we refer to below as our post-offering memorandum and articles of association and which will become effective and replace our amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Our Post-Offering Memorandum and Articles of Association

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands and are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

Ordinary Shares. Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. Our post-offering memorandum and articles of association will provide that subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the Company lawfully available for such purposes. Under the laws of the Cayman Islands, our Company may pay a dividend out of profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. A shareholder may participate in a general meeting in person or by proxy. At any general meeting a resolution put to the vote of the meeting shall be decided by poll. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company.

An ordinary resolution means a resolution: (a) passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with our post-offering memorandum and articles of association (in computing the majority regard shall be had to the number of votes to which each shareholder is entitled by our memorandum and articles of association); or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

A special resolution means a special resolution of the Company passed in accordance with the Companies Act, being a resolution: (a) passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Under Cayman Islands law, certain matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings.

Our post-offering memorandum and articles of association will provide that we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings. General meetings shall also be convened on the written requisition of one or more of the shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, specifying the objects of the meeting and signed by each of the shareholders making the requisition and deposited at the registered office. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, those shareholders who requested the meeting or any of them representing more than one-half of the total voting rights of all of them may convene the general meeting themselves, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

At least ten (10) clear days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify, among other things, the place, the day and the hour of the meeting and the general nature of the business. In addition, if a resolution is proposed as a special resolution, the notice specifying the intention to propose the resolution as a special resolution must be duly given. Notice of every general meeting shall be given to (a) all shareholders holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to our post-offering memorandum and articles of association, a general meeting of the Company shall, whether or not the notice has been given and whether or not the provisions of our post-offering memorandum and articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by holders of two-thirds of the shareholders having a right to attend and vote at the meeting present or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved. The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Conversion Right. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, or upon a change of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, such Class B Ordinary Share shall be without any action by the holder of such share automatically and immediately converted into the same number of Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in our post-offering memorandum and articles of association and provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or in any other form approved by our board of directors, executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred is not more than four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the applicable rules of Nasdaq, be suspended and our register of members closed at such times and for such periods as our board of directors may in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

Liquidation. If we are wound up, the shareholders may, subject to our post-offering memorandum and articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholder.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares, and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the Companies Act and our post-offering memorandum and articles of association, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder, in such manner and upon such terms as may be determined, before the issue of such shares, by our directors; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the directors, or are otherwise authorized by our memorandum and articles of association; and (c) make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following the date on which the payment out of capital is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding. In addition, our directors may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of our Company). Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Under our post-offering memorandum and articles of association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorized by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company.

Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts after that of United Kingdom but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to corporations incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than ninety percent (90%) in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but it is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own dishonesty, willful default or fraud. Our post-offering memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our post-offering memorandum and articles of association provide that a resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association will allow any one or more of our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case the chairman or a majority of the directors (acting by a resolution of the board) shall proceed to convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our post-offering memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, directors may be removed by an ordinary resolution, notwithstanding anything in the memorandum and articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our post-offering memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Data Protection in the Cayman Islands – Privacy Notice

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may be subject to more limited substance requirements.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we intend to apply to list our Class A Ordinary Shares on Nasdaq, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately 23.8% of our Class A Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 26.4% of our Class A Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 210,000 Class A Ordinary Shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our Class A Ordinary Shares may be sold in some manner outside the United States without requiring registration in the United States.

Lock-Up Agreements

Each of our directors and officers and any other holder(s) of 5% or more of our outstanding Class A Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Class A Ordinary Shares) shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of six (6) months after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary contains a description of material Cayman Islands and U.S. federal tax consequences of the acquisition, ownership and disposition of our Class A Ordinary Shares. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire Ordinary Shares in this offering. Potential investors should consult their tax advisers regarding the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our Class A Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The following discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of our Class A Ordinary Shares. An instrument of transfer in respect of an Ordinary Share may be stampable if executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in substantially the following form:

“The Tax Concessions Act

(as amended)

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (as amended), the following undertaking is hereby given to Ticketplus Ltd. (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (as amended).

These concessions shall be for a period of 30 years from the 11th day of December 2025.”

U.S. Federal Income Taxation Considerations

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Class A Ordinary Shares pursuant to this prospectus and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, currency or securities dealers, traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our Class A Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A Ordinary Shares, the U.S. federal income tax consequences relating to an investment in our Class A Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Class A Ordinary Shares. Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income” or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year, ending December 31, 2026. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our Class A Ordinary Shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Class A Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Class A Ordinary Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our Class A Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Class A Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, that U.S. Holder must generally continue to treat us as a PFIC for all succeeding years during which the U.S. Holder holds our Class A Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Class A Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Class A Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently again become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Class A Ordinary Shares if such U.S. Holder makes a valid “mark-to-market” election for our Class A Ordinary Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock”.

Our Ordinary Shares will be marketable stock so long as they remain listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Class A Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our Class A Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Class A Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Class A Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such an election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our Ordinary Shares. The tax consequences that would apply if we are or become a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Consequently, prospective investors should assume that a QEF election will not be available.

U.S. persons who are investors in a PFIC are generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Class A Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to our Class A Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder that receives a distribution with respect to our Class A Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the non-dividend portion of the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our Class A Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “—Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the U.S. Secretary of the Treasury determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States. No treaty exists between the United States and Cayman Islands that satisfies condition (a). However, subject to the discussion above under “—Passive Foreign Investment Company Consequences,” we believe that so long as our Class A Ordinary Shares are readily tradable on Nasdaq, which is an established market in the United States, we will be a qualified foreign corporation and any dividends that we pay will be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of our Class A Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in our Class A Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other taxable disposition, our Class A Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Class A Ordinary Shares will generally be treated as gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Class A Ordinary Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our Class A Ordinary Shares.

Information Reporting

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Class A Ordinary Shares, including, among others, IRS Form 8938, Statement of Specified Foreign Financial Assets. As described above under “—Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 to acquire our Class A Ordinary Shares are required to file IRS Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the information reporting rules.

ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We have entered into an underwriting agreement dated [●], 2026 with underwriters named below, for whom Joseph Stone Capital, LLC, is acting as the representative (the “Representative”) and sole book-runner with respect to the Class A Ordinary Shares sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Class A Ordinary Shares
Joseph Stone Capital, LLC	[●]
Total	[●]

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 750,000 Class A Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table. If any additional Class A Ordinary Shares are purchased, the underwriters will offer these Class A Ordinary Shares on the same terms as those on which the other Class A Ordinary Shares are being offered.

Discounts, Commissions and Expenses

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Initial public offering price	US$	US$	US$
Underwriting discounts and commissions	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares.

We have agreed to reimburse the Representative’s accountable expenses in connection with the offering, up to US$180,000, including, but not limited to, travel, communication, due diligence, and legal counsel fees and expenses. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Additionally, we have paid the Representative an advisory fee of $50,000 and shall pay an additional final advisory fee of $50,000 at the closing of this offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately US$1,205,440, including a maximum aggregate reimbursement of US$180,000 of the Representative’s accountable expenses.

Right of First Refusal

Upon the Closing of the Offering, for a period of 12 months from such Closing we will grant the Representative the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt offerings for which we or any successor or subsidiary retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such period.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders), have agreed, subject to certain exceptions, to a six (6) month “lock-up” period from the closing of this offering with respect to the Class A Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, for six (6) months following the closing of this offering, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be changed or waived at its discretion with written consent. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Class A Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Class A Ordinary Shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or retarding a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia

Our securities have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China

This prospectus will not be circulated or distributed in the People’s Republic of China (PRC) and the shares will not be offered or sold and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee, and Nasdaq listing fee, all amounts are estimates.

SEC registration fee	$5,558
Nasdaq listing fee	$75,000
FINRA Filing Fee	$6,038
Legal fees and other expenses	$480,000
Accounting fees and expenses	$420,000
Printing and engraving expenses	$20,000
Transfer Agent expenses	$20,000
Miscellaneous expenses	$178,844
Total Expenses	$1,205,440

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this offering and certain other matters as to Cayman Islands law will be passed upon for us by our Cayman Islands counsel, Harney Westwood & Riegels. We are being represented by Lucosky Brookman LLP with respect to certain legal matters as to federal securities laws of the United States of America and the law of the State of New York. Opal Lawyers LLC are advising us with respect to matters governed by the law of Singapore. Ellenoff Grossman & Schole LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

Our financial statements for the fiscal years ended June 30, 2025 and 2024, included in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, located at 12 Greenway Plaza, Suite 1100, Houston, TX 77046.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Section 14 of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements	Page(s)
Unaudited Condensed Consolidated Balance Sheets as of December 31, 2025 and June 30, 2025	F–2
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the Six Months Ended December 31, 2025 and 2024	F–3
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Six Months Ended December 31, 2025 and 2024	F–4
Unaudited Condensed Consolidated Statements of Cash Flows for The Six Months Ended December 31, 2025 and 2024	F–5
Notes to Unaudited Condensed Consolidated Financial Statements for the Six Months Ended December 31, 2025 and 2024	F–6

SUCHNESS TECH LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In U.S. dollars except for number of shares)

	As of
	December 31,	June 30,
	2025	2025

ASSETS
Cash and cash equivalents	$3,319,412	$5,760,132
Accounts receivable, net	5,920,313	5,829,659
Accounts receivable - related parties	11,005	7,820
Inventories, net	2,347,334	2,583,484
Contract fulfilment cost	53,558	45,033
Prepaid expenses	39,229	33,886
Amounts due from related parties	4,505	88,599
Other current assets, net	90,652	17,431
Total current assets	11,786,008	14,366,044
Property and equipment, net	45,234	57,285
Deferred IPO cost	305,988	-
Deferred tax assets	-	4,826
Operating lease right-of-use assets, net	314,226	408,095
Other non-current assets, net	-	70,199
Total non-current assets	665,448	540,405
Total assets	$12,451,456	$14,906,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term bank borrowing	$-	$21,455
Accounts payable	1,133,764	1,164,329
Accounts payable - related parties	116,869	93,635
Advance from customers	1,313,102	1,580,330
Current portion of operating lease liability	225,512	225,764
Amounts due to related party	100,000	-
Income tax payable	462,820	548,188
Accrued expenses and other current liabilities	540,545	627,188
Total current liabilities	3,892,612	4,260,889
Deferred tax liabilities	7,537	83,699
Long-term operating lease liability	91,663	186,347
Total non-current liabilities	99,200	270,046
Total liabilities	3,991,812	4,530,935

Commitment and contingency

Shareholders’ equity
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, consisting of 16,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares, issued and outstanding as of December 31, 2025 and June 30, 2025.respectively *	2,000	2,000
Additional paid-in capital	884,771	398,771
Subscription receivable	-	(2,000)
Retained earnings	7,117,409	9,452,251
Accumulated other comprehensive income	455,464	524,492
Total shareholders’ equity	8,459,644	10,375,514
Total liabilities and shareholders’ equity	$12,451,456	$14,906,449

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME
(In U.S. dollars except for number of shares)

	For the Six Months Ended December 31,
	2025	2024

Revenues	$11,272,357	$15,091,171
Revenues - related parties	54,990	11,063
Total revenues	11,327,347	15,102,234
Cost of revenues	6,917,711	8,465,959
Cost of revenues - related parties	879,229	495,079
Total cost of revenues	7,796,940	8,961,038
Gross profit	3,530,407	6,141,196
Selling and marketing expenses	50,912	177,204
General and administrative expenses	1,542,302	1,409,141
Total operating expenses	1,593,214	1,586,345
Income from operations	1,937,193	4,554,851
Interest expense	(38)	(2,427)
Interest income	2,060	36,215
Government grants	4,704	6,509
Other income	4,899	-
Total other income	11,625	40,297
Income before provision for income taxes	1,948,818	4,595,148
Income tax provision	301,102	635,007
Net income	$1,647,716	$3,960,141
Less: Net income attributable to noncontrolling interest	-	-
Net income attributable to Suchness Tech Limited.	$1,647,716	$3,960,141

Comprehensive income
Net income	$1,647,716	$3,960,141
Other comprehensive income (loss)
Foreign currency translation adjustment	(69,028)	(71,515)
Total comprehensive income attributable to Suchness Tech Limited	$1,578,688	$3,888,626

Net income per share attributable to Suchness Tech Limited*
Basic and Diluted	$0.08	$0.20
Weighted average common shares outstanding*
Basic and Diluted	20,000,000	20,000,000

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES

IN SHAREHOLDERS’ EQUITY
(In U.S. dollars except for number of shares)

	Ordinary Shares				Additional			Accumulated other
	Class A		Class B		paid-in	Subscription	Retained	comprehensive
	Shares*	Amount	Shares *	Amount	capital	receivable	earnings	income/(loss)	Total
		$		$	$	$	$	$	$

For the six months ended December 31, 2024
Balance as of June 30, 2024	16,000,000	1,600	4,000,000	400	398,771	(2,000)	5,100,433	(18,621)	5,480,583
Net income	-	-	-	-	-	-	3,960,141	-	3,960,141
Foreign currency translation adjustment	-	-	-	-	-	-	-	(71,515)	(71,515)
Balance as of December 31, 2024	16,000,000	1,600	4,000,000	400	398,771	(2,000)	9,060,574	(90,136)	9,369,209

For the six months ended December 31, 2025
Balance as of June 30, 2025	16,000,000	1,600	4,000,000	400	398,771	(2,000)	9,452,251	524,492	10,375,514
Capital contribution	-	-	-	-	486,000	2,000	-	-	488,000
Distribution of dividends	-	-	-	-	-	-	(3,982,558)	-	(3,982,558)
Net income	-	-	-	-	-	-	1,647,716	-	1,647,716
Foreign currency translation adjustment	-	-	-	-	-	-	-	(69,028)	(69,028)
Balance as of December 31, 2025	16,000,000	1,600	4,000,000	400	884,771	-	7,117,409	455,464	8,459,644

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars except for number of shares)

	For Six Months Ended December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,647,716	$3,960,141
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	21,245	30,977
Amortization of right-of-use operating lease assets	249,437	195,741
Deferred income taxes	(70,502)	(63,495)
Changes in operating assets and liabilities:
Accounts receivable	(127,748)	(3,583,661)
Accounts receivable - related parties	(3,220)	5,364
Inventory	218,448	547,709
Contract fulfilment cost	(8,776)	42,263
Prepaid expenses	(5,536)	(9,816)
Other current assets	(3,596)	966
Accounts payable	(22,559)	(313,225)
Accounts payable - related parties	23,730	48,515
Advance from customers	(255,838)	(1,957,323)
Income tax payable	(81,053)	588,195
Operating lease liability	(240,876)	(187,214)
Accrued expenses and other current liabilities	(81,753)	392,260
Net cash provided by (used in) operating activities	$1,259,119	$(302,603)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of property and equipment	-	(5,786)
Net cash used in investing activities	$-	$(5,786)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment for deferred IPO cost	(305,988)	-
Distribution of dividends	(3,982,558)	-
Capital contribution	488,000	-
Repayment of bank loans	(21,219)	(128,594)
Proceeds from related party	187,624	301,659
Repayment to related party	(4,505)	(287,973)
Net cash used in financing activities	$(3,638,646)	$(114,908)

Effect of exchange rate changes on cash and cash equivalents	(61,193)	39,536
Net decrease in cash and cash equivalents	(2,440,720)	(383,761)
Cash and cash equivalents at the beginning of year	5,760,132	5,085,381
Cash and cash equivalents at the end of year	$3,319,412	$4,701,620

Supplemental cash flow information
Cash paid for interest expense	$9,352	$14,533
Cash paid for income taxes	$955,155	$588,195

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principles of consolidation

These unaudited condensed consolidated interim financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions in Article 10 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Certain information or footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended June 30, 2025 and 2024. The interim period results do not necessary indicate the results that may be expected for any other interim period or for the full fiscal year.

The accompanying condensed consolidated financial statements include the financial statements of Suchness Tech Limited and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, lower of cost and net realizable value of inventory, the useful lives of property and equipment, and long-lived assets, valuation allowance for deferred tax assets and uncertain tax positions. Actual results could differ from those estimates.

Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)	Foreign currency translation

The reporting currency of the Company is the U.S. dollar (“$”). The functional currency of subsidiaries located in Singapore is the Singapore Dollar (“SGD”). For the entities whose functional currency is the SGD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive income (loss) in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The Company’s assets and liabilities are translated into United States dollars from SGD at period-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	December 31, 2025	December 31, 2024
Period-end SGD: US$ exchange rate	1.2841	1.3603
Period average SGD: US$ exchange rate	1.2900	1.3260

(d)	Fair value measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash and cash equivalents, accounts receivable, amounts due from related parties, other current assets, short-term bank borrowing, accounts payable, advance from customers, and income tax payables.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

Cash balances in bank accounts in Singapore with maximum amount of $77,876 (S$100,000) are insured under the Deposit Protection Scheme introduced by the Singapore government.

(f)	Accounts receivables, net

Accounts receivable are stated at the original amount less an allowance for credit losses, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for credit losses.

The Company adopted ASU 2016-13 Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. After the Company’s assessment of CECL, no material difference was found comparing to the amount recorded in accordance with the previous method.

(g)	Inventories, net

Inventories, primarily consisting of (1) trading goods for sales, including ozone generators, chemical product, etc.; and (2) parts, mainly refers to raw materials for assembling and components needed during the course of providing service. They are stated at the lower of cost or net realizable value. The Company applies the first-in-first-out cost method to its inventory. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. No inventory reserve was recorded as of December 31, 2025 and 2024.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Computers	3 Years
Office equipment	3 Years
Vehicles	5 Years
Forklift	5 years
Machinery	5 years
Furniture and fittings	5 years

(i)	Impairment of long-lived assets

Long-lived assets including property and equipment, intangible assets and other non-current assets other than goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets that management expects to hold or use is based on the amount by which the carrying value exceeds the fair value of the asset. Judgment is used in estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these estimates and assumptions could materially affect the determination of the long-live assets’ fair value.

(j)	Deferred IPO cost

Deferred offering costs consist principally of incremental costs direct attributable to new shares offering incurred by the Company, such as underwriting, legal, consulting, printing, and other registration-related costs in connection with the public offering of the Company’s common stock. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

(k)	Goods and Services Tax

The Company is subject to goods and services tax (“GST”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to GST at current applicable tax rates of 9%, and subsequently paid to Singapore tax authorities after netting input VAT on purchases. The excess of output GST over input VAT is reflected in tax payable. The Company reports revenue net of Singapore’s GST for all the periods presented in the Statements of Operations and Comprehensive Income.

(l)	Lease

The Company adopted ASC 842, “Leases” (“ASC 842”) on July 1, 2022, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Group categorized leases with contractual terms longer than twelve months as either operating or finance lease.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Right-of-use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the lease liability calculation. Variable lease payments mainly include costs related to certain IDC facilities leases which are determined based on actual number of usages. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

For operating leases, lease expense is recognized on a straight-line basis over the lease term. For finance leases, lease expense is recognized as depreciation on a straight-line basis over the lease term and interest using the effective interest method.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Effective July 1, 2022, the Company adopted the new lease accounting standard using a modified retrospective transition method which allowed the Company not to recast comparative periods presented in its financial statements. In addition, the Company elected the package of practical expedients, which allowed the Company to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities as disclosed in Note 8 and had no impact on accumulated retained earnings as of December 31, 2025 and 2024.

(m)	Bank borrowings

Bank borrowings are initially recognized at fair value, net of upfront fees incurred. Bank borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

(n)	Revenue recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from July 1, 2022 and used the modified retrospective method for all types of revenue.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company derives its revenues primarily from three sources: (1) system integration projects; (2) product sales; (3) engineering services. All of the Company’s contracts with customers do not contain cancellable and refund-type provisions.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In accordance with ASC 606, the Company disaggregates revenue from contracts with customers by revenue stream. The Company determined that disaggregating revenue into these categories meets the disclosure objective in ASC 606 which is to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by regional economic factors. Refer to Note 3 for information regarding revenue disaggregation by revenue stream.

Revenue from system integration projects

The Company’s revenues from system integration projects are normally under long-term framework agreement and the subsequent project assigned by the customer. All of these projects are short term and most of them can be completed and accepted within 1 month.

These projects require the Company to perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on the customers’ specific needs which requires significant customization. Upon delivery of the services and equipment, customer acceptance is generally required. Because of the nature of the projects, and the contract owners perform inspection during the project prior to acceptance, there is no warranty clause included in the contractual term, therefore, no accrual for warranty costs is necessary.

Occasional materials may be required as inputs consumed during the service provision process. Though the Company would pay for the materials, the materials do not transfer a separate goods or service to the customer. Further, both the Company and materials supplier would not provide additional services or products after delivering services to the customers.

The Company considers these promised services and spare parts as one performance obligation since its customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

According to ASC 606-10-25-23 through 25-30, The system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

Expenses related to these types of services are recognized as incurred with revenue recognition. Revenue consists of the invoiced value for the sales net of goods-and-service tax (“GST”).

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from product sales

The Company mainly provides precursors (chemical compounds), specialty gases products to semiconductor fabrication facilities in Singapore currently.

The Company is considered the principal in its product sales transactions based on the following considerations: (1) the Company is primarily responsible for fulfilling the promise to provide the goods. This includes being responsible for the acceptability and quality of the goods; (2) the Company bears inventory risk before or after the customer orders, during transportation, or upon return. If the product is unsold or become obsolete, the Company suffers the loss; (3) the Company has discretion in establishing the price charged to the customer. The price the Company pay the supplier is separate from the price the Company charge the customers; (4) the goods is not sourced from the supplier based on a customer order. The Company take ownership and then transfer it; (5) the Company bears the customer’s credit risk (the risk of non-payment). If the customer doesn’t pay, the Company bears the loss.

The Company generates revenue primarily through the sale and delivery of promised goods to customers and recognizes revenue at point in time when control is transferred to customers, which typically occurs upon customer acceptance, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods and is recorded net of good and service tax (“GST”). The Company’s contracts with customers are primarily on a fixed-price basis and do not contain cancellable and refund-type provisions.

Revenue from engineering services

Under the long-term framework agreement with the customer, the Company provides engineering preventive maintenance services to the customer. All customer orders for these services are short-term orders.

These services are recognized at a point in time, upon the customer’s acceptance of the engineering, preventive maintenance results. This acceptance represented the transfer of control of the service output and fulfillment of the Company’s performance obligation. The Company concluded that point-in-time recognition was appropriate because the customer obtains control of the service output only upon final acceptance, and the Company did not have an enforceable right to payment until that point.

Expenses related to these types of services are recognized as incurred with revenue recognition. Revenue consists of the invoiced value for the sales net of goods-and-service tax (“GST”).

Occasional spare parts may be required as inputs consumed during the service provision process. Though the Company would pay for the spare parts, the spare parts do not transfer a separate goods or service to the customer. Further, both the Company and spare parts supplier would not provide additional services or products after delivering services to the customers.

The Company considers these promised services and spare parts as one performance obligation since its customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract Balances

The Company recognizes a receivable when it has an unconditional right to receive consideration from a customer. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

The Company recognizes a contract liability when the customer pays the consideration before the Company recognizes the related revenue or when the Company has an unconditional right to receive the consideration before the Company recognizes the related revenue, and in such case a corresponding receivable will be recognized.

As of December 31, 2025 and June 30, 2025, no contract asset was recognized. As of December 31, 2025 and June 30, 2025, the advance from customers was $1,313,102 and $1,580,330, respectively.

(o)	Cost of Revenue

The Company’s cost of revenues primarily consists of (i) materials and equipment costs, (ii) compensation and related overhead expenses for personnel involved in the customization of its products, delivery, installation and maintenance and services (“compensation and overhead costs”), (iii) contractor costs, and (Ⅳ) depreciation of equipment used in operations.

All costs associated with the sales are expensed at a point in time when revenues are recognized. The costs incurred but not expensed yet are recognized as “Contract fulfilment cost” in the accompanying balance sheets. Such Contract fulfilment costs primarily consist of direct labor, materials, subcontractor costs and other costs directly attributable to the Company’s system integration projects customization or refurbishment activities.

Contract fulfillment costs are amortized on a systematic basis consistent with the pattern of transfer of the related goods or services, which is generally over the related contract period of less than one year. The amortization of contract fulfillment costs is included in cost of revenues. The Company evaluates contract fulfillment costs for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

As of December 31, 2025 and June 30, 2025, the contract fulfilment cost is $53,558 and 45,033, respectively.

(p)	Government Grants

Government grants include cash subsidies received from the Singapore government. Such subsidies are issued by the local government to encourage innovation, technology development, research and development. The government grant is recognized in the statements of income and comprehensive income when cash is received and the relevant performance criteria specified are met.

(q)	Income taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

(r)	Related parties

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the followings: a) affiliate, a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) principle owner, the owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; f) other parties that has ability to significant influence the management or operating policies of the entity.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(s)	Comprehensive income

Comprehensive income comprised the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

(t)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended December 31, 2025 and 2024, there were no dilutive shares. For the six months ended December 31, 2025 and 2024, earnings per share amounted to $0.08 and $0.20, respectively.

(u)	Segment reporting

The Company follows ASC 280, “Segment Reporting”, which requires disclosures based on how management organizes the Company to make operating decisions and assess performance. The Company has determined that it operates as a single reportable segment.

The Chief Executive Officer functions as the Company’s Chief Operating Decision Maker (“CODM”) and is responsible for key operating decisions, resource allocation, and performance assessment. In executing these responsibilities, the CODM regularly reviews consolidated financial information, including total revenue, gross profit, key operational metrics, and cash flow, on a Company-wide basis. The CODM does not review or receive discrete financial information by business function, product category, or geographic region. Consequently, decisions about resource allocation and performance evaluation are made based solely on consolidated results.

Although the Company operates multiple business functions, including product sales, system integration projects and engineering services, these functions are integrated and managed on a consolidated basis. Internal management reports used by the CODM do not disaggregate financial performance or asset information by business line or geographic location.

Accordingly, management has concluded that the Company has one operating segment and one reportable segment: the design, engineering, and distribution of customized optical display modules and components.

In accordance with ASC 280-10-50, the following disclosures are provided:

●	Nature of the segment’s activities: The Company sells products and design, source for parts and components, integrate and install gaseous effluent management systems for pipelines used in the semiconductor foundries to maintain temperature and/or prevent clogging of input gas and waste gas. The Company provide such system integration services during the construction of new semiconductor plants or upgrading of existing plants. In addition, the Company provides maintenance services to the foundries in the area of waste gases treatment systems, ozone generators, and interlock systems.

●	Measurement basis: The Company’s segment accounting policies are consistent with those applied in the consolidated financial statements. The measure of profit or loss used by the CODM is consolidated net income.

●	Geographic and customer disclosures: The Company’s revenue is primarily generated from customers in Singapore. Additional disaggregated revenue information, including revenue by revenue streams categories, is disclosed in Note 3.

●	Asset information: All assets, including long-lived assets, are associated with the single reportable segment. The Company’s long-lived assets are wholly located in Singapore.

●	Significant expenses within operating income, as well as within net income, include cost of revenues, marketing expenses, and selling, general and administrative expenses, which are each separately presented on the Company’s Statements of Operations. Other segment items within net income include interest expense, other (income) expense, net, and provision for (benefit from) income taxes.

(v)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w)	Recently adopted and issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Company to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. In November 2018, April 2019 and May 2019, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” and “ASU No. 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief,” which provided additional implementation guidance on the previously issued ASU. The ASU is effective for fiscal years beginning after December 15, 2020. The ASU requires a modified retrospective adoption method. The new standard is effective for the Company beginning July 1, 2022.The adoption of this guidance did not have a material impact on the Company’s financial statements.

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The new standard is effective for the Company beginning July 1, 2024. The adoption of ASU 2024-03 did not have material impact on the Company’s consolidated financial statements.

On December 14, 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires that entities disclose specific categories in their rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The new standard is effective for the Company beginning December 15, 2024, with early adoption permitted. The Company does not believe the adoption of this new guidance will have material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)”. The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

On December 8, 2025, the FASB issued ASU 2025-11 “Interim Reporting (Topic 270)”, which is intended to improve the navigability of the guidance in ASC 270 and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides “interim financial statements and notes in accordance with GAAP.” The ASU also addresses the form and content of such financial statements, adds lists to ASC 270 of the interim disclosures required by all other Codification topics, and establishes a principle under which an entity must “disclose events since the end of the last annual reporting period that have a material impact on the entity.” As the Board stated in the proposed guidance and reiterates in the ASU, the amendments are not intended to “change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements.” The amendments in ASU 2025-11 are effective as follows: (1) Public business entities -For interim reporting periods within annual reporting periods beginning after December 15, 2027. (2) Entities other than public business entities -For interim reporting periods within annual reporting periods beginning after December 15, 2028. Early adoption is permitted for all entities. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In December 2025, the FASB issued ASU 2025-11, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This update requires enhanced disclosures about reportable segments, including the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (the “CODM”) and included in the measure of segment profit or loss. The amendments also require entities to disclose additional information about how the CODM uses reported measures to assess segment performance and allocate resources. These requirements apply to entities with a single reportable segment as well. The amendments in ASU 2025-11 are effective for public business entities for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures. The Company expects that the adoption of this guidance will primarily affect its disclosures and will not have a material impact on its consolidated financial position, results of operations, or cash flows.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	REVENUES

The following table identifies the disaggregation of the Company’s revenues for the six months ended December 31, 2025 and 2024, respectively:

		For the six months ended December 31,
Nature	Types of revenues	2025	2024

Third parties	Products sales	$4,087,304	$4,718,042
	System integration projects	2,730,670	6,464,068
	Engineering maintenance services	4,454,383	3,842,664
Related parties	Engineering maintenance services	54,990	77,460
	Total revenues	$11,327,347	$15,102,234

3.	ACCOUNTS RECEIVABLE, NET

As of December 31, 2025 and June 30, 2025, accounts receivable consisted of the following:

	December 31, 2025	June 30, 2025
Accounts receivable	$5,920,313	$5,829,659
Allowance for credit loss	-	-
Accounts receivable, net	$5,920,313	$5,829,659

As of the date of this report, the Company had fully collected the accounts receivable balance of approximately $5.9 million outstanding as of December 31, 2025.

4.	INVENTORIES, NET

As of December 31, 2025 and June 30, 2025, inventories consisted of the following:

	December 31, 2025	June 30, 2025
Raw materials	$1,054,451	$1,296,524
Finished goods	1,292,883	1,286,959
Total inventories, cost	2,347,334	2,583,483
Inventory valuation allowance	-	-
Total inventories, net	$2,347,334	$2,583,483

5.	PROPERTY AND EQUIPMENT, NET

As of December 31, 2025 and June 30, 2025, property and equipment, net consisted of the following:

	December 31, 2025	June 30, 2025
Computer	$136,445	$254,942
Air conditioner	20,315	19,224
Furniture & fittings	37,304	37,147
Machinery	15,261	15,360
Office equipment	5,870	7,257
Vehicles	94,423	95,037
Forklift	38,938	39,191
Total property, plant and equipment	348,556	468,158
Less: Accumulated depreciation	(303,322)	(410,873)
Less: Impairment loss	-	-
Property, plant and equipment, net	$45,234	$57,285

For the six months ended December 31, 2025 and 2024, depreciation expense amounted to $21,245 and $30,977, respectively, which was wholly reflected in general and administrative expenses.

No impairment losses were recognized for property and equipment for the six months ended December 31, 2025 and 2024.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	DEFERRED IPO COST

As of December 31, 2025 and June 30, 2025, deferred IPO cost consisted of the following:

	For the six months ended December 31,
	2025	2024
Consulting	$186,396	$-
Legal	109,592	-
Printing	10,000	-
Total deferred IPO cost	$305,988	$-

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of December 31, 2025 and June 30, 2025, accrued expenses and other current liabilities consisted of the following:

	December 31, 2025	June 30, 2025
Goods and service tax payable	$236,572	$470,094
Bonus payable	28,398	-
Salary Payable	25,757	37,151
Central Provident Fund Payable	83,201	52,094
Skill Development Levy Payable	1,258	1,098
FWL Payable	45,019	43,125
Other payable	100,000	-
Other accrued expenses	20,340	23,625
Total accrued expenses and other current liabilities	$540,545	$627,187

8.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

The Company has several operating leases for office spaces and warehouse. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

Total lease expense amounted to $258,789 for the six months ended December 31, 2025, which included $9,352 interest and $249,437 amortization expenses of ROU assets. Total lease expense amounted to $209,640 for the six months ended December 31, 2024, which included $13,899 interest and $195,741 amortization expenses of ROU assets.

Total cash paid for operating leases amounted to $133,165 and $140,826 for the six months ended December 31, 2025 and 2024.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS (cont.)

Supplemental balance sheet information related to operating leases was as follows:

	December 31, 2025	June 30, 2025

Right-of-use assets, net	$314,226	$408,095

Operating lease liabilities – current	$225,512	$225,764
Operating lease liabilities – non-current	91,663	186,347
Total operating lease liabilities	$317,175	$412,111

Right of use assets consisted of renting of offices and warehouses. The terms of right-of-use assets ranged from January 15, 2024 to May 1, 2027.

A summary of supplemental information related to operating leases is listed as follows:

	December 31, 2025	June 30, 2025
Weighted average remaining lease term	1.35 years	1.80 years
Weighted average discount rate	5.25%	5.25%

The following is a schedule of maturities of lease liabilities as of December 31, 2025:

Years ending December 31,	Amounts
2026	$247,573
2027	80,953
2028	-
2029	-
Total future minimum lease payments	328,526
Less: imputed interest	(11,351)
Total	$317,175

9.	BANK BORROWINGS

The following table sets forth information of the bank borrowings:

	December 31, 2025	June 30, 2025
Bank borrowings – current portion	$-	$21,455
Bank borrowings – non-current portion	-	-
Total bank borrowings	$-	$21,455

In August,2020, the Company entered into a loan agreement with the United Overseas Bank to obtain a loan of $783,822 (SGD 1,000,000) for five years with a maturity date in July 2025 at a fixed annual interest rate of 2.25%. Mr. Tan Poh Hin, the Chairman of the Board and Director of the Company, personally guaranteed the repayment of the loan. The loan was fully repaid upon maturity.

In September,2020, the Company entered into a loan agreement with the United Overseas Bank to obtain a loan of $431,102 (SGD 550,000) for five years with a maturity date in August 2025 at a fixed annual interest rate of 2.25%. Mr. Tan Poh Hin, the Chairman of the Board and Director of the Company, personally guaranteed the repayment of the loan. The loan was fully repaid upon maturity.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the years ended December 31, 2025 and June 30, 2025:

	Name	Relationship
(a)	Mr. Tan Poh Hin	Director, Chairman of the Board, Chief Executive Officer
(b)	Mr. Lui Nai Seng	Director of AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd.
(c)	Ms. Tan Bee Guat	The sister of Mr. Tan Poh Hin
(d)	Lessness Tech Limited	Controlling shareholder of the Company, and wholly owned by Mr. Tan Poh Hin
(e)	Hisprint & Packaging Industry Pte Ltd	Mr. Tan Poh Hin is the sole Shareholder & Director
(f)	Hang Xing Engineering Pte Ltd	Mr. Tan Poh Hin is the sole Shareholder
(g)	DL Tech Pte Ltd	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 45.1% shares and serves as the Director
(h)	Enermax Synergy (SEA) Pte Ltd	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 50% shares and serves as the Director

Due from related parties

	December 31, 2025	June 30, 2025
Lessness Tech Limited	$4,505	$-
Mr. Tan Poh Hin	-	65,084
Mr. Lui Nai Seng	-	23,515
Total amounts due from related parties	$4,505	$88,599

For the six months ended December 31, 2025, the Company provided temporary working capital of $4,505 to Lessness Tech Limited. As of December 31, 2025, the balance due from Lessness Tech Limited was $4,505. As of the filing date of the prospectus, the Company has received the due from Lessness Tech Limited balance of $4,505 in full.

For the six months ended December 31, 2025, the Company received repayment of $64,368 from Mr. Tan Poh Hin in relation to temporary advances provided by the Company to Mr. Tan Poh Hin in prior periods. As of December 31, 2025 and June 30, 2025, balances due from Mr. Tan Poh Hin were $0 and $65,085, respectively.

For the six months ended December 31, 2025, the Company received repayment of $23,256 from Mr. Lui Nai Seng in relation to temporary advances provided by the Company to Mr. Lui Nai Seng in prior periods. As of December 31, 2025 and June 30, 2025, balances due from Mr. Lui Nai Seng were $0 and $23,514, respectively.

The balances of due from related parties are unsecured, interest-free, and due upon demand.

Due to related party

During the six months ended December 31, 2025, the Company received funding of $100,000 from Ms. Tan Bee Guat, the sister of Mr. Tan Poh Hin, to support the Company’s IPO-related expenses. Such funding is unsecured, non-interest bearing, and is repayable in full upon the completion of the Company’s IPO. As of December 31, 2025 and June 30, 2025, balances due to Ms. Tan Bee Guat were $100,000 and $Nil, respectively.

The outstanding balance is non-interest bearing, unsecured, and repayable on demand.

Engineering services revenue from related parties and related account receivable

	Service income for the six months ended December 31,
	2025	2024
Hang Xing Engineering Pte Ltd	$3,101	-
Enermax Synergy (SEA) Pte Ltd	9,157	11,063
Hisprint & Packaging Industry Pte Ltd	42,732	-
Total	$54,990	11,063

As of December 31, 2025 and June 30, 2025, the account receivable balances from Hang Xing Engineering Pte Ltd. were $3,395 and $Nil, respectively.

As of December 31, 2025 and June 30, 2025, the account receivable balances from Hisprint & Packaging Industry Pte Ltd were $7,610 and $7,820, respectively.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Subcontract and purchase cost from related parties and related account payable

	Subcontract and purchase cost for the six months ended December 31,
	2025	2024
Hang Xing Engineering Pte Ltd	$882,977	495,079
Total	$882,977	495,079

As of December 31, 2025 and June 30, 2025, the account payable balances to Hang Xing Engineering Pte Ltd were $116,869 and $93,635, respectively.

Renting office and warehouse space from related parties

The Company rented office space from DL Tech Pte Ltd in the amount of $5,752 and $31,090 for the six months ended December 31, 2025 and 2024, respectively.

The Company rented warehouse from Hisprint & Packaging Industry Pte Ltd in the amount of $9,302 and $9,050 for the six months ended December 31, 2025 and 2024, respectively.

On September 19, 2025, the Company entered into a lease agreement with Hang Xing Engineering Pte Ltd, a related party, for the continued use of premises located at Eunos Techpark, Singapore that had previously been leased from a third party. The lease term commenced on September 19, 2025 and expires on August 31, 2026, with a monthly rent of $4,361.

11.	INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the Cayman Islands.

Singapore

According to the Income Tax Act 1947 of Singapore, both nonresident and resident companies operating in Singapore are required to pay taxes on income originating from Singapore and foreign income remitted to Singapore. The corporate income tax rate in Singapore is 17%, and taxable income is the remaining amount after deducting deductible expenses for a specified period of time. Certain types of income may not be subject to taxation or may be subject to separate taxation.

Starting from January 1, 2025, Singapore will implement a minimum effective tax rate of 15% for large multinational corporations (MNEs) within its borders.

For companies planning to expand their overseas business, they can enjoy the Double Tax Reduction and Exemption Scheme for Internationalization (DTI), which offers a 200% tax reduction on eligible expenses related to international market expansion and investment development activities. Starting from 2023, this also includes start-up costs incurred from e-commerce related business activities.

The Company’s two Singapore subsidiaries, AP and QS, are subject to the Income Tax Act 1947 of Singapore and are taxed at the statutory income tax rate of 17%, unless otherwise specified.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	INCOME TAXES (cont.)

The components of the income tax provision for the six months ended December 31, 2025 and 2024 were:

	For the six months ended December 31,
	2025	2024
Current year expense	$371,604	$503,989
Deferred tax (benefit) expense	(70,502)	131,018
Total income tax expense	$301,102	$635,007

The income tax provision is included in our statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the six months ended December 31,
	2025	2024
Net income before provision for income taxes	$1,948,818	$4,595,148
Singapore statutory tax rate	17.0%	17.0%
Income tax at statutory tax rate	331,299	781,175
Taxation temporary difference	(26,287)	(295,046)
Expenses not deductible for tax purposes	86,041	30,519
Capital allowance	(2,930)	-
Statutory income exemption	(25,643)	(12,660)
Tax rebate	(43,798)	-
Others	(17,580)	131,019
Income tax expense	$301,102	$635,007
Effective tax rates	15.5%	13.8%

As of December 31, 2025 and June 30, 2025, there were no net operating loss carried forward.

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits for the six months ended December 31, 2025 and 2024. The Company did not incur any interest or penalties related to potential underpaid income tax expenses. In general, the Singapore tax authority has no time limit to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2021 to 2025 of the Company remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	CONCENTRATIONS

Concentrations of customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the six months ended December 31, 2025, and 2024.

	For the six months ended December 31,
	2025		2024
Customers	Amount	Percentage	Amount	Percentage
A	3,064,992	27.1%	8,579,697	56.8%
B	3,045,637	26.9%	2,783,679	18.4%
C	1,132,476	10.0%	996,359	6.6%

As of December 31, 2025 and June 30, 2025, accounts receivables from four customers accounted for 60.2% and 86.1% of the total account receivable balances, respectively.

Concentrations of suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the six months ended December 31, 2025 and 2024.

	For the six months ended December 31,
	2025		2024
Suppliers	Amount	Percentage	Amount	Percentage
A	2,402,652	58.2%	2,939,330	54.8%
B	536,919	13.0%	1,132,781	21.1%

As of December 31, 2025 and June 30, 2025, accounts payables to two suppliers accounted for 80.0% and 81.3% of the total account payable balances, respectively.

13	SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established by the founding shareholders under the laws of the Cayman Islands on August 4, 2025. The Company is authorized to issue 500,000,000 Ordinary Shares with a par value of $0.0001 each.

On February 13, 2026, the Company adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company.

This capital change have been applied retrospectively to all period presented including the number of share and the earning per shares.

On February 13, 2026, 4,000,000 Class A Ordinary Shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 4,000,000 Class B Ordinary Shares.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, or upon a change of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, such Class B Ordinary Share shall be atomically and immediately converted into the same number of Class A Ordinary Share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Both Class A Ordinary Share and Class B Ordinary Share have equal rights to earning and distribution of earning.

As of December 31, 2025, the Company has 16,000,000 Class A Ordinary Shares with a par value of $1,600, and 4,000,000 Class B Ordinary Shares with a par value of $400, issued and outstanding.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13	SHAREHOLDERS’ EQUITY (cont.)

Additional paid-in capital

The additional paid-in capital mainly resulted from the capital premium of the reorganization completed on September 17, 2025 and the capital contribution of the shareholders.

For the six months ended December 31, 2025, the Company received accumulated capital contributions of $488,000 from its shareholders, which were recorded as additional paid in capital at the consolidated level.

As of December 31, 2025, the balance of additional paid-in capital was $884,771.

Retained earnings

Retained earnings refer to the profits that the Company reserves for future distribution or uncertain how to distribute. During the six months ended December 31, 2025, the Company approved and paid the total dividends of $3,982,558. As of December 31, 2025 and June 30, 2025, the total retained earnings were $7,117,012 and $9,452,251, respectively.

14.	COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company entered into several operating leases of building for production, office and warehouse in Singapore with a term of 1-3 years. Our commitment for minimum lease payments under this operating lease as of December 31, 2025 were disclosed in Note 9.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2025 and June 30, 2025 and through the issuance date of these financial statements.

Capital commitments

In the opinion of management, there were no capital commitments as of December 31, 2025 and June 30, 2025 and through the issuance date of these financial statements.

15.	SUBSEQUENT EVENTS

On February 13, 2026, the Company adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company.

On February 13, 2026, 4,000,000 Class A Ordinary Shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 4,000,000 Class B Ordinary Shares.

The Company has performed an evaluation of subsequent events through May 11, 2026, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the condensed consolidated financial statements other than that discussed above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Suchness Tech Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Suchness Tech Limited (the Company) as of June 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Change in Reporting Entity

As discussed in Note 1 to the financial statements, on September 17, 2025, the Company completed a reorganization of entities under common control. This transaction has been accounted for as a change in reporting entity, and the financial statements for the years ended June 30, 2025 and 2024, have been retrospectively adjusted to reflect the combined results of Suchness Tech Limited, AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. as if they had been combined for all periods presented.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International LLC

We have served as the Company’s auditor since 2025.

Houston, Texas

May 11, 2026

SUCHNESS TECH LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars except for number of shares)

	As of
	June 30,	June 30,
	2025	2024

ASSETS
Cash and cash equivalents	$5,760,132	$5,085,381
Accounts receivable, net	5,829,659	3,953,270
Accounts receivable - related parties	7,820	8,805
Inventories, net	2,583,484	2,986,768
Contract fulfilment cost	45,033	41,252
Prepaid expenses	33,886	26,240
Amounts due from related parties	88,599	50,164
Other current assets, net	17,431	14,877
Total current assets	14,366,044	12,166,757
Property and equipment, net	57,285	104,966
Deferred tax assets	4,826	1,780
Operating lease right-of-use assets, net	408,095	561,567
Other non-current assets, net	70,199	24,711
Total non-current assets	540,405	693,024
Total assets	$14,906,449	$12,859,781

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term bank borrowing	$21,455	$245,370
Accounts payable	1,164,329	1,717,479
Accounts payable - related parties	93,635	50,237
Advance from customers	1,580,330	4,117,291
Current portion of operating lease liability	225,764	228,233
Income tax payable	548,188	153,423
Accrued expenses and other current liabilities	627,188	442,584
Total current liabilities	4,260,889	6,954,617
Long-term bank borrowing	-	20,039
Deferred tax liabilities	83,699	70,880
Long-term operating lease liability	186,347	333,662
Total non-current liabilities	270,046	424,581
Total liabilities	4,530,935	7,379,198

Commitment and contingency

Shareholders’ equity
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, consisting of 16,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares, issued and outstanding as of June 30, 2025 and 2024, respectively *	2,000	2,000
Additional paid-in capital	398,771	398,771
Subscription receivable	(2,000)	(2,000)
Retained earnings	9,452,251	5,100,433
Accumulated other comprehensive income (loss)	524,492	(18,621)
Total shareholders’ equity	10,375,514	5,480,583
Total liabilities and shareholders’ equity	$14,906,449	$12,859,781

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In U.S. dollars except for number of shares)

	For the Years Ended June 30,
	2025	2024

Revenues	$24,116,031	$18,802,027
Revenues - related parties	59,310	9,467
Total revenues	24,175,341	18,811,494
Cost of revenues	14,284,599	12,323,758
Cost of revenues - related parties	1,007,612	601,238
Total cost of revenues	15,292,211	12,924,996
Gross profit	8,883,130	5,886,498
Selling and marketing expenses	219,278	266,996
General and administrative expenses	2,940,248	2,443,407
Total operating expenses	3,159,526	2,710,403
Income from operations	5,723,604	3,176,095
Interest expense	(3,457)	(8,761)
Interest income	61,921	320
Government grants	23,437	61,210
Other income	124	3,704
Total other income	82,025	56,473
Income before provision for income taxes	5,805,629	3,232,568
Income tax provision	954,125	465,643
Net income	$4,851,504	$2,766,925
Less: Net income attributable to noncontrolling interest	-	-
Net income attributable to Suchness Tech Limited	$4,851,504	$2,766,925

Comprehensive income
Net income	$4,851,504	$2,766,925
Other comprehensive income (loss)
Foreign currency translation adjustment	543,113	(29,646)
Total comprehensive income attributable to Suchness Tech Limited	$5,394,617	$2,737,279

Net income per share attributable to Suchness Tech Limited *
Basic and Diluted	$0.24	$0.14
Weighted average common shares outstanding *
Basic and Diluted	20,000,000	20,000,000

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. dollars except for number of shares)

	Ordinary Shares				Additional			Accumulated other
	Class A		Class B		paid-in	Subscription	Retained	comprehensive
	Shares*	Amount	Shares*	Amount	capital	receivable	earnings	income / (loss)	Total
				$	$	$	$	$	$
Balance as of June 30, 2023	16,000,000	1,600	4,000,000	400	398,771	(2,000)	3,897,733	11,025	4,307,529
Distribution of dividends	-	-	-	-	-	-	(1,564,225)	-	(1,564,225)
Net income	-	-	-	-	-	-	2,766,925	-	2,766,925
Foreign currency translation adjustment	-	-	-	-	-	-	-	(29,646)	(29,646)
Balance as of June 30, 2024	16,000,000	1,600	4,000,000	400	398,771	(2,000)	5,100,433	(18,621)	5,480,583
Distribution of dividends	-	-	-	-	-	-	(499,686)	-	(499,686)
Net income	-	-	-	-	-	-	4,851,504	-	4,851,504
Foreign currency translation adjustment	-	-	-	-	-	-	-	543,113	543,113
Balance as of June 30, 2025	16,000,000	1,600	4,000,000	400	398,771	(2,000)	9,452,251	524,492	10,375,514

*	Number of shares are presented on a retroactive basis to reflect the change of capital structure on February 13, 2026.

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars except for number of shares)

	For the Years Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,851,504	$2,766,925
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	59,103	61,858
Amortization of right-of-use operating lease assets	242,811	222,938
Deferred income taxes	5,096	26,169
Fixed assets written off loss	1,083	122
Changes in operating assets and liabilities:
Accounts receivable	(1,559,737)	106,810
Accounts receivable - related parties	1,498	69,583
Inventory	574,641	353,261
Contract fulfilment cost	(1,065)	138,627
Prepaid expenses	(5,724)	69,888
Amounts due from related parties	-	(9,930)
Other current assets	(43,781)	833,449
Accounts payable	(639,711)	269,912
Accounts payable - related parties	38,645	(269,898)
Advance from customers	(2,699,331)	1,361,516
Income tax payable	370,474	(284,140)
Operating lease liability	(239,282)	(222,607)
Accrued expenses and other current liabilities	150,103	(286,276)
Net cash provided by operating activities	$1,106,327	$5,208,207

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of property and equipment	(7,733)	(6,532)
Net cash used in investing activities	$(7,733)	$(6,532)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution of dividends	(481,059)	(1,576,059)
Repayment of bank loans	(251,423)	(227,363)
Proceeds from related party	301,841	741,675
Repayment to related party	(335,713)	(792,218)
Net cash used in financing activities	$(766,354)	$(1,853,965)

Effect of exchange rate changes on cash and cash equivalents	342,511	(28,776)
Net increase in cash and cash equivalents	674,751	3,318,934
Cash and cash equivalents at the beginning of year	5,085,381	1,766,447
Cash and cash equivalents at the end of year	$5,760,132	$5,085,381
	-	-
Supplemental cash flow information
Cash paid for interest expense	$254,881	$236,124
Cash paid for income taxes	$633,780	$723,614

The accompanying notes are an integral part of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

SUCHNESS TECH LIMITED (“Suchness”) was incorporated in the Cayman Islands on August 4, 2025. As a holding company without any business operations, Suchness wholly owns AP Engineering Solutions Pte. Ltd. (“AP”), a private limited company organized under the law of Singapore and Quantum Services Pte. Ltd (“QS”), a private limited company organized under the law of Singapore.

QS was incorporated in Singapore on April 23, 2004 and AP was incorporated in Singapore on January 15, 2010.

On September 17, 2025, the Company completed a reorganization of the legal structure, following which Suchness became the holding company of AP and QS, whereby each of AP and QS became wholly owned subsidiaries of Suchness.

Before and after the Reorganization, the Company, together with its subsidiaries, are effectively controlled by the same shareholder, Mr. Tan Poh Hin, therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

As described above, Suchness Tech Limited became the ultimate parent entity of its subsidiaries, and Suchness Tech Limited controls its PRC subsidiaries through equity ownership.

Suchness Tech Limited and its two subsidiaries are hereinafter collectively referred to as “the Company.”

The Company is a professional system integration provider to design and implement integrated facility management systems and industrial automation monitoring systems mainly for the optoelectronic, semiconductor, telecom and logistic industries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

A subsidiary is an entity in which the Company directly or indirectly controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of notes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

The accompanying consolidated financial statements include the financial statements of Suchness Tech Limited and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for credit losses accounts, lower of cost and net realizable value of inventory, the useful lives of property and equipment, and long-lived assets, valuation allowance for deferred tax assets and uncertain tax positions. Actual results could differ from those estimates.

Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)	Foreign currency translation

The reporting currency of the Company is the U.S. dollar (“$”). The functional currency of subsidiaries located in Singapore is the Singapore Dollar (“SGD”). For the entities whose functional currency is the SGD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive income (loss) in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The Company’s assets and liabilities are translated into United States dollars from SGD at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30, 2025	June 30, 2024
Year-end SGD: US$ exchange rate	1.2758	1.3585
Annual average SGD: US$ exchange rate	1.3252	1.3483

(d)	Fair value measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash and cash equivalents, accounts receivable, amounts due from related parties, other current assets, short-term bank borrowing, accounts payable, advance from customers, and income tax payables.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

Cash balances in bank accounts in Singapore with maximum amount of $78,382 (S$100,000) are insured under the Deposit Protection Scheme introduced by the Singapore government.

(f)	Accounts receivables, net

Accounts receivable are stated at the original amount less an allowance for credit losses, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for credit losses.

The Company adopted ASU 2016-13 Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. After the Company’s assessment of CECL, no material difference was found comparing to the amount recorded in accordance with the previous method.

(g)	Inventories, net

Inventories, primarily consisting of (1) trading goods for sales, including ozone generators, chemical product, etc.; and (2) parts, mainly refers to raw materials for assembling and components needed during the course of providing service. They are stated at the lower of cost or net realizable value. The Company applies the first-in-first-out cost method to its inventory. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. No inventory reserve was recorded as of June 30, 2025 and 2024.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Computers	3 Years
Office equipment	3 Years
Vehicles	5 Years
Forklift	5 years
Machinery	5 years
Furniture and fittings	5 years

(i)	Impairment of long-lived assets

Long-lived assets including property and equipment, intangible assets and other non-current assets other than goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets that management expects to hold or use is based on the amount by which the carrying value exceeds the fair value of the asset. Judgment is used in estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these estimates and assumptions could materially affect the determination of the long-live assets’ fair value.

(j)	Goods and Services Tax

The Company is subject to goods and services tax (“GST”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to GST at current applicable tax rates of 9%, and subsequently paid to Singapore tax authorities after netting input VAT on purchases. The excess of output GST over input VAT is reflected in tax payable. The Company reports revenue net of Singapore’s GST for all the periods presented in the Statements of Operations and Comprehensive Income.

(k)	Lease

The Company adopted ASC 842, “Leases” (“ASC 842”) on July 1, 2022, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Group categorized leases with contractual terms longer than twelve months as either operating or finance lease.

Right-of-use (“ROU’) assets represent the Company’s rights to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the lease liability calculation. Variable lease payments mainly include costs related to certain IDC facilities leases which are determined based on actual number of usages. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For operating leases, lease expense is recognized on a straight-line basis over the lease term. For finance leases, lease expense is recognized as depreciation on a straight-line basis over the lease term and interest using the effective interest method.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Effective July 1, 2022, the Company adopted the new lease accounting standard using a modified retrospective transition method which allowed the Company not to recast comparative periods presented in its financial statements. In addition, the Company elected the package of practical expedients, which allowed the Company to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities as disclosed in Note 8 and had no impact on accumulated retained earnings as of June 30, 2025 and 2024.

(l)	Bank borrowings

Bank borrowings are initially recognized at fair value, net of upfront fees incurred. Bank borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

(m)	Revenue recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from July 1, 2022 and used the modified retrospective method for all types of revenue.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company derives its revenues primarily from three sources: (1) system integration projects; (2) product sales; (3) engineering services. All of the Company’s contracts with customers do not contain cancellable and refund-type provisions.

In accordance with ASC 606, the Company disaggregates revenue from contracts with customers by revenue stream. The Company determined that disaggregating revenue into these categories meets the disclosure objective in ASC 606 which is to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by regional economic factors. Refer to Note 3 for information regarding revenue disaggregation by revenue stream.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from system integration projects

The Company’s revenues from system integration projects are normally under long-term framework agreement and the subsequent project assigned by the customer. All of these projects are short term and most of them can be completed and accepted within 1 month.

These projects require the Company to perform customized services of project planning, system coding, installation of hardware and equipment, and configuration based on the customers’ specific needs which requires significant customization. Upon delivery of the services and equipment, customer acceptance is generally required. Because of the nature of the projects, and the contract owners perform inspection during the project prior to acceptance, there is no warranty clause included in the contractual term, therefore, no accrual for warranty costs is necessary.

Occasional materials may be required as inputs consumed during the service provision process. Though the Company would pay for the materials, the materials do not transfer a separate goods or service to the customer. Further, both the Company and materials supplier would not provide additional services or products after delivering services to the customers.

The Company considers these promised services and spare parts as one performance obligation since its customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

According to ASC 606-10-25-23 through 25-30, The system integration projects revenue are recognized at a point in time when the company satisfies its performance obligations, which occurs when control of the services and related equipment transfers to the customer.

Expenses related to these types of services are recognized as incurred with revenue recognition. Revenue consists of the invoiced value for the sales net of goods-and-service tax (“GST”).

Revenue from product sales

The Company mainly provides precursors (chemical compounds), specialty gases products to semiconductor fabrication facilities in Singapore currently.

The Company is considered the principal in its product sales transactions based on the following considerations: (1) the Company is primarily responsible for fulfilling the promise to provide the goods. This includes being responsible for the acceptability and quality of the goods; (2) the Company bears inventory risk before or after the customer orders, during transportation, or upon return. If the product is unsold or become obsolete, the Company suffers the loss; (3) the Company has discretion in establishing the price charged to the customer. The price the Company pay the supplier is separate from the price the Company charge the customers; (4) the goods is not sourced from the supplier based on a customer order. The Company take ownership and then transfer it; (5) the Company bears the customer’s credit risk (the risk of non-payment). If the customer doesn’t pay, the Company bears the loss.

The Company generates revenue primarily through the sale and delivery of promised goods to customers and recognizes revenue at point in time when control is transferred to customers, which typically occurs upon customer acceptance, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods and is recorded net of good and service tax (“GST”). The Company’s contracts with customers are primarily on a fixed-price basis and do not contain cancellable and refund-type provisions.

Revenue from engineering services

Under the long-term framework agreement with the customer, the Company provides engineering preventive maintenance services to the customer. All customer orders for these services are short-term orders.

These services are recognized at a point in time, upon the customer’s acceptance of the engineering, preventive maintenance results. This acceptance represented the transfer of control of the service output and fulfillment of the Company’s performance obligation. The Company concluded that point-in-time recognition was appropriate because the customer obtains control of the service output only upon final acceptance, and the Company did not have an enforceable right to payment until that point.

Expenses related to these types of services are recognized as incurred with revenue recognition. Revenue consists of the invoiced value for the sales net of goods-and-service tax (“GST”).

Occasional spare parts may be required as inputs consumed during the service provision process. Though the Company would pay for the spare parts, the spare parts do not transfer a separate goods or service to the customer. Further, both the Company and spare parts supplier would not provide additional services or products after delivering services to the customers.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company considers these promised services and spare parts as one performance obligation since its customer cannot benefit from a separate service and spare parts until combining them as a bundle of services and spare parts that is distinct.

Contract Balances

The Company recognizes a receivable when it has an unconditional right to receive consideration from a customer. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the Company has an unconditional right to receive consideration, the amount is presented as a contract asset.

The Company recognizes a contract liability when the customer pays the consideration before the Company recognizes the related revenue or when the Company has an unconditional right to receive the consideration before the Company recognizes the related revenue, and in such case a corresponding receivable will be recognized.

As of June 30, 2025 and 2024, no contract asset was recognized. As of June 30, 2025 and 2024, the advance from customers balance was $1,580,330 and $4,117,291, respectively.

(n)	Cost of Revenue

The Company’s cost of revenues primarily consists of (i) materials and equipment costs, (ii) compensation and related overhead expenses for personnel involved in the customization of its products, delivery, installation and maintenance and services (“compensation and overhead costs”), (iii) contractor costs, and (Ⅳ) depreciation of equipment used in operations.

All costs associated with the sales are expensed at a point in time when revenues are recognized. The costs incurred but not expensed yet are recognized as “Contract fulfilment cost” in the accompanying balance sheets. Such Contract fulfilment costs primarily consist of direct labor, materials, subcontractor costs and other costs directly attributable to the Company’s system integration projects customization or refurbishment activities.

Contract fulfillment costs are amortized on a systematic basis consistent with the pattern of transfer of the related goods or services, which is generally over the related contract period of less than one year. The amortization of contract fulfillment costs is included in cost of revenues. The Company evaluates contract fulfillment costs for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

As of June 30, 2025 and 2024, the contract fulfilment cost is $45,033 and $41,252, respectively.

(o)	Government Grants

Government grants include cash subsidies received from the Singapore government. Such subsidies are issued by the local government to encourage innovation, technology development, research and development. The government grant is recognized in the statements of income and comprehensive income when cash is received and the relevant performance criteria specified are met.

(p)	Income taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

(q)	Related parties

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the followings: a) affiliate, a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) principle owner, the owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; f) other parties that has ability to significant influence the management or operating policies of the entity.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(r)	Comprehensive income

Comprehensive income comprised the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

(s)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended June 30, 2025 and 2024, there were no dilutive shares. For the years ended June 30, 2025 and 2024, earnings per share amounted to $0.24 and $0.14, respectively.

(t)	Segment reporting

The Company follows ASC 280, “Segment Reporting”, which requires disclosures based on how management organizes the Company to make operating decisions and assess performance. The Company has determined that it operates as a single reportable segment.

The Chief Executive Officer functions as the Company’s Chief Operating Decision Maker (“CODM”) and is responsible for key operating decisions, resource allocation, and performance assessment. In executing these responsibilities, the CODM regularly reviews consolidated financial information, including total revenue, gross profit, key operational metrics, and cash flow, on a Company-wide basis. The CODM does not review or receive discrete financial information by business function, product category, or geographic region. Consequently, decisions about resource allocation and performance evaluation are made based solely on consolidated results.

Although the Company operates multiple business functions, including product sales, system integration projects and engineering services, these functions are integrated and managed on a consolidated basis. Internal management reports used by the CODM do not disaggregate financial performance or asset information by business line or geographic location.

Accordingly, management has concluded that the Company has one operating segment and one reportable segment: the design, engineering, and distribution of customized optical display modules and components.

In accordance with ASC 280-10-50, the following disclosures are provided:

●	Nature of the segment’s activities: The Company sells products and design, source for parts and components, integrate and install gaseous effluent management systems for pipelines used in the semiconductor foundries to maintain temperature and/or prevent clogging of input gas and waste gas. The Company provide such system integration services during the construction of new semiconductor plants or upgrading of existing plants. In addition, the Company provides maintenance services to the foundries in the area of waste gases treatment systems, ozone generators, and interlock systems.

●	Measurement basis: The Company’s segment accounting policies are consistent with those applied in the consolidated financial statements. The measure of profit or loss used by the CODM is consolidated net income.

●	Geographic and customer disclosures: The Company’s revenue is primarily generated from customers in Singapore. Additional disaggregated revenue information, including revenue by revenue streams categories, is disclosed in Note 3.

●	Asset information: All assets, including long-lived assets, are associated with the single reportable segment. The Company’s long-lived assets are wholly located in Singapore.

●	Significant expenses within operating income, as well as within net income, include cost of revenues, marketing expenses, and selling, general and administrative expenses, which are each separately presented on the Company’s Statements of Operations. Other segment items within net income include interest expense, other (income) expense, net, and provision for (benefit from) income taxes.

(u)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v)	Recently adopted and issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Company to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. In November 2018, April 2019 and May 2019, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” and “ASU No. 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief,” which provided additional implementation guidance on the previously issued ASU. The ASU is effective for fiscal years beginning after December 15, 2020. The ASU requires a modified retrospective adoption method. The new standard is effective for the Company beginning July 1, 2022.The adoption of this guidance did not have a material impact on the Company’s financial statements.

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The new standard is effective for the Company beginning July 1, 2024.The adoption of ASU 2024-03 did not have material impact on the Company’s consolidated financial statements.

On December 14, 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires that entities disclose specific categories in their rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The new standard is effective for the Company beginning December 15, 2024, with early adoption permitted. The Company does not believe the adoption of this new guidance will have material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)”. The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In December 2025, the FASB issued ASU 2025-11, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This update requires enhanced disclosures about reportable segments, including the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (the “CODM”) and included in the measure of segment profit or loss. The amendments also require entities to disclose additional information about how the CODM uses reported measures to assess segment performance and allocate resources. These requirements apply to entities with a single reportable segment as well. The amendments in ASU 2025-11 are effective for public business entities for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures. The Company expects that the adoption of this guidance will primarily affect its disclosures and will not have a material impact on its consolidated financial position, results of operations, or cash flows.

3.	REVENUES

The following table identifies the disaggregation of the Company’s revenues for the years ended June 30, 2025 and 2024, respectively:

	For the years ended June 30,
	2025		2024
Types of Sales	Amount	%	Amount	%
Products sales	8,330,044	34.5%	7,743,948	41.2%
Engineering consulting services	8,364,449	34.6%	6,015,740	31.9%
System integration projects	7,421,538	30.7%	5,042,339	26.8%
Related party sales	59,310	0.2%	9,467	0.1%
Net revenue	24,175,341	100%	18,811,494	100%

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	ACCOUNTS RECEIVABLE, NET

As of June 30, 2025 and 2024, accounts receivable consisted of the following:

	As of June 30,
	2025	2024
Accounts receivable, cost	$5,829,659	$3,953,270
Allowance for credit loss	-	-
Accounts receivable, net	$5,829,659	$3,953,270

As of the date of this report, the Company had fully collected the accounts receivable balance of approximately $5.8 million outstanding as of June 30, 2025.

5.	INVENTORIES, NET

As of June 30, 2025 and 2024, inventories, net consisted of the following:

	As of June 30,
	2025	2024
Raw materials	$1,296,525	$1,055,377
Finished goods	1,286,959	1,931,391
Total inventories, cost	2,583,484	2,986,768
Inventory reserve	-	-
Total inventories, net	$2,583,484	$2,986,768

6.	PROPERTY AND EQUIPMENT, NET

As of June 30, 2025 and 2024, property and equipment, net consisted of the following:

	As of June 30,
	2025	2024
Computer	$254,942	$236,852
Air conditioner	19,224	16,744
Furniture & fittings	37,147	33,969
Machinery	15,360	14,697
Office equipment	7,257	6,815
Vehicle	95,037	89,252
Forklift	39,191	36,805
Total property, plant and equipment	468,158	435,134
Less: Accumulated depreciation	(410,873)	(330,168)
Less: Impairment loss	-	-
Property, plant and equipment, net	$57,285	$104,966

For the years ended June 30, 2025 and 2024, depreciation expense amounted to $59,103 and $61,858, respectively, which was wholly reflected in general and administrative expenses.

No impairment losses were recognized for property and equipment for the years ended June 30, 2025 and 2024.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

As of June 30, 2025 and 2024, accrued expenses and other current liabilities consisted of the following:

	As of June 30,
	2025	2024
Goods and service tax payable	$470,094	$301,360
Salary Payable	37,151	30,834
Central Provident Fund Payable	52,094	43,135
Skill Development Levy Payable	1,098	914
FWL Payable	43,125	38,051
Other accrued expenses	23,626	28,290
Total accrued expenses and other current liabilities	$627,188	$442,584

8.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

The Company has several operating leases for office spaces and warehouse. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

Total lease expense amounted to $256,710 for the year ended June 30, 2025, which included $25,875 interest and $230,835 amortization expenses of ROU assets. Total lease expense amounted to $229,221 for the year ended June 30, 2024, which included $9,793 interest and $219,428 amortization expenses of ROU assets.

Total cash paid for operating leases amounted to $253,181 and $228,891 for the years ended June 30, 2025 and 2024, respectively.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS (cont.)

Supplemental balance sheet information related to operating leases was as follows:

	As of June 30,
	2025	2024
Right-of-use assets, net	$408,095	$561,567

Operating lease liabilities – current	$225,764	$228,233
Operating lease liabilities – non-current	186,347	333,662
Total operating lease liabilities	$412,111	$561,895

Right of use assets consisted of renting of offices and warehouses. The terms of right-of-use assets ranged from February 1, 2023 to May 1, 2027.

A summary of supplemental information related to operating leases is listed as follows:

	June 30, 2025	June 30, 2025
Weighted average remaining lease term	1.80 years	2.73 years
Weighted average discount rate	5.25%	5.25%

The following is a schedule of maturities of lease liabilities as of June 30, 2025:

Years ending June 30,	Amounts
2026	$242,957
2027	189,790
2028	-
2029	-
Total future minimum lease payments	432,747
Less: imputed interest	(20,637)
Total	$412,110

9.	BANK BORROWINGS

The following table sets forth information of the bank borrowings:

	June 30, 2025	June 30, 2024
Bank borrowings – current portion	$21,455	$245,370
Bank borrowings – non-current portion	-	20,039
Total bank borrowings	$21,455	$265,409

In August,2020, the Company entered into a loan agreement with the United Overseas Bank to obtain a loan of $783,822 (SGD 1,000,000) for five years with a maturity date in July 2025 at a fixed annual interest rate of 2.25%. Mr. Tan Poh Hin, the Chairman of the Board and Director of the Company, personally guaranteed the repayment of the loan. The loan was fully repaid upon maturity.

In September,2020, the Company entered into a loan agreement with the United Overseas Bank to obtain a loan of $431,102 (SGD 550,000) for five years with a maturity date in August 2025 at a fixed annual interest rate of 2.25%. Mr. Tan Poh Hin, the Chairman of the Board and Director of the Company, personally guaranteed the repayment of the loan. The loan was fully repaid upon maturity.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the years ended June 30, 2025 and 2024:

Name		Relationship
(a)	Mr. Tan Poh Hin	Director, Chairman of the Board, Chief Executive Officer
(b)	Mr. Lui Nai Seng	Director of AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd.
(c)	Hisprint & Packaging Industry Pte Ltd	Mr. Tan Poh Hin is the sole Shareholder & Director
(d)	Hang Xing Engineering Pte Ltd	Mr. Tan Poh Hin is the sole Shareholder
(e)	DL Tech Pte Ltd	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 45.1% shares and serves as the Director
(f)	Enermax Synergy (SEA) Pte Ltd	Mr. Tan Poh Hin ’s brother (Tan Poh Lee) holds 50% shares and serves as the Director

Due from related parties

	June 30, 2025	June 30, 2024
Mr. Tan Poh Hin	$65,084	$50,164
Mr. Lui Nai Seng	23,515	-
Total amounts due from related parties	$88,599	$50,164

For the year ended June 30, 2025, the Company provided temporary advances of $313,075 to Mr. Tan Poh Hin and received repayment of $301,841 from Mr. Tan Poh Hin. As of June 30, 2025, the balance due from Mr. Tan Poh Hin was $65,084. As if the filing date of the prospectus, the Company has received the due from Mr. Tan Poh Hin balance of $65,084 in full.

For the year ended June 30, 2024, the Company provided temporary advances of $792,218 to Mr. Tan Poh Hin and received repayment of $741,675 from Mr. Tan Poh Hin. As of June 30, 2024, the balance due from Mr. Tan Poh Hin was $50,164.

For the year ended June 30, 2025, the Company provided temporary advances of $22,638 to Mr. Lui Nai Seng. As of June 30, 2025, the balance due from Mr. Lui Nai Seng was $23,515. As of the filing date of the prospectus, the Company has received the due from Mr. Lui Nai Seng balance of $23,515 in full.

The balances of due from related parties are unsecured, interest-free, and due upon demand.

Engineering services revenue from related parties

	Service income for the years ended June 30,		Account receivable as of June 30,
	2025	2024	2025	2024
Enermax Synergy (SEA) Pte Ltd	$17,626	6,695	$-	5,806
Hisprint & Packaging Industry Pte Ltd	41,684	2,772	7,820	2,999
Total	$59,310	9,467	$7,820	8,805

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Subcontract and purchase cost from related parties

	Subcontract and purchase cost for the years ended June 30,		Account payable as of June 30,
	2025	2024	2025	2024
Hang Xing Engineering Pte Ltd	$1,007,612	601,238	$93,635	50,237
Total	$1,007,612	601,238	$93,635	50,237

Renting office and warehouse space from related parties

The Company rented office space from DL Tech Pte Ltd in the amount of $62,218 and $61,152 for the years ended June 30, 2025 and 2024, respectively.

The Company rented warehouse from Hisprint & Packaging Industry Pte Ltd in the amount of $18,110 and $17,800 for the years ended June 30, 2025 and 2024, respectively.

11.	INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the Cayman Islands.

Singapore

According to the Income Tax Act 1947 of Singapore, both nonresident and resident companies operating in Singapore are required to pay taxes on income originating from Singapore and foreign income remitted to Singapore. The corporate income tax rate in Singapore is 17%, and taxable income is the remaining amount after deducting deductible expenses for a specified period of time. Certain types of income may not be subject to taxation or may be subject to separate taxation.

Starting from January 1, 2025, Singapore will implement a minimum effective tax rate of 15% for large multinational corporations (MNEs) within its borders.

For companies planning to expand their overseas business, they can enjoy the Double Tax Reduction and Exemption Scheme for Internationalization (DTI), which offers a 200% tax reduction on eligible expenses related to international market expansion and investment development activities. Starting from 2023, this also includes start-up costs incurred from e-commerce related business activities.

The Company’s two Singapore subsidiaries, AP and QS, are subject to the Income Tax Act 1947 of Singapore and are taxed at the statutory income tax rate of 17%, unless otherwise specified.

The components of the income tax provision for the years ended June 30, 2025 and 2024 were:

	For the years ended June 30,
	2025	2024
Current year	$949,029	$433,319
Deferred tax	5,096	32,324
Total income tax expense	$954,125	$465,643

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	INCOME TAXES (cont.)

The income tax provision is included in our statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the years ended
	June 30,
	2025	2024
Net income before provision for income taxes	$5,805,629	$3,232,568
Singapore statutory tax rate	17.0%	17.0%
Income tax at statutory tax rate	986,957	549,537
Taxation temporary difference	(37,577)	(38,990)
Expenses not deductible for tax purposes	55,975	18,113
Approved donation	(257)	(252)
Statutory income exemption	(26,298)	(25,848)
Tax rebate	(30,184)	(59,333)
Others	5,509	22,416
Income tax expense	$954,125	$465,643
Effective tax rates	16.4%	14.4%

The following table summarizes deferred tax assets and liabilities resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	As of June 30,
	2025	2024
Deferred tax assets:
Billing to customer currently but revenue recognized next period	4,826	-
Accrued cost of revenue	$-	$1,780
Total deferred tax assets:	$4,826	$1,780

	As of June 30,
	2025	2024
Deferred tax liabilities:
Material and labor cost incurred currently but revenue recognized next period	$46,775	$37,415
Purchase occurred currently but recognized as cost next period	36,924	33,465
Total deferred tax liabilities:	$83,699	$70,880

As of June 30, 2025 and June 30, 2024, there were no net operating loss carried forward.

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits for the years ended June 30, 2025 and 2024. The Company did not incur any interest or penalties related to potential underpaid income tax expenses. In general, the Singapore tax authority has no time limit to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2021 to 2025 of the Company remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	CONCENTRATIONS

Concentrations of customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the years ended June 30, 2025, and 2024.

	For the years ended June 30,
	2025		2024
Customers	Amount	Percentage	Amount	Percentage
A	$12,081,282	50.0%	$10,457,058	55.6%
B	$5,263,670	21.8%	$4,028,419	21.4%

As of June 30, 2025 and 2024, accounts receivable balances from two customers accounted for 72.2% and 82.1% of the total account receivable balances respectively.

Concentrations of suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase for the years ended June 30, 2025 and 2024.

	For the years ended June 30,
	2025		2024
Suppliers	Amount	Percentage	Amount	Percentage
A	$5,472,235	63.1%	$5,713,891	72.0%
B	1,312,796	15.1%	1,117,862	14.1%

As of June 30, 2025 and 2024, accounts payable balances to two suppliers accounted for 91.5% and 95.9% of the total account payable balances respectively.

13	SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established by the founding shareholders under the laws of the Cayman Islands on August 4, 2025. The Company is authorized to issue 500,000,000 Ordinary Shares with a par value of $0.0001 each.

On February 13, 2026, the Company adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company.

This capital change have been applied retrospectively to all period presented including the number of share and the earning per shares.

On February 13, 2026, 4,000,000 Class A Ordinary Shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 4,000,000 Class B Ordinary Shares.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, or upon a change of the ultimate beneficial ownership of any Class B Ordinary Share to any person who is not Mr. Tan Poh Hin or an affiliate of Mr. Tan Poh Hin, such Class B Ordinary Share shall be atomically and immediately converted into the same number of Class A Ordinary Share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	SHAREHOLDERS’ EQUITY (cont.)

Both Class A Ordinary Share and Class B Ordinary Share have equal rights to earning and distribution of earning.

As of the filling date of this report, the Company has 16,000,000 Class A Ordinary Shares with a par value of $1,600, and 4,000,000 Class B Ordinary Shares with a par value of $400, issued and outstanding.

Additional paid-in capital

The additional paid-in capital mainly resulted from the capital premium of the reorganization completed on September 17, 2025.

As of the filling date of this report, the balance of additional paid-in capital was $398,771.

Subscription receivable

The subscription receivable of $2,000 represented the unreceived capital commitments for Suchness Tech Limited occurred on August 4, 2025.

Retained earnings

Retained earnings refer to the profits that the Company reserves for future distribution or uncertain how to distribute. As of June 30, 2025 and 2024, the total retained earnings were $9,452,251 and $5,100,433, respectively.

14.	COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company entered into several operating leases of building for production, office and warehouse in Singapore with a term of 1-3 years. Our commitment for minimum lease payments under this operating lease as of June 30, 2025 were disclosed in Note 10.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2025 and 2024 and through the issuance date of these financial statements.

Capital commitments

In the opinion of management, there were no other capital commitments except for those already disclosed as of June 30, 2025 and 2024 and through the issuance date of these financial statements.

SUCHNESS TECH LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	SUBSEQUENT EVENTS

On August 4, 2025, Suchness Tech Limited was established in Cayman Islands, acting as a 100% holding company of AP Engineering Solutions Pte. Ltd.

Effective September 17, 2025, The Company’s shareholders completed a restructuring to form Suchness Tech Limited (the “Listing Entity”) comprising the Listing Entity as the holding company of AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd. such that the Listing Entity owns 100% of the shareholding of each of AP Engineering Solutions Pte. Ltd. and Quantum Services Pte. Ltd.

On February 13, 2026, the Company adopted an amended and restated memorandum and articles of association to create a dual class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to 10 votes on all matters subject to vote at general meetings of the Company.

On February 13, 2026, 4,000,000 Class A Ordinary Shares held by LESSNESS TECH LIMITED, a BVI business company wholly owned by our Chief Executive Officer, Poh Hin Tan, were re-designated and reclassified as 4,000,000 Class B Ordinary Shares.

On July 3, 2025, the Company declared an interim dividend of SGD 15 per share for the 212,500 shares outstanding, totaling SGD 3,187,500, which was paid on July 21, 2025. On August 15, 2025, the Company declared an interim dividend of SGD 2 per share for the 300,000 shares outstanding, totaling SGD 600,000, which was paid on August 30, 2025. Additionally, on September 1, 2025, the Company declared another interim dividend of SGD 4.50 per share for the 300,000 shares outstanding, totaling SGD 1,350,000, which was paid on September 15, 2025.

The Company has performed an evaluation of subsequent events through May 11, 2026, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

Class A Ordinary Shares

SUCHNESS TECH LIMITED

Prospectus

Sole Bookrunning Manager

Joseph Stone Capital, LLC

[●]

Until [●] (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our post-offering memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On August 4, 2025, we issued 50,000 ordinary shares of a nominal or par value of $1.00 each to twelve shareholders: 25,600 ordinary shares to LESSNESS TECH LIMITED at $1.00 per share, and 24,400 ordinary shares to the remaining eleven shareholders at a price of $20 per share. On August 28, 2025, all of the 50,000 authorised and issued ordinary shares of a nominal or par value of $1.00 each in the capital of the Company were sub-divided into 500,000,000 ordinary shares of a nominal or par value of $0.0001 each.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective immediately prior to the completion of this offering
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered
10.1	Form of Indemnification Agreement between the Company and its directors and executive officers
10.2#+**	Licenses Issued by Singapore Civil Defence Force, dated May 23, 2025
10.3#+**	Licenses Issued by Singapore Civil Defence Force, dated June 2, 2025
10.4+**	Agreement by and between the Company and top customer, dated December 26, 2024
10.5+**	Supply Agreement by and between the AP Engineering Solutions Pte. Ltd. and top supplier, dated September 4, 2023
10.6	Employment Agreement by and between the Company and Poh Hin Tan
10.7	Employment Agreement by and between the Company and Wong Soon Kiong
10.8	Form of Independent Director Agreement
14.1	Code of Business Conduct and Ethics
21.1**	Subsidiaries of the Registrant
23.1	Consent of HTL International, LLC, Independent Registered Public Accounting Firm
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
99.1**	Consent of Ping Zhuang to be named as a director nominee
99.2**	Consent of Albert McLelland to be named as a director nominee
99.3**	Consent of Dr. Yisong Chen to be named as a director nominee
99.4	Request for Waiver and Representation
107	Filing Fee Table

*	To be filed by amendment.

**	Previously filed.

#	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

+	Certain portions of this Exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules

Not applicable.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes that:

(a)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 31, 2026.

SUCHNESS TECH LIMITED

By:	/s/ Poh Hin Tan
Poh Hin Tan
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Poh Hin Tan	Chief Executive Officer and Director	July 31, 2026
Poh Hin Tan	(Principal Executive Officer)

/s/ Soon Kiong Wong	Chief Financial Officer and Director	July 31, 2026
Soon Kiong Wong	(Principal Accounting and Financial Officer)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of SUCHNESS TECH LIMITED, has signed this registration statement or amendment thereto in New York, New York on July 31, 2026.

Authorized U.S. Representative:

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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